UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Schedule 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

PACIFIC CAPITAL BANCORP

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Information Statement, if Other Than the Registrant(s))

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☒	No fee required.

☐	Fee computed on the table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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20 East Carrillo Street

Santa Barbara, CA 93101

NOTICE OF ACTION BY WRITTEN CONSENT OF SHAREHOLDERS

December 6, 2010

Dear Shareholder:

The accompanying Information Statement is being transmitted to inform the shareholders of record at the close of business on December 1, 2010 of Pacific Capital Bancorp, a California corporation (the “Company,” “we,” “us” or “our”), that the board of directors of the Company (the “Board of Directors”) approved on November 24, 2010, and SB Acquisition Company LLC, a wholly-owned subsidiary of Ford Financial Fund, L.P. (“Investor”), which holds a majority of the outstanding shares of common stock of the Company, no par value (the “Common Stock”), executed a written consent on December 1, 2010 approving, the following corporate actions (the “Actions”):

1.	The amendment of the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”) to (i) effect a reverse stock split of the Common Stock by a ratio of one-for-one hundred, and (ii) reduce the number of authorized shares of Common Stock from 5,000,000,000 to 50,000,000 (the “Reverse Stock Split”);

2.	The adoption of the Pacific Capital Bancorp 2010 Equity Incentive Plan (the “2010 Plan”); and

3.	The reincorporation of the Company from California to Delaware by means of a merger of the Company with and into a wholly-owned Delaware subsidiary of the Company (the “Reincorporation”).

Under the California General Corporation Law (“CGCL”), shareholder action may be taken by written consent without a meeting of shareholders. The written consent of the holder of a majority of the outstanding shares of Common Stock is sufficient under the CGCL and the Articles of Incorporation to approve the Actions. Accordingly, the approval of the Actions will not be submitted to you or other shareholders for a vote.

In accordance with the CGCL and applicable Securities and Exchange Commission rules, the Company is required to provide you with the accompanying Information Statement if you were a shareholder of record of Common Stock at the close of business on December 1, 2010. We Are Not Asking You for a Proxy, and You are Requested Not To Send Us a Proxy. The accompanying Information Statement is for informational purposes only. However, the Company urges you to read the Information Statement in its entirety for a more complete description of the actions taken by the Board of Directors and the Company’s shareholder.

THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

The Reverse Stock Split will be effective as of 1:00 p.m. California time on or about December 28, 2010 after the filing of a certificate of amendment of the Articles of Incorporation with the Secretary of State of the State of California, which will occur no fewer than 20 calendar days after the initial mailing of this Information Statement, or on or about December 27, 2010. The 2010 Plan will be effective promptly after the effectiveness of the Reverse Stock Split, or on or about December 29, 2010. It is currently expected that the Reincorporation will be effected promptly following the effectiveness of the Reverse Stock Split and the adoption of the 2010 Plan, or on or about December 29, 2010.

By Order of the Board of Directors,

Carol Zepke
Executive Vice President & Corporate Secretary

The date of this notice and the accompanying Information Statement is December 6, 2010, and this notice and the accompanying Information Statement are being mailed to the Company’s shareholders on or about December 6, 2010.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF INFORMATION STATEMENT MATERIALS

Pursuant to rules promulgated by the Securities and Exchange Commission (the “Commission”), the Company has elected to provide access to this Information Statement both by sending you this Information Statement and by notifying you of the availability of such on the Internet.

This Information Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as amended (the “Annual Report”) are available at: http://www.pcbancorp.com/investors.

The proposals acted upon by written consent were for approval of:

1.	The amendment of the Articles of Incorporation to (i) effect a reverse stock split of the Common Stock by a ratio of one-for-one hundred, and (ii) reduce the number of authorized shares of Common Stock from 5,000,000,000 to 50,000,000 (the “Reverse Stock Split”);

2.	The adoption of the Pacific Capital Bancorp 2010 Equity Incentive Plan (the “2010 Plan”); and

3.	The reincorporation of the Company from California to Delaware by means of a merger of the Company with and into a wholly-owned Delaware subsidiary of the Company (the “Reincorporation”).

The Reverse Stock Split will be effective as of 1:00 p.m. California time on or about December 28, 2010 after the filing of a certificate of amendment of the Articles of Incorporation with the Secretary of State of the State of California, which will occur no fewer than 20 calendar days after the initial mailing of this Information Statement, or on or about December 27, 2010. The 2010 Plan will be effective promptly after the effectiveness of the Reverse Stock Split, or on or about December 29, 2010. It is currently expected that the Reincorporation will be effected promptly following the effectiveness of the Reverse Stock Split and the adoption of the 2010 Plan, or on or about December 29, 2010.

The Company is not soliciting you for a proxy or for consent authority. The Company is only furnishing an information statement as required by the California General Corporation Law and applicable Commission rules. However, the Company urges you to read this Information Statement in its entirety for a more complete description of the actions taken by the Board of Directors and the Company’s shareholder.

You may request a copy of this Information Statement, the Annual Report and documents that relate to the Company’s future security holder meetings by visiting http://www.pcbancorp.com/investors, by calling Debbie Whiteley, the Company’s Executive Vice President of Investor Relations, at (805) 884-6680 or by e-mailing Ms. Whiteley at Debbie.Whiteley@pcbancorp.com.

20 East Carrillo Street

Santa Barbara, CA 93101

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C-2 THEREUNDER

NO VOTE OR OTHER ACTION OF THE COMPANY’S SHAREHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY, AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is first being mailed or transmitted on or about December 6, 2010 to all shareholders of record of Pacific Capital Bancorp, a California corporation (the “Company”), as of the close of business on December 1, 2010.

The board of directors of the Company (the “Board of Directors”) approved on November 24, 2010, and SB Acquisition Company LLC, a wholly-owned subsidiary of Ford Financial Fund, L.P. (“Investor”), which holds a majority of the outstanding shares of common stock of the Company, no par value (the “Common Stock”), executed a written consent on December 1, 2010 approving, the following corporate actions (the “Actions”):

1.	The amendment of the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”) to (i) effect a reverse stock split of the Common Stock by a ratio of one-for-one hundred, and (ii) reduce the number of authorized shares of Common Stock from 5,000,000,000 to 50,000,000 (the “Reverse Stock Split”);

2.	The adoption of the Pacific Capital Bancorp 2010 Equity Incentive Plan (the “2010 Plan”); and

3.	The reincorporation of the Company from California to Delaware by means of a merger of the Company with and into a wholly-owned Delaware subsidiary of the Company (the “Reincorporation”).

A copy of the form of certificate of amendment (the “Certificate of Amendment”) to the Articles of Incorporation to be filed with the Secretary of State of the State of California (the “California Secretary of State”) is attached as Annex A hereto. A copy of the form of the 2010 Plan is attached as Annex B hereto. A copy of the form of Agreement and Plan of Merger (the “Reincorporation Agreement”) that will be entered into by the Company and a wholly-owned Delaware subsidiary of the Company (“Merger Sub”) is attached hereto as Annex C. A copy of the form of certificate of incorporation of Merger Sub to be effective upon the Reincorporation (the “Delaware Certificate”) is attached hereto as Annex D. A copy of the form of bylaws of Merger Sub to be effective upon the Reincorporation (the “Delaware Bylaws”) is attached hereto as Annex E.

The Board of Directors is not soliciting your proxy in connection with the adoption of the Actions, and you are requested not to send the Company or the Board of Directors a proxy. As mentioned above, the Company has already obtained the requisite shareholder approval for the Actions. However, the Company is required to provide you notice under Section 603(b) of the California General Corporation Law (“CGCL”) that the Actions were approved by less than unanimous written consent of its shareholders. In addition, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company to furnish this Information Statement to you in connection with the Actions. The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

VOTE REQUIRED; MANNER OF APPROVAL

The approval of the Actions required the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

Under the CGCL, unless a company’s articles of incorporation provide otherwise, any action that may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing setting forth the action so taken is provided by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote thereon were present and voted. Accordingly, subject to certain notice provisions, the written consent of Investor is sufficient under the CGCL and the Articles of Incorporation to approve the Actions. The record date for determining the number of outstanding shares of Common Stock entitled to vote was December 1, 2010. The CGCL provides that prompt notice of corporate action approved by less than the unanimous written consent of shareholders without a meeting must be given to shareholders entitled to vote who have not consented in writing.

As of December 1, 2010, there were 3,290,406,876 shares of Common Stock outstanding. The Actions were approved by the written consent of Investor on December 1, 2010, at which time Investor owned 2,500,000,000 shares of Common Stock, representing approximately 76.0% of the outstanding shares of Common Stock. As a result, no further vote, consent or proxy is required by the shareholders of the Company to approve the adoption of the Actions.

EFFECTIVE DATES OF THE ACTIONS

The Reverse Stock Split will be effective as of 1:00 p.m. California time on or about December 28, 2010 after the filing of the Certificate of Amendment with the California Secretary of State, which will occur no fewer than 20 calendar days after the initial mailing of this Information Statement, or on or about December 27, 2010. The 2010 Plan will be effective promptly after the effectiveness of the Reverse Stock Split, or on or about December 29, 2010. It is currently expected that the Reincorporation will be effected promptly following the effectiveness of the Reverse Stock Split and the adoption of the 2010 Plan, or on or about December 29, 2010.

CHANGE IN CONTROL TRANSACTION

On August 31, 2010, pursuant to the terms of the Investment Agreement dated April 29, 2010, by and among the Company, Pacific Capital Bank, N.A. (the “Bank”) and Investor, the Company issued to

Investor (i) 225,000,000 shares of Common Stock at a purchase price of $0.20 per share and (ii) 455,000 shares of Series C Convertible Participating Voting Preferred Stock (the “Series C Preferred Stock”) at a purchase price of $1,000 per share. The aggregate consideration paid to the Company by Investor for these securities was $500 million in cash. On September 23, 2010, immediately following the effectiveness of an amendment to the Articles of Incorporation increasing the total number of authorized shares of Common Stock to 5,000,000,000 (the “Articles Amendment”), each outstanding share of Series C Preferred Stock mandatorily converted into 5,000 shares of Common Stock. As a result, upon the conversion of the Series C Preferred Stock, the Company issued 2,275,000,000 shares of Common Stock in the aggregate to Investor. As of the close of business on December 1, 2010, Investor owned 76.0% of the outstanding shares of Common Stock.

Also on August 31, 2010, pursuant to the terms of the Exchange Agreement dated July 26, 2010 (the “Exchange Agreement”), by and between the Company and the United States Department of the Treasury (“Treasury”), the Company and Treasury exchanged all 180,634 shares of Series B Fixed Rate Cumulative Perpetual Preferred Stock, having an aggregate liquidation amount of $180.6 million (the “Series B Preferred Stock”), issued by the Company to Treasury under the Troubled Asset Relief Program Capital Purchase Program, plus accrued but unpaid dividends on such shares of Series B Preferred Stock (which were approximately $14.4 million as of August 31, 2010), for 195,045 newly created shares of Series D Fixed Rate Cumulative Mandatorily Convertible Preferred Stock (the “Series D Preferred Stock”) having an aggregate liquidation amount equal to approximately $195.0 million. On September 24, 2010, following the effectiveness of the Articles Amendment and the satisfaction of certain other conditions set forth in the Certificate of Determination of Preferences of Series D Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, each outstanding share of Series D Preferred Stock converted into 1,850 shares of Common Stock. As a result, upon the conversion of the Series D Preferred Stock, the Company issued 360,833,250 shares of Common Stock in the aggregate to Treasury. As part of the terms of the Exchange Agreement, the Company and Treasury also agreed to amend and restate the terms of the warrant to purchase 1,512,003 shares of Common Stock currently held by Treasury to provide for an exercise price of $0.20 per share and for a ten-year term following August 31, 2010. As of the close of business on December 1, 2010, Treasury beneficially owned 11.0% of the outstanding shares of Common Stock.

ACTION 1

AMENDMENT OF THE ARTICLES OF INCORPORATION

TO EFFECT A REVERSE STOCK SPLIT

AND REDUCE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

On November 24, 2010, the Board of Directors approved, subject to requisite shareholder approval, an amendment of the Articles of Incorporation to (i) effect a reverse stock split of the Common Stock by a ratio of one-for-one hundred, and (ii) reduce the number of authorized shares of Common Stock from 5,000,000,000 to 50,000,000. On December 1, 2010, Investor, which owns 2,500,000,000 shares of Common Stock, representing approximately 76.0% of the outstanding shares of Common Stock, executed a written consent approving the Reverse Stock Split. The Reverse Stock Split will be effective as of 1:00 p.m. California time on or about December 28, 2010 (the “Reverse Stock Split Effective Time”), after the filing of the Certificate of Amendment with the California Secretary of State which will occur no fewer than 20 calendar days after the initial mailing of this Information Statement, or on or about December 27, 2010.

Shareholders are urged to read this section of the Information Statement carefully, including the related Certificate of Amendment attached to this Information Statement as Annex A. The following discussion summarizes material provisions of the Reverse Stock Split. This summary is subject to and qualified in its entirety by the Certificate of Amendment. A copy of the Articles of Incorporation of the Company filed in California, as amended to date (the “California Articles”), and the bylaws of the Company, as amended to date (the “California Bylaws”), are available for inspection at the principal office of the Company and copies will be sent to shareholders free of charge upon written request.

PRINCIPAL REASONS FOR THE REVERSE STOCK SPLIT

The primary purpose of the Reverse Stock Split is to increase the market price of the Common Stock to enhance the Company’s ability to meet the continued listing requirements of The NASDAQ Global Select Market (“NASDAQ”) and make the Common Stock more attractive to a broader range of investors.

The Common Stock is currently listed on NASDAQ. On October 8, 2010, the Company received a written notification from The NASDAQ Stock Market advising it that the closing bid price of the Common Stock for the previous 30 consecutive business days had been below the minimum $1.00 per share (“Minimum Bid Price Requirement”) required for continued listing on NASDAQ pursuant to NASDAQ Marketplace Rule 5450(a)(1). The Common Stock has not achieved a bid price of at least $1.00 per share since August 25, 2010, and on December 1, 2010, the last reported sale price of the Common Stock was $0.25 per share. Pursuant to NASDAQ Marketplace Rule 5810(c)(3)(A), the Company has been provided an initial grace period of 180 calendar days, or until April 6, 2011, to regain compliance with the Minimum Bid Price Requirement. If the Company is unable to regain compliance with the Minimum Bid Price Requirement on or prior to April 6, 2011, the Common Stock may be delisted from NASDAQ. A delisting of the Common Stock would significantly affect the ability of investors to trade the Company’s securities and would likely reduce the liquidity and market price of the Common Stock. In addition, the delisting of the Common Stock could also materially adversely affect the Company’s ability to raise capital on terms acceptable to it or at all. Delisting from NASDAQ could also have other negative results, including the potential loss of confidence by customers and employees and the loss of institutional investor interest in the Common Stock.

In addition, the Company believes that the Reverse Stock Split will make the Common Stock more attractive to a broader range of investors, as the current market price of the Common Stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of Common Stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. For these reasons, the Company believes that the Reverse Stock Split will make the Common Stock a more attractive and cost effective investment for many investors, which the Company in turn believes may enhance the liquidity of the holders of Common Stock.

It should be noted, however, that while reducing the number of outstanding shares of Common Stock through the Reverse Stock Split is intended to increase the per share market price of the Common Stock, other factors, such as the Company’s financial results, market conditions and the market perception of the Company’s business, may adversely affect the market price of the Common Stock. As a result, there can be no assurance that the Reverse Stock Split will increase the per share market price of the Common Stock or that the per share market price of the Common Stock will not decrease in the future. Consequently, there can be no assurance that the Company will be able to achieve or maintain compliance with the Minimum Bid Price Requirement or the other requirements for continued listing on NASDAQ or that the Common Stock will be more attractive to a broader range of institutional and other investors. Additionally, there can be no assurance that the market price per share of the Common Stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of the Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

In addition to increasing the market price of the Common Stock, the Company believes that the Reverse Stock Split will provide it and its shareholders with other benefits. Currently, the fees that the Company pays to list the Common Stock on the NASDAQ Global Select Market are based on the number of shares it has outstanding. Also, the fees that the Company pays for custody and clearing services, the fees that it pays to the Securities and Exchange Commission (the “Commission”) to register securities for issuance and the costs of its proxy solicitations are all based on or related to the number of shares being held, cleared or registered as applicable. Reducing the number of shares that are outstanding and that will be issued in the future may reduce the amount of fees and tax that the Company pays to these organizations and agencies, as well as other organizations and agencies that levy charges based on the number of shares rather than the value of the shares.

IMPLEMENTATION AND EFFECT OF THE REVERSE STOCK SPLIT

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split will become effective at the Reverse Stock Split Effective Time, which will be 1:00 p.m. California time on or about December 28, 2010, after the filing and effectiveness of the Certificate of Amendment with the California Secretary of State.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

Upon the effectiveness of the Reverse Stock Split, (i) each one hundred shares of existing Common Stock will be combined into one share of Common Stock, which will reduce the number of shares of Common Stock issued and outstanding, and (ii) the number of authorized shares of Common

Stock will be reduced from 5,000,000,000 to 50,000,000. The number of shares of Common Stock issued and outstanding will therefore be reduced from 3,290,406,876 to 32,904,069 (without giving effect to the treatment of fractional shares).

The Reverse Stock Split will affect all holders of Common Stock uniformly and will not affect any shareholder’s percentage ownership interest in the Company, except that as described below in “—Fractional Shares,” record holders of Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will receive a cash payment in lieu of such fractional share. These cash payments will reduce the number of post-Reverse Stock Split holders of Common Stock to the extent there are currently shareholders who would otherwise receive less than one share of Common Stock after the Reverse Stock Split. In addition, the Reverse Stock Split will not affect any shareholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split may result in some shareholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Reverse Stock Split Effective Time, the Common Stock will have new Committee on Uniform Securities Identification Procedures (“CUSIP”) numbers, which is a number used to identify the Company’s equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.

After the Reverse Stock Split Effective Time, the Company will continue to be subject to the periodic reporting and other requirements of the Exchange Act. The Common Stock will continue to be listed on the NASDAQ Global Select Market under the symbol “PCBC”, although the letter “D” will be added to the end of the trading symbol for a period of 20 trading days after the Reverse Stock Split Effective Time to indicate that a reverse stock split has occurred.

Fractional Shares

The Company will not issue fractional shares in connection with the Reverse Stock Split, and will not issue certificates representing fractional shares. Shareholders of record who would otherwise hold fractional shares because the number of shares of Common Stock they hold before the Reverse Stock Split is not evenly divisible by one hundred will be entitled to receive cash (without interest and subject to applicable withholding taxes) in lieu of such fractional shares from the Company’s exchange agent. The exchange agent will aggregate all fractional shares following the Reverse Stock Split and sell them into the market. The total amount of cash that will be paid to holders of fractional shares following the Reverse Stock Split will be an amount equal to the net proceeds (after customary brokerage commissions and other expenses) attributable to such sale. Holders of fractional shares as a result of the Reverse Stock Split will be paid such proceeds on a pro rata basis, depending on the fractional amount of shares that they owned.

If a shareholder who holds shares in certificated form is entitled to a payment in lieu of any fractional share interest, the shareholder will receive a check as soon as practicable after the Reverse Stock Split Effective Time and after the shareholder has submitted an executed transmittal letter and surrendered all Old Certificates, as described below in “—Holders of Certificated Shares of Common Stock.” If a shareholder who holds shares in book-entry form is entitled to a payment in lieu of any fractional share interest, the shareholder will receive a check as soon as practicable after the Reverse Stock Split Effective Time without need for further action by the shareholder. Shareholders who hold shares of Common Stock with a bank, broker, custodian or other nominee should contact their bank, broker, custodian or other nominee for information on the treatment and processing of fractional shares by their bank, broker, custodian or other nominee. By signing and cashing the check, shareholders will warrant that they owned the shares of Common Stock for which they received a cash payment. The cash payment is subject to applicable federal and state income tax and state abandoned property laws. Shareholders will not be entitled to receive interest for the period of time between the Reverse Stock Split Effective Time and the date payment is received.

Beneficial Holders of Common Stock (i.e. shareholders who hold in street name)

Upon the effectiveness of the Reverse Stock Split, the Company intends to treat shares held by shareholders through a bank, broker, custodian or other nominee in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered shareholders for processing the Reverse Stock Split and making payment for fractional shares. Shareholders who hold shares of Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e. shareholders that are registered on the exchange agent’s books and records but do not hold stock certificates)

Certain of the registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the Company’s exchange agent. These shareholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Shareholders who hold shares electronically in book-entry form with the Company’s exchange agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split Common Stock or payment in lieu of any fractional share, if applicable.

Holders of Certificated Shares of Common Stock

Shareholders holding shares of Common Stock in certificated form will be sent a transmittal letter by the Company’s exchange agent after the Reverse Stock Split Effective Time. The letter of transmittal will contain instructions on how a shareholder should surrender his, her or its certificate(s) representing shares of Common Stock (the “Old Certificates”) to the Company’s exchange agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split Common Stock (the “New Certificates”). No New Certificates will be issued to a shareholder until such shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the Company’s exchange agent. No shareholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Shareholders will then receive a New Certificate(s) representing the number of whole shares of Common Stock that they are entitled as a result of the Reverse Stock Split. Until surrendered, the Company will deem outstanding Old Certificates held by shareholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split Common Stock to which these shareholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with similar restrictive legends that are on the back of the Old Certificate(s). If a shareholder is entitled to a payment in lieu of any fractional share, such payment will be made as described above under “—Fractional Shares.”

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Reduction in the Number of Authorized Shares of Common Stock

Upon the effectiveness of the Reverse Stock Split, the number of authorized shares of Common Stock will be reduced from 5,000,000,000 to 50,000,000.

Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Upon the effectiveness of the Reverse Stock Split, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock awards and units and Common Stock units in the Company’s 401(k) savings plans or deferred compensation plans will be similarly adjusted. The number of shares reserved for issuance pursuant to these securities will also be reduced proportionately based upon the reverse stock split ratio of one-for-one hundred.

Accounting Matters

The Reverse Stock Split will not affect the par value of the Common Stock, which will remain no par value per share upon the effectiveness of the Reverse Stock Split. As a result, as of the Reverse Stock Split Effective Time, the stated capital attributable to Common Stock on the Company’s balance sheet will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

No Dissenter’s Rights or Appraisal Rights

Under California law and the Articles of Incorporation, holders of Common Stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of Common Stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of Common Stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold Common Stock as “capital assets” (generally, property held for investment).

This summary is based on the provisions of the Internal Revenue Code (“IRC”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this Information Statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

U.S. Holders

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to cash in lieu of fractional shares, no gain or loss will be recognized upon the Reverse Stock Split. Accordingly, the aggregate tax basis in the Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis in the Common Stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the Common Stock received should include the holding period for the Common Stock surrendered.

A U.S. holder who receives cash in lieu of a fractional share of Common Stock pursuant to the Reverse Stock Split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s tax basis in the shares of Common Stock surrendered that is allocated to such fractional share of Common Stock. Such capital gain or loss should be long term capital gain or loss if the U.S. holder’s holding period for Common Stock surrendered exceeded one year at the Reverse Stock Split Effective Time. The deductibility of net capital losses by individuals and corporations is subject to limitations.

U.S. Information Reporting and Backup Withholding Tax

Information returns generally will be required to be filed with the Internal Revenue Service (“IRS”) with respect to the receipt of cash in lieu of a fractional share of Common Stock pursuant to the Reverse Stock Split in the case of certain U.S. holders. In addition, U.S. holders may be subject to a backup withholding tax (at the current applicable rate of 28%) on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

The discussion in this section is addressed to “non-U.S. holders.” A non-U.S. holder is a beneficial owner of Common Stock who is a foreign corporation or a non-resident alien individual.

Generally, non-U.S. holders will not recognize any gain or loss upon the Reverse Stock Split. In particular, gain or loss will not be recognized with respect to cash received in lieu of a fractional share provided that (a) such gain or loss is not effectively connected with the conduct of a trade or business in the United States (or, if certain income tax treaties apply, is not attributable to a non-U.S. holder’s permanent establishment in the United States), (b) with respect to non-U.S. holders who are individuals, such non-U.S. holders are present in the United States for less than 183 days in the taxable year of the Reverse Stock Split and other conditions are met, and (c) such non-U.S. holders comply with certain certification requirements.

U.S. Information Reporting and Backup Withholding Tax

In general, backup withholding and information reporting will not apply to payment of cash in lieu of a fractional share of Common Stock to a non-U.S. holder pursuant to the Reverse Stock Split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder and the applicable withholding agent does not have actual knowledge to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS. In certain circumstances the amount of cash paid to a non-U.S. holder in lieu of a fractional share of Common Stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

ACTION 2

ADOPTION OF THE PACIFIC CAPITAL BANCORP 2010 EQUITY INCENTIVE PLAN

On November 24, 2010, the Board of Directors approved, subject to requisite shareholder approval, the adoption of the 2010 Plan. On December 1, 2010, Investor, which owns 2,500,000,000 shares of Common Stock, representing approximately 76.0% of the outstanding shares of Common Stock, executed a written consent approving the adoption of the 2010 Plan. The 2010 Plan will be effective promptly after the effectiveness of the Reverse Stock Split, or on or about December 29, 2010 (the “Plan Effective Date”).

Shareholders are urged to read this section of the Information Statement carefully, including the related 2010 Plan attached to this Information Statement as Annex B. The following discussion summarizes material provisions of the 2010 Plan. This summary is subject to and qualified in its entirety by the 2010 Plan.

PRINCIPAL REASONS FOR THE ADOPTION OF THE 2010 PLAN

The Board of Directors believes the 2010 Plan is necessary to give the Company flexibility to (i) attract and retain qualified key employees, non-employee directors and consultants with appropriate equity-based awards, (ii) motivate high levels of performance, (iii) recognize employee contributions to the Company’s success, and (iv) align the interests of plan participants with those of the Company’s shareholders. In addition, the Board of Directors believes a robust equity compensation program is necessary to provide the Company with flexibility in negotiating strategic acquisitions and other business relationships to further expand and grow its business.

Without the ability to grant equity-based awards for these purposes, the Company may not remain competitive for qualified executives and employees, non-employee directors and consultants in the banking industry, particularly against similar companies vying for a limited talent pool.

A key objective of the 2010 Plan is to provide more flexibility in the types of equity incentives that may be offered to employees, non-employee directors and consultants. The 2010 Plan provides for several different types of equity awards and provides the Administrator of the 2010 Plan with wide discretion in determining the terms and conditions of the awards and the circumstances under which an award may be amended.

IMPLEMENTATION AND EFFECT OF THE 2010 PLAN

Summary Description of the 2010 Plan

The 2010 Plan provides for grants of stock options, stock appreciation rights (“SARs”), restricted stock and restricted stock units (sometimes referred to individually or collectively as “Awards”) to officers, employees, non-employee directors and consultants of the Company and its subsidiaries. Stock options may be either “incentive stock options” (“ISOs”), as defined in Section 422 of the IRC, or non-qualified stock options (“NQSOs”). The 2010 Plan reserves 2,138,850 shares for issuance. There has been no determination with respect to awards under the 2010 Plan as of the date of this Information Statement.

Plan Administration; Amendment and Termination

The Board of Directors and/or one or more of its committees (“Administrator”) shall administer the 2010 Plan in accordance with applicable law. The Administrator may amend, suspend or terminate any portion of the 2010 Plan for any reason, but must obtain requisite shareholder approval for any material plan amendment to the extent necessary to comply with applicable laws, rules or regulations, and the consent of affected plan participants if any such action alters or impairs any obligations regarding Awards that have been granted. The 2010 Plan terminates in 2020. However, such termination will not affect Awards granted under the 2010 Plan prior to termination.

Reversion of Shares to the 2010 Plan

When Awards made under the 2010 Plan expire or are forfeited, the underlying shares will become available for future Awards under the 2010 Plan. In addition, any shares that are not issued upon the exercise of an Award shall also become available for future Awards under the 2010 Plan. Shares awarded and delivered under the 2010 Plan may be authorized but unissued, or reacquired shares.

Eligibility for Awards

Employees, non-employee directors and consultants of the Company or its subsidiaries may be granted Awards under the 2010 Plan. The Administrator determines which individuals will receive Awards, as well as the number and composition of each Award. Awards under the 2010 Plan may consist of a single type or any combination of the types of Awards permissible under the 2010 Plan as determined by the Administrator. These decisions may be based on various factors, including a participant’s duties and responsibilities, the value of the participant’s past services, his/her potential contributions to the Company’s success, and other factors.

Exercise Price Limitations

The Administrator will determine the exercise price for the shares underlying each Award on the date the Award is granted. The exercise price for shares under an ISO may not be less than 100% of fair market value on the date the Award is granted under IRC Section 422; provided, however, that if on the grant date the grantee is an employee that owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, the exercise price may not be less than 110% of fair market value on the date of the grant. Similarly, under the terms of the 2010 Plan, the exercise price for SARs and NQSOs may not be less than 100% of fair market value on the date of grant. There is no minimum exercise price prescribed for restricted stock and performance units awarded under the 2010 Plan.

Individual Grant Limits

No participant may be granted Awards in any one year to purchase more than an aggregate of 1,000,000 shares. Such limitation is subject to proportional adjustment in connection with any change in the Company’s capitalization as described in the 2010 Plan.

Stock Option Exercise; Payment of Exercise Price

The Administrator will determine when stock options and SARs become exercisable. However, no stock option may have a term longer than 10 years from the date of grant, and no Award may be exercised after expiration of its term. Payment for any shares issued upon exercise of an Award shall be specified in each participant’s award agreement, and may be made by cash, check or other means specified in the 2010 Plan.

Tax Withholding

The Company has the right to deduct or withhold or require a participant to remit to the Company an amount sufficient to satisfy federal, state, local and any applicable foreign taxes (including FICA obligations, if applicable) required to be withheld with respect to the grant, exercise or vesting of any Award.

Effect of Termination, Death, or Disability

If a participant’s employment or consulting arrangement terminates for any reason, vesting will stop as of the effective termination date, and all unvested awards as of such date shall immediately terminate. Participants generally have three months from their termination date to exercise vested unexercised options and SARs before they expire. Longer post-termination exercise periods apply in the event the termination of employment or cessation of service results from death or disability, and retirement in the case of nonqualified stock options and stock appreciation rights. If a participant is dismissed for cause, the right to exercise shall generally terminate five business days following written notice from the Company.

Non-Transferability of Awards

Unless otherwise determined by the Administrator, Awards granted under the 2010 Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised by the participant only during the participant’s lifetime.

Stock Appreciation Rights

Under the 2010 Plan, SARs may be settled in shares or cash and must be granted with an exercise price not less than 100% of fair market value on the date of grant. Upon exercise of a SAR, a participant is entitled to receive cash or a number of shares (whichever is specified in the participant’s award agreement) equivalent in value to the difference between the fair market value on the exercise date and the exercise price of the SAR. For example, assume a participant is granted 100 SARs with an exercise price of $10 and assume the SARs are later exercised when the fair market value of the underlying shares is $20 per share. At exercise, the participant would be entitled to receive either 50 shares [(($20-$10) x 100) / $20] or $1,000 in cash (50 x $20), whichever is applicable.

Restricted Stock

The 2010 Plan also permits the Company to grant shares of restricted stock. The Administrator has discretion to establish periods of restriction during which shares awarded remain subject to forfeiture or the Company’s right to repurchase if the participant’s employment terminates for any reason (including death or disability). Restrictions may be based on the passage of time, the achievement of specific performance objectives, or other measures as determined by the Administrator in its discretion. During periods of restriction, a participant has the right to vote his/her restricted stock and to receive distributions and dividends, if any, but may not sell or transfer any such shares.

Restricted Stock Units

The 2010 Plan also permits the Company to grant restricted stock units that are payable in Company shares or in cash. Each restricted stock unit is equivalent in value to one share of the Company’s common stock. Depending on the number of restricted stock units that become vested at the end of the performance period, the equivalent number of shares are payable to the participant, or the equivalent value in cash. The restricted stock units may become vested upon the attainment of performance goals or based on continued service.

Changes in Capitalization; Change of Control

The 2010 Plan provides for exercise price and quantity adjustments if the Company declares a stock dividend or stock split. Also, vesting or restriction periods may be accelerated if the Company merges with or is acquired by another entity that does not either assume the outstanding Awards or substitute equivalent Awards. The Company has employment arrangements with certain executive officers that provide for accelerated vesting of stock options upon a change in control of the Company.

Participation in the 2010 Plan

Except as otherwise provided in the 2010 Plan, the grant of Awards is subject to the discretion of the Administrator. No determinations have been made with respect to future awards under the 2010 Plan.

Certain Federal Income Tax Consequences of the 2010 Plan

Option Grants

Options granted under the 2010 Plan may be either ISOs, which are intended to satisfy the requirements of Section 422 of the IRC, or NQSOs, which are not intended to meet those requirements. The Federal income tax treatment for NQSOs and ISOs are summarized below.

Non-Qualified Stock Options

No taxable income is recognized by a participant upon the grant of a NQSO. Generally, the participant will recognize ordinary income in the year in which the option is exercised. The amount of ordinary income will equal the difference between the fair market value of the purchased shares on the exercise date and the exercise price (generally, the grant date fair market value). The Company and the participant are required to satisfy the tax withholding requirements applicable to that income, unless the participant is a non-employee Director or consultant for whom tax withholding is not required. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant with respect to exercised NQSOs.

Incentive Stock Options

No taxable income is recognized by a participant upon the grant of an ISO. Generally, the participant will not recognize ordinary income in the year in which the option is exercised, although the participant’s gain from exercise may be subject to alternative minimum tax. If the participant sells the underlying shares acquired from exercise of the option within two years after the option grant date or within one year of the option exercise date, gain on that premature, “disqualifying” disposition will be treated as ordinary income to the extent of the lesser of: (1) the fair market value of the stock on the date of exercise less the exercise price, or (2) the amount realized on the disposition less the exercise price. Upon a disqualifying disposition, the Company will be entitled to an income tax deduction that equals the amount of the participant’s compensatory ordinary income. If the participant does not make a disqualifying disposition, then the Company will not be entitled to a tax deduction.

Stock Appreciation Rights

No taxable income is recognized by a participant upon the grant of a SAR. The participant will recognize ordinary income in the year in which the SAR is exercised. The amount of ordinary income will be fair market value of the shares received or the cash payment. The Company and the participant are required to satisfy the applicable tax withholding requirements, unless the participant is a non-employee Director or consultant for whom tax withholding is not required. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant with respect to exercised SARs.

Restricted Shares

The tax consequences applicable to the issuance of restricted shares under the 2010 Plan are governed by Section 83 of the IRC. Generally, when the restriction lapses, the participant will have ordinary income equal to the difference between the fair market value of the shares on the vesting date and any amount paid for the shares. Alternatively, at the time of the grant, the participant may elect under Section 83(b) of the IRC to include as ordinary income in the year of the grant, an amount equal to the difference between the fair market value (ignoring restrictions) of the restricted shares on the grant date and any amount paid for the shares. If the IRC Section 83(b) election is made, the participant will not recognize any additional compensation income when the restrictions lapse, but may have capital gain income or loss upon sale of the shares. The Company will be entitled to an income tax deduction equal to the ordinary income recognized by the participant in the year in which the participant recognizes such income.

Restricted Stock Units

Generally, a plan participant who is granted restricted stock units will recognize ordinary income in the year payment occurs. The income recognized will generally be equal to the fair market value of the shares received or to the cash payment. The Company will generally be entitled to an income tax deduction equal to the income recognized by the participant on the payment date for the taxable year in which the ordinary income is recognized by the participant.

Deductibility of Executive Compensation

The Company intends that any compensation deemed paid by the Company in connection with the exercise of ISOs, NQSOs and SARs granted with exercise prices equal to the fair market value of the shares on grant date will qualify as performance-based compensation not subject to the IRC Section 162(m) $1 million limitation per covered individual on the deductibility of compensation paid to certain executive officers of the Company. A number of requirements must be met in order for particular compensation to so qualify, so there can be no assurance that such compensation under the 2010 Plan will be fully deductible in all circumstances.

Equity Compensation Plan Table

The following table provides information as of December 31, 2009 with respect to shares of Common Stock that may be issued under the Company’s existing equity compensation plans.

The table does not include the 2,138,850 additional shares of Common Stock proposed to be authorized under the 2010 Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)	Weighted-average exercise price of outstanding options, warrants and rights(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,589,168	$24.12	2,259,663
Equity compensation plans not approved by security holders	0	0	0
Total	1,589,168	$24.12	2,259,663

(a)	Included in column (a) are unvested stock options granted to directors and employees through current and expired option plans as of December 31, 2009. This amount also includes restricted stock granted.
(b)	This is the weighted-average exercise price of all stock options and restricted stock that is outstanding as of December 31, 2009.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis (“CD&A”) describes the Company’s foundational compensation philosophy and practices for establishing the remuneration programs for the Named Executive Officers (as defined below), and the adjustments the Company made in light of the unprecedented decline in the economy and concurrent deterioration in the Company’s performance and price of the Common Stock in 2009.

Compensation Philosophy and Guiding Principles

The Company’s compensation philosophy is based upon the premise that creation of long-term shareholder value is in large part dependent upon the capability, dedication and performance of its executives. The Company’s guiding principles include the recognition that the ability to attract and retain key talent is essential; this has never been more critical given the challenges facing the financial services industry in today’s economy. The objectives of the Company’s executive compensation programs are to align a significant portion of each executive officer’s total compensation with the annual and long-term performance of the Company and the interests of the Company’s shareholders. The Company and the Compensation Committee believe the compensation philosophy, policies and objectives outlined in this CD&A are appropriately designed to allow the Company to effectively attract, retain and compensate the Named Executive Officers during times of positive performance and in times of weak performance such as today’s difficult economy. Consistent with the philosophy, policies and objectives outlined in this CD&A and due to the Company’s performance and the restrictions on incentive compensation resulting from the Emergence Economic Stimulus Act of 2008 (“EESA”), the Named Executive Officers received no annual cash incentive bonuses with respect to 2009 results. However, the Compensation Committee used its discretion in determining that specific individual performance by the Named Executive Officers would be rewarded through limited grants of equity compensation and all such payouts would be in the form of restricted stock and options, subject to restrictions imposed in the EESA.

Named Executive Officers (“NEOs”)

The Company’s Principal Executive Officer, Principal Financial Officer, and three most highly-compensated other executive officers for 2009 are referred to as the “Named Executive Officers” or “NEOs.”

•	President and Chief Executive Officer, George S. Leis;

•	Former Executive Vice President, Chief Financial and Operations Officer, Stephen Masterson;

•	Executive Vice President, Community Banking Executive (North), Clayton C. Larson;

•	Executive Vice President and General Counsel, Frederick W. Clough; and

•	Executive Vice President, Commercial Banking Executive, Gordon J. Wahlgren.

Capital Purchase Program—Executive Compensation Requirements

On November 21, 2008, the Company completed the sale to Treasury of $180.6 million of preferred stock and warrants as part of the Troubled Asset Relief Program Capital Purchase Program (“TARP CPP”). Pursuant to the terms of the Securities Purchase Agreement–Standard Terms, the Company issued and sold to Treasury 180,634 shares of Series B Preferred Stock, having a liquidation preference of $1,000 per share and a warrant to purchase up to 1,512,003 shares of Common Stock. The EESA authorizes Treasury to purchase from financial institutions and their holding companies up to $700 billion in mortgage loans, mortgage-related securities and certain other financial instruments, including debt and equity securities issued by financial institutions and their holding companies in TARP CPP.

As a result of the Company’s participation in the TARP CCP, the Company was required to make certain changes to its executive compensation arrangements as necessary to comply with the provisions of the EESA. As part of the American Recovery and Reinvestment Act of 2009 effective February 17, 2009 (“ARRA”), Congress amended EESA, adding new and revised executive compensation requirements that also affect the Company as a participant in the TARP CPP. In June 2009, Treasury released regulations for executive compensation under EESA in an Interim Final Rule (“IFR”). In late November 2009, Treasury announced a few technical corrections to the IFR. The regulations apply to what Treasury refers to as Senior Executive Officers (“SEOs”) and some additional officers as defined by the IFR. In 2009, the Company’s SEOs were the same individuals as its NEOs. A summary of the IFR requirements with respect to 2009 SEO compensation include:

•	A prohibition on incentive compensation, bonus, or retention award payments or accruals payable in cash to the top five most highly compensated employees (“MHCEs”);

•	A prohibition on stock option grants to these same five MHCEs;

•

A prohibition on incentive compensation paid in stock to the five MHCEs, except for limited grants of restricted stock that may not vest prior to two years following the date of grant, have transferability restrictions related to the Company’s TARP CPP preferred shares repayment, and are limited in value to 1/3 of current year total compensation;

•

A prohibition on providing compensation programs that provide employees with an incentive to take unnecessary and excessive risks, or any compensation plan that encourages manipulation of reported earnings;

•	A requirement that the Compensation Committee and the Chief Risk Officer of the Company conduct a risk review of the compensation programs at the Company semi-annually;

•

A requirement to include “clawback” or incentive compensation recovery provisions for the SEOs and the next 20 MHCEs for any bonus or incentive compensation they receive that was based upon statements of earnings, revenues, gains, or other criteria that are later found to be materially inaccurate;

•	A prohibition on payments of tax-gross ups to any SEO or the next 20 MHCEs, which are reimbursements to cover taxes owed by officers with respect to any compensation;

•	A prohibition on providing any golden parachute or severance payments to an SEO or the next 5 MHCEs;

•	Tax deduction limitations of $500,000;

•	Providing shareholders with an opportunity to cast nonbinding advisory votes on executive compensation (“say on pay”);

•	Establishment of an independent compensation committee;

•	Establishment of polices regarding excessive luxury expenditures; and

•	Providing certifications of compliance with these ARRA provisions.

On August 31, 2010, Investor acquired a majority interest in the Company sufficient to constitute a “change in control” under the IFR. Because Investor is not a TARP CPP recipient and because Investor owns a majority interest in the Company, the above requirements no longer apply to the NEOs or any other employees of the Company effective as of August 31, 2010.

Roles and Responsibilities in Determining Executive Compensation

The Role of the Compensation Committee

The Compensation Committee has responsibility, authority and oversight of the Company’s overall compensation strategy and compensation programs; establishes its compensation philosophy and policies; assures that its compensation practices promote shareholder interests; and administers compensation plans for both executive officers and non-executive employees. The Compensation Committee’s responsibilities in determining executive compensation include:

•

Establishing goals and objectives relevant to compensation of the CEO; evaluating and approving goals and objectives for other executive officers; and evaluating performance in light of those goals and objectives;

•	Evaluating and recommending the compensation (including equity-based compensation) for the CEO to the independent members of the Board of Directors for approval; and

•	Evaluating and approving the compensation (including equity-based compensation) for the other executive officers.

In 2009, the Compensation Committee determined the compensation of the CEO in its sole discretion with input provided by its compensation consultant, Amalfi Consulting. In executive session with the non-employee Directors of the Board, Ms. Odell, Compensation Committee Chair, presented the Compensation Committee’s recommendation to the independent members of the Board of Directors for approval. Ms. Odell reviewed the Compensation Committee’s process and deliberations in evaluating the CEO’s performance against his pre-established goals to reach a determination of fair and reasonable compensation for the CEO. The non-employee Directors voted on the Compensation Committee’s recommendation.

In making determinations regarding compensation for other executive officers, the Compensation Committee considered the recommendations of the CEO and the input received from its compensation consultant. Because Mr. Leis works most closely with and supervises the executive team, the Compensation Committee believed that Mr. Leis provided valuable insight regarding the performance of the other NEOs. Accordingly, Mr. Leis provided the Compensation Committee with his assessment of each individual’s performance relative to their responsibilities and pre-established corporate and individual goals for the 2009 fiscal year. The Compensation Committee also considered publicly available information regarding the competitive market for talent, and reviewed the peer group compensation analysis provided by its compensation consultant. Mr. Leis also provided the Compensation Committee with additional information regarding the effect, if any, of market forces, changes in strategy or priorities, as well as any specific challenges faced or overcome by each individual during the fiscal year.

The Compensation Committee has absolute discretion as to whether it approves the CEO’s recommendations for the other executive officers or makes adjustments, as it deems appropriate. The chart below summarizes the authorities and decision process in determining executive compensation.

	Plan/Governance	Role in Decision Process
		CEO	Compensation Committee	Board of Directors
CEO
Base Salary		No input	Reviews and recommends	Approves
Variable Compensation	Performance-Based Annual Incentive Plan	No input	Reviews and recommends	Approves
Long-Term Incentives	2008 Stock Plan	No input	Reviews and recommends	Approves
Section 16 Officers
(includes NEOs)
Base Salary		Reviews and recommends	Approves
Variable Compensation	Performance-Based Annual Incentive Plan	Reviews and recommends	Approves
Long-Term Incentives	2008 Stock Plan	Reviews and recommends	Approves

The Role of the Compensation Consultant

In 2009, the Compensation Committee engaged Amalfi Consulting to act as consultant to the Compensation Committee on all compensation matters. The scope of the engagement for 2009 included:

•	Total compensation analysis for the CEO (including base salary, annual cash incentive targets, long-term incentive targets and other compensation);

•	Total compensation analysis for the NEOs and other senior officers (including base salary, annual cash incentive targets, long-term incentive targets and other compensation);

•	Proxy Statement review and assistance;

•	Board of Directors compensation review;

•	Incentive Plan award opportunity analysis; and

•	Review and comment on recommendations by management, including executive pay programs, the peer group, and benefit programs.

In 2009, the compensation consultant also provided services to management from time to time, with the approval of the Compensation Committee. The Board of Directors does not believe that the arrangement presented any conflicts of interest because the consulting contract was between Amalfi Consulting and the Compensation Committee, and the Compensation Committee Chairman pre-approved any services provided by Amalfi Consulting to management. The compensation consultant does not provide other non-executive compensation related services such as retirement or welfare plan administration.

The Peer Group

In 2009, a peer group of 19 banking institutions ranging in asset size from $4 billion to $16.5 billion (the “Peer Group”) was utilized to assist the Compensation Committee in evaluating the competitiveness of the Company’s executive compensation programs. The Peer Group banks were targeted to have business model concentrations in wealth management and consumer and commercial loans similar to the Company. The Compensation Committee generally reassesses its Peer Group on an annual basis and modifies the list as it believes necessary to reflect those banking institutions it considers to be similar to Pacific Capital Bancorp’s business model. The Peer Group is also constructed with attention to geographical disbursement to enhance the group’s regional and national representations.

The Compensation Committee reviewed the Company’s relative ranking to the Peer Group with regard to various measures including total assets, asset growth, return on average assets, return on average equity, net interest margin, efficiency ratio, core EPS growth, non-performing assets as a percent of total assets, total three-year returns, number of branches, and consumer and commercial loan percentages. The term “core” refers to all operations of the Company, excluding the Refund Anticipation Loan/Refund Transfer (“RAL/RT”) programs. The Compensation Committee believed that surveying measures such as base salaries, cash compensation and total compensation paid by companies in the Peer Group served as a useful comparative tool to determine market competitiveness for executive talent. However, the Compensation Committee recognized that executives in different companies can play significantly different roles, even though they may hold the same position title. Moreover, it is not possible to determine from the available information about Peer Group compensation anything relating to the respective qualitative factors that may influence compensation, such as the performance of individual executives or their perceived importance to their company’s business. The Compensation Committee used the Peer Group information only as a guide and reference to “benchmark” compensation for the NEOs and other executive officers. The Compensation Committee also considered the duties of the position, the regional market compensation, and the relative position of the executive within the Company’s management structure. For 2009, the final compensation decisions incorporated additional factors besides the Peer Group market data.

The specific Peer Group used in 2009 is listed below.

City National Corporation, Beverly Hills, CA	First Midwest Bancorp, Inc., Itasca, IL
Susquehanna Bancshares, Inc., Lititz, PA	Boston Private Financial Holdings, Inc., Boston, MA
East West Bancorp, Inc., Pasadena, CA	CVB Financial Corp., Ontario, CA
PrivateBancorp, Inc., Chicago, IL	Central Pacific Financial Corp., Honolulu, HI
Wintrust Financial Corporation, Lake Forest, IL	Western Alliance Bancorporation, Las Vegas, NV
SVB Financial Group, Santa Clara, CA	Sterling Bancshares, Inc., Houston, TX
First Niagara Financial Group, Inc., Lockport, NY	Texas Capital Bancshares, Inc., Dallas, TX
Glacier Bancorp, Inc., Kalispell, MT	Banner Corporation, Walla Walla, WA
Umpqua Holdings Corporation, Portland, OR	PacWest Bancorp, San Diego, CA
Westamerica Bancorporation, San Rafael, CA

Elements of Total Compensation

In the prior years, the executive compensation programs provided to the NEOs were comprised of three principal elements: base salary; short term performance incentives in the form of cash bonuses and long-term performance incentives in the form of equity-based compensation. However, in 2009 the Company was prohibited by EESA from paying incentive compensation to certain key individuals. When awarded in the past, cash incentive payments and long-term equity awards when awarded were contingent upon satisfaction of corporate, departmental, and individual performance goals.

Benefits and Perquisites

In 2009, the NEOs were generally eligible for the same health and dental insurance, life and accidental death insurance, disability insurance, and other similar benefits as the rest of the

Company’s salaried employees. The 401(k) Plan offered a Company match as follows: $1.00 for every $1.00 of voluntary employee contributions up to 3% of employee compensation and $0.50 for every $1.00 of the next 3% of compensation up to a maximum of 4.5% of compensation.

The Company does not offer a non-qualified defined benefit pension plan. To develop business relationships and potential clients, the Company also reimburses certain senior executives for membership dues and provides a monthly car allowance of $1,000 for those executives whose responsibilities require automobile travel within the Company’s market area.

In 2009, the Company adopted and implemented an Excessive Luxury or Expenditures Policy, as required under ARRA. The policy did not have a material effect on the then existing benefits and perquisites, which the Company believed were reasonable. A copy of the policy is available on the Company’s website at www.pcbancorp.com.

Base Salary

The Compensation Committee’s philosophy is to position base salaries at close to market median levels in order to remain competitive in attracting and retaining executive talent. The Compensation Committee reviews the NEOs’ base salaries annually and considers a number of factors, including: the executive’s experience, sustained level of performance in the position, and median base salary paid to comparable executives of the Peer Group. In addition to the Peer Group data, the Compensation Committee also reviews other industry survey data for the NEOs annually. In order to obtain the most representative compensation data for an executive officer based on his/her unique scope or responsibility, the Compensation Committee may look at compensation data for senior executives at companies other than the primary Peer Group in setting base salary.

CEO 2009 Base Salary Decision

The Compensation Committee reviews CEO performance throughout the year, but generally makes adjustments to compensation, if any, in February following its review of performance in the prior fiscal year. The Compensation Committee met in February 2009 to establish the CEO’s compensation for 2009. In establishing CEO compensation, the Compensation Committee typically considers corporate financial performance, the CEO’s specific performance against goals, including qualitative goals, and Peer Group and other market data for this position. In 2009, the Compensation Committee was assisted in its deliberations regarding CEO compensation by Amalfi Consulting. At Mr. Leis’ recommendation and, in keeping with the decision to freeze base salaries, no adjustment was made to Mr. Leis’ base salary of $600,000 in 2009.

2009 Base Salary Decisions for the Other NEOs

Pursuant to the Compensation Committee’s compensation philosophy and policies, the CEO recommends base salary levels for the NEOs to the Compensation Committee. In February 2009, Mr. Leis met with the Compensation Committee to review the performance of each of the NEOs against pre-established 2008 objectives, as well as their individual contributions and leadership abilities. In light of the base salary freeze, economic conditions and the Company’s 2008 performance results, Mr. Leis recommended no base salary adjustments at that time for the NEOs. In evaluating Mr. Leis’ recommendations, the Compensation Committee also considered the Executive Officers’ Peer Group analysis presented by Amalfi Consulting and compared base salary ranges for the NEOs to the 50th percentile. The Compensation Committee approved Mr. Leis’ recommendation to make no adjustments to the NEO’s base salaries during the first quarter of 2009.

Subsequently, Mr. Masterson assumed additional responsibilities in June of 2009. These responsibilities included supervision of a portion of the Company’s operations functions. Mr. Masterson’s base salary was increased on June 8, 2009 by $32,000 (10%) to $357,000, and his title was changed to Chief Financial and Operations Officer to reflect this promotion.

Additionally, following the retirement of Mr. Toussaint, Mr. Wahlgren was promoted to Commercial Banking Group Executive and his base salary was adjusted by $15,000 (7%) to $230,000. This promotional increase in base salary was effective on November 22, 2009.

The table below identifies actions taken with respect to NEO salaries by the Compensation Committee in 2009.

NEOs (other than the CEO)	Base Salary Action
Mr. Masterson	Increased base salary by $32,000 to $357,000 in recognition of additional responsibilities (represents a 10% increase)
Mr. Larson	$265,000 (no change)
Mr. Clough	$230,000 (no change)
Mr. Wahlgren	Increased base salary by $15,000 to $230,000 in recognition of promotion (represents 7% increase)

Incentive Compensation

In 2009, the Company was restricted by EESA from providing any form of bonus or incentive pay for services performed by the top five most highly compensated employees. For any NEO that was not restricted by EESA because they did not fall in this category, the following summarizes the Compensation Committee’s general philosophy and practices with regards to incentive compensation. The Performance-Based Annual Incentive Plan (the “Incentive Plan”) is designed to support a pay-for-performance culture and is intended to reward and retain high performers and to create an environment where employees are rewarded in cash, equity and/or both, to the extent permitted by law, if the Company and individuals/departments achieve or exceed pre-determined annual performance criteria. It is prospective in design with the utilization of a defined payout formula that is based upon the achievement of a combination of pre-determined Company and department/individual performance criteria. The Compensation Committee and the Board of Directors approve the Incentive Plan and any changes on an annual basis.

Annual Cash Incentive Compensation

The Incentive Plan design incorporates a tiered approach with annual cash incentive awards that are linked to the achievement of pre-defined performance goals. The incentive ranges (as a percent of salary) are designed to provide market competitive payouts for the achievement of threshold, target and maximum performance goals. Establishment of the performance levels (threshold, target, and maximum) takes into account all factors that the Compensation Committee deems relevant, including market conditions and the Compensation Committee’s assessment of the aggressiveness of the level of growth reflected in the financial performance ranges.

Setting award opportunity levels under the Incentive Plan

Typically, each NEO is assigned a target award opportunity expressed as a percent of base salary. Actual cash incentives/bonuses awarded could be higher or lower than the target depending on the Company’s corporate performance and the officer’s individual and/or department performance. If the Company does not meet its threshold performance level, there is no payout for the Company’s performance objective portion of the annual cash incentive payout, but executives remain eligible to receive payouts related to their department or individual performance objectives. Although the Company was prohibited from paying incentive compensation to the top five most highly compensated employees, on April 9, 2009, the Compensation Committee modified the Plan’s Award Opportunities Targets and Performance Objective Weightings to reflect anticipated changes in market conditions. The table below provides a summary of the revised incentive award opportunities for the CEO and the other NEOs.

	Revised Incentive Award Opportunities (Percent of 2009 Base Earnings)			Revised Performance Objectives (Weighting)
Named Executive Officers	Threshold	Target	Maximum	Company	Dept/ Individual
Mr. Leis	0%	75%	150%	80%	20%
Mr. Masterson	0%	40%	75%	75%	25%
Mr. Larson	0%	50%	85%	75%	25%
Mr. Clough	0%	40%	75%	75%	25%
Mr. Wahlgren	0%	50%	85%	75%	25%

Incentive Plan Funding and Payouts

Each year the Compensation Committee receives recommendations from senior management for financial performance targets and performance ranges for the Company that are deemed by management to be worthy of incentive payout if achieved. The Compensation Committee reviews the recommendations with senior management and the Compensation Committee’s compensation consultant. From the approved recommendations, the Compensation Committee and management agree on the overall Company goal, which is the metric that the Company must achieve for the Company portion of the Incentive Plan to be funded at the budgeted level. The Compensation Committee reports its determination to the full Board of Directors.

Equity-Based Compensation

The Compensation Committee believes that equity-based compensation aligns the interest of the Company’s executives with those of its shareholders. While short-term cash incentives support the Compensation Committee’s “pay-for-performance” compensation philosophy, the Compensation Committee believes that long-term incentives serve both as a retention mechanism and as a means to focus the Company’s executives on long-range strategic goals, sustainable growth and overall performance.

The Compensation Committee approves all equity awards, and the Company’s annual equity incentive awards are not approved until after the release of the Company’s year-end earnings. The Compensation Committee has the authority to approve equity awards for the NEOs, and in the case of Mr. Leis, the non-employee Directors of the Board meet in executive session to consider the recommendation of the Compensation Committee and approve his equity award.

Equity Plan Summary

In 2009, equity-based awards were granted through the Company’s 2008 Equity Incentive Plan (the “2008 Plan”), which is an omnibus equity plan which provides the Company with flexibility and the ability to use different equity vehicles to meet strategic compensation goals, including: stock options, stock appreciation rights, restricted stock; and performance units (collectively “Awards”). Awards may be granted to non-employee Directors, officers, employees and consultants of the Company and its subsidiaries. Stock options may be either “incentive stock options”, as defined in Section 422 of the IRC, or non-qualified stock options. In addition, the 2008 Plan contains a number of provisions that the

Board of Directors believes are consistent with the interests of shareholders and sound corporate governance practices. These provisions include: no stock option repricings without the approval of shareholders; no participant may be granted awards in any one year to purchase more than an aggregate of 200,000 shares; no annual “evergreen” provision; and no discount stock option grants.

In general, long-term incentive awards are targeted at the median grant level of the Peer Group with appropriate adjustments for individual, department and Company performance. The exercise price of equity awards, including stock options, is the closing stock price of the Company’s common stock on the date of grant. Generally, stock options vest in 20% annual increments on each anniversary date, and restricted stock vests in either one-third annual increments or one-fourth annual increments on each anniversary date. Participants are entitled to receive quarterly dividends on their restricted stock and vote their shares. The Board of Directors suspended quarterly dividends during the second quarter 2009 for all shareholders, including restricted shares of employees and Directors, primarily to preserve approximately $8 million per quarter and bolster capital ratios at the Bank which would normally have to dividend funds to the Company to pay the shareholder dividends. The 2008 Plan is currently operating within the constraints of the TARP CPP provisions. Upon effectiveness of the 2010 Plan, no further awards will be issued under the 2008 Plan, but shares may continue to be issued under such plan pursuant to grants previously made.

CEO Performance Analysis

The Compensation Committee’s assessment of the CEO’s performance is based on Company performance against pre-determined financial goals, as well as performance against broader corporate objectives.

There were several key components that caused the Company’s 2009 financial performance, including substantial increases in loan loss reserves; goodwill impairment; interest rate declines; and consulting expenses. Positive financial performance components included RAL/RT net income of $63.35 million; core deposit growth of 6.3%, reduced operating expense through 20% reduction-in-force and a RAL charge-off rate less than 1%. However, these positive performance factors were not sufficient to offset loan losses and goodwill impairment.

As a result of the Company’s reported consolidated net loss and consistent with the Compensation Committee’s pay-for-performance philosophy, the Compensation Committee determined that Mr. Leis was not eligible to receive a payment award (neither cash nor long-term equity) through the Incentive Plan.

In evaluating performance against non-financial corporate objectives, the Compensation Committee concluded that Mr. Leis had accomplished several non-financial objectives including the following:

•	Positioned Refund Anticipation Loan segment for sale in early 2010; and

•	Led a reorganization of senior staff and recruited top talent into key positions.

The Compensation Committee awarded 30,000 shares of restricted stock (valued at $32,400) for his achievement of non-financial corporate objectives. The value of the restricted stock award was calculated by multiplying the closing stock price of $1.08 (closing stock price on February 12, 2010) times the number of restricted shares. Mr. Leis’ total equity award represents 5% of his 2009 base salary earnings, against a target incentive opportunity of 75% of base salary. The restricted stock award is compliant with the EESA.

Other NEO’s Performance Analysis

Annual Incentive Award

The Incentive Plan is structured such that participants, including NEOs, have a percentage of their incentive award tied to a specific corporate goal, e.g. “Bank” net income (after tax). If the Company “threshold” goal is not met, participants are not eligible to receive an incentive award for the corporate component goal, but executives remain eligible to receive payouts related to their department or individual performance objective. As a result of the Company’s reported consolidated net loss and consistent with the Compensation Committee’s pay-for-performance philosophy, the Compensation Committee determined that the Named Executive Officers were not eligible to receive equity incentive payments related to corporate financial performance. This same determination applied to all other participants in the Incentive Plan.

Participants in the Incentive Plan, including the other NEOs, remain eligible for incentive awards tied to individual performance even when the threshold corporate performance objective is not achieved. Mr. Leis reviewed performance, leadership abilities and individual contributions made by each of the NEOs during 2009 with the Compensation Committee. Examples of NEO achievements included the following:

•	Mr. Larson was instrumental in leading the enterprise-wide efforts to retain deposits in a very challenging environment.

•

Mr. Wahlgren, immediately following his promotion to Commercial Banking Group Executive, established an asset quality improvement plan and began a loan commitment reduction plan to reduce use of capital.

Mr. Leis recommended equity award levels to recognize the individual contributions of the NEOs. The Compensation Committee also recognized that retention and motivation of the Company’s senior executives is critical to managing through these difficult times and concurred with the CEO’s recommendation to grant equity awards to the NEOs as summarized in the table below.

NEOs	Restricted Shares	$ Value	Non-Qualified Options	$ Value	Actual Payout Percent of Base Salary
Mr. Larson	3,750	$4,050	3,750	$2,775	1.05%
Mr. Clough	5,000	5,400	5,000	3,700	1.61%
Mr. Wahlgren	10,000	10,800	10,000	7,400	3.22%

The value of the restricted stock awards was calculated by multiplying the closing stock price of $1.08 (grant date price on February 12, 2010) times the number of restricted shares granted; the value of the non-qualified option award was based on a binomial valuation method of $0.74 per share multiplied by the number of options granted. The actual percentages of base salary for the NEOs are well below the target incentive opportunity levels reflected in the Revised Incentive Award Opportunities chart shown on page 23. The restricted stock granted to Messrs. Larson and Wahlgren vests in one-third increments on each award date anniversary, and the options vest in 20% increments on each award date anniversary. Mr. Clough was granted a stock bonus in lieu of cash for services performed.

Risk Review and Assessment of Incentive Compensation Arrangements

In connection with its participation in the Capital Purchase Program, the Compensation Committee is required to meet at least semi-annually with the Company’s Chief Risk Officer or other senior risk officers to discuss and review any incentive or bonus compensation arrangements for NEOs and other employees that might promote unnecessary and excessive risk-taking and jeopardize the institution’s value and also that employee compensation plans do not encourage behavior focused on short-term results or manipulation of reported earnings. The Compensation Committee and the Chief Risk Officer

discuss the Company’s long-term and short-term risks and remove or limit the impact of any arrangements deemed problematic. The Compensation Committee, on behalf of the Company, must certify that it has reviewed with the Chief Risk Officer incentive compensation arrangements and has made reasonable efforts to ensure that such arrangements do not encourage NEOs and other employees to take unnecessary and excessive risks that threaten the value of the Company.

In response to this requirement, the Compensation Committee met with the Company’s Chief Risk Officer in February 2009, October 2009 and February 2010. The Chief Risk Officer presented the Compensation Committee with a report on the Company’s overall risk structure and the top risks identified within the Company, and discussed the process by which he had analyzed the risks associated with the officer incentive compensation programs. This process included, among other things, a comprehensive review of the program and discussions with senior Human Resources personnel of the Company and a review of compensation and risk materials presented by Amalfi Consulting about the structure of the Company’s overall officer incentive compensation programs. This review also included the upside and downside compensation potential under the Company’s annual incentive plans; the long-term view encouraged by the design and vesting features of the Company’s long-term incentive arrangements; and the extent to which the Compensation Committee and the Company’s management monitor the program. The Chief Risk Officer advised that goals appeared properly aligned with the Strategic Plan approved by the Board of Directors and that he had validated the supporting documentation associated with the establishment of targeted goals for the NEOs.

Based on its analysis of these and other factors, the Compensation Committee determined that the Company’s officer incentive compensation programs do not encourage the NEOs and other employees to take unnecessary and excessive risks that threaten the value of the Company, and that no changes to the program were required for this purpose.

Employee Compensation Plans

In addition to the incentive plans in which the NEOs and other officers participate, Pacific Capital Bancorp periodically utilizes business unit incentive plans which reward measurable performance across the Company’s major business segments. The Compensation Committee believes that the features of these incentive compensation plans, alone and/or combined with the systems of controls in place, do not encourage unnecessary or excessive risk and do not encourage the manipulation of reported earnings to enhance the compensation of any employee. During 2009, a clawback policy was added to the Company’s Incentive Plan containing language regarding the Company’s ability to withhold or recoup all or a portion of any incentive payment if it is determined that an unnecessary or excessive risk was taken, that, had it not, would have resulted in a smaller or no payout. The Company has had a clawback policy for NEO incentive plans in effect since 2008.

Further, in light of the significant level of oversight and controls surrounding incentive plans, and the significant amounts that would be required to impact the Company’s reported earnings, the Compensation Committee believes that the incentive plans for employees, including NEOs, do not contain any features that would encourage the manipulation of reported earnings to enhance the compensation of any employee.

Executive Employment Agreements

CEO Employment Agreement

Mr. Leis entered into a three-year Employment Agreement with the Company and the Bank upon his appointment by the Board of Directors to serve as President and Chief Executive Officer, effective as of April 2, 2007, and amended as of February 13, 2008, which provided severance payments and benefits if his employment is terminated for various reasons including a change in control of the

Company. The Agreement also provided for a tax “gross-up” payment in the event that his total payments under the Employment Agreement were subject to an excise tax under Section 4999 of the IRC. Mr. Leis received restricted stock and stock options upon his appointment to President and CEO.

Mr. Leis’ Employment Agreement was revised to comply with the EESA and ARRA; namely, to comply with:

•

The imposition of clawback provisions (the ability to recover any bonus or incentive compensation where the payment was later found to have been based on statements of earnings, gains or other criteria which prove to be materially inaccurate); and

•	The prohibition of golden parachute payments (limits the amounts that can be paid under change in control and similar agreements which provide payments upon separation of service).

As restricted stock and stock options granted under the Agreement were granted prior the enactment of ARRA in 2009, Mr. Leis was entitled to receive the shares as they continued to vest under the original vesting schedule. Please see the table “Outstanding Equity Awards at Fiscal Year-End” in this Information Statement.

A summary of the terms of Mr. Leis’ Employment Agreement prior to the enactment of the EESA and ARRA are listed below:

•	He received $100,000 in stock options and $100,000 in restricted shares, the value of each being determined as of April 2, 2007.

•

Mr. Leis was eligible to receive cash and long-term incentive bonus payments based upon his performance and accomplishments of business, financial, and other goals established by the Board of Directors. The cash portion of the bonus ranged from 0% to 150% of Mr. Leis’ base salary. The equity portion was awarded in the form of either stock option grants or restricted stock grants (or a combination of both). He had an opportunity to earn up to 75% of his base salary in equity for “Target Performance” and up to 150% of his base salary for “Maximum Performance.”

•	He was eligible to participate in the Company’s Deferred Compensation program and group benefit programs.

•

If Mr. Leis’ employment was terminated for cause, he would have been paid his base salary earned to the date of termination. If Mr. Leis’ employment was terminated without cause (other than in connection with a change in control as defined in the Agreement), he was entitled to (i) his base salary earned to the termination date; and (ii) a one-time lump sum payment equal to three times his then current annual base salary.

•

If Mr. Leis’ employment was terminated in connection with a disability, he would have been entitled to receive for a period of 12 months an amount equal to the difference between any disability payments provided by the Company’s insurance plans and his then current base salary. In addition, all of his unvested stock options and restricted stock would have vested. As a result of his death, Mr. Leis’ estate would have been entitled to an amount equal to his base salary through the date of his death and any compensation previously deferred by him. In addition, all of his unvested stock options and restricted stock would have vested.

•

If Mr. Leis’ employment was terminated in connection with a change-in-control, he would have been entitled to receive a severance payment equal to three times his annual total compensation (salary and bonuses) averaged over a three-year period immediately preceding the change-in-control.

•	He was eligible to receive a tax “gross-up” payment in the event that his total payments under the Employment Agreement were subject to an excise tax under Section 4999 of the IRC.

Deductibility Compliance

The accounting treatment for compensation of the Company’s employees is discussed in the Company’s 2009 Annual Report, in the following notes to the Consolidated Financial Statements of the Company: Note 1, Summary of Significant Accounting Policies; Note 15, Postretirement Benefits; Note 16, Income Taxes; Note 17, Employee Benefit Plans; and Note 19, Shareholders’ Equity.

Section 162(m) of the IRC generally disallows a tax deduction to public corporations for compensation over $1 million paid for any fiscal year to the Company’s highest paid executive officers, however, the statute exempts qualifying performance-based compensation from the deduction limit when specified requirements are met. While the Treasury held an equity or debt position in the Company under the TARP CPP, no deduction could be claimed for federal income tax purposes for executive compensation that would not be deductible if 26 U.S.C. 162(m)(5) were to apply to the financial institution. Section 162(m)(5) generally reduces the $1 million deduction limitation to $500,000 for certain taxable years and provides that certain exceptions to the deduction limitation, including the exception for performance-based compensation, are not applicable. This requirement effectively limits deductible compensation paid to the CEO, CFO and the three most highly compensated executive officers (other than the CEO and CFO) to $500,000.

The Company anticipates that approximately $100,000 of compensation for Mr. Leis will be nondeductible for the 2009 tax year under this limitation. As part of the Compensation Committee’s overall review of executive compensation, it will continue to monitor the cost of the lost tax deduction. At this time, the Compensation Committee believes that the Company’s compensation practices are market-based and appropriate.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries. During 2009, there were no Compensation Committee interlocks as defined under Commission rules.

Postretirement Benefits

Retiree Health Insurance Benefit

In December 2009, the Compensation Committee approved a reduction in the Company’s contributions towards retiree health insurance benefits effective March 1, 2010. Specifically, the Compensation Committee discontinued Company contributions for retirees eligible for health insurance through Medicare, eliminated the contribution for the retiree health insurance for future retirees, and limited the contribution to 50% of the cost of health insurance premiums for retirees not yet eligible for Medicare.

From 1992 through 2009, the Company had provided eligible retirees with postretirement health care and dental benefit coverage. All eligible retirees were able to obtain health insurance coverage through the Company’s Retiree Health Plan. Pursuant to the Retiree Health Plan and the Key Employee’s Retiree Health Plan (the “Plans”), the Board could change the Plans to reduce levels or eliminate benefits at any time. The coverage is provided through the basic coverage plan provided for current employees. Prior to the reduction in benefits, the Company paid 60% to 100% of the insurance premium for eligible retirees. The range of premium paid on behalf of the retiree was dependent on the retiree’s number of years of service and age at retirement. Though the premiums for a retiree’s health coverage are not paid until after the employee retires, the Company is required to recognize the cost of those benefits as employees become eligible to receive the benefits.

Broad-Based Benefits Programs

The NEOs are entitled to participate in the benefit programs that are available to all full-time employees. These benefits include medical, dental, vision, and life insurance, healthcare reimbursement accounts, paid vacation, and, in 2009, company contributions to a 401(k) profit sharing retirement plan and the ESOP.

Incentive & Investment/Salary Savings Plan

The Incentive & Investment/Salary Savings Plan is a profit sharing plan with a 401(k) savings feature. The Company established the Incentive & Investment and Salary Savings Plan to give all eligible employees the opportunity to share in the Company’s economic success and to provide a measure of security with retirement benefits. The Plan consists of two components. The Incentive & Investment (“I&I”) portion is a traditional profit-sharing plan under which the Company may make contributions based on profits. An employee is eligible to participate in the I&I plan on the first of the month following the completion of one year of service in which the employee worked at least 1,000 hours. The Company did not make a profit-sharing contribution to the I&I plan in 2009.

The second component, the Salary Savings Plan, is a salary reduction plan, which includes matching contributions by the Company. Employees are eligible to participate in the 401(k) on the first of the month following the completion of 250 hours of service. Each payday, an employee can defer up to 80% of his or her salary to the 401(k) Plan. During 2009, an employee could defer up to 80% of earnings up to a maximum of $16,500. During 2009, the Company matched the employee’s deferral at a rate equal to 100% of the first 3% of salary deferred, and 50% of the next 3% of salary deferred; however, there is no match on any catch-up contribution. The maximum amount of employer match is 4.5% of salary. Effective March 1, 2010, action was taken to suspend the employer match contribution for the remainder of fiscal 2010. The annualized savings from suspension of the 401(k) match is approximately $2.5 million. The Compensation Committee will reconsider its decision at the end of this year.

Employees who are age 50 or older could make an election to contribute an additional catch-up contribution of $5,500. In addition to the limit on elective deferrals for 2009, total annual contributions may not exceed the lesser of 100% of compensation, or $49,000. In addition, the amount of compensation that can be taken into account when determining employer and employee contributions is limited. In 2009, the compensation limitation was $245,000.

Employee Stock Ownership Plan

The Employee Stock Ownership Plan is a special type of profit sharing plan where the Company, in contributing a portion of its annual profit, enables participating employees, including the NEOs, to become a shareholder of Pacific Capital Bancorp. All employees are eligible to participate in the Plan beginning on the first day of the month after completing 12 months of employment in which he or she has worked at least 1,000 hours. Each year the Company endeavors to make a contribution to the Plan. The Plan Trustee, Schwab Retirement Plan Services, Inc., purchases the Company’s stock and allocates shares in book entry for eligible employees. Shares vest over a period of seven years as follows:

•	20% after 2 years of service

•	30% after 3 years of service

•	40% after 4 years of service

•	60% after 5 years of service

•	80% after 6 years of service

•	100% after 7 years of service

A participant, who terminates employment prior to being 100% vested in the Plan, forfeits his or her unvested portion. Participants can elect to receive cash dividends or have the dividends reinvested, which are invested in a guaranteed income fund. From time to time, funds are used to purchase additional shares of Company stock, as determined by the Retirement Plan Advisory Committee. The Company did not make a contribution to the Plan in 2009.

Under both the Incentive & Investment/Salary Savings Plan and the Employee Stock Ownership Plan, an employee may elect to take a distribution and roll it into an IRA account or take a distribution from the plan at age 59 1/2 without penalty of taxes.

SUMMARY COMPENSATION TABLE

(As of December 31, 2009)

The following Summary Compensation Table includes salary, bonus, other compensation, long-term compensation, and compensation expense computed according to the aggregate grant date value under FASB ASC Topic 718, for equity awards made in and prior to 2009 for the Named Executive Officers.

Name and Principal Position(1) (a)	Year (b)	Salary(2) ($) (c)	Bonus(3) ($) (d)	Stock Awards(4) ($) (e)	Option Awards(5) ($) (f)	Non-Equity Incentive Plan Compen-sation ($) (g)	Change in Pension Value and Non-qualified Deferred Compen- sation Earnings(6) ($) (h)	All Other Compen- sation(7) ($) (i)	Total ($) (j)
George Leis,	2009	$600,000	$10,000	$70,000	$0	$0	$0	$43,333	$723,333
President and Former CEO	2008	580,769	5,000	200,005	198,756	0	0	17,897	1,002,427
	2007	424,231	115,000	150,382	148,306	400,000	0	20,250	1,258,169

Stephen V. Masterson,	2009	342,231	85,000	49,999	0	0	0	12,672	489,902
Former EVP and CFO	2008	243,750	100,000	114,950	49,950	0	0	0	508,650

Clayton C. Larson,	2009	265,000	0	37,099	0	0	0	157,314	459,413
Former EVP Banking Executive (North)	2008	265,000	0	72,120	71,662	0	0	233,483	642,265
	2007	263,078	0	50,400	168,114	144,219	0	221,976	847,787

Frederick W. Clough,	2009	230,000	0	29,998	0	0	0	19,800	279,798
EVP & General Counsel	2008	230,000	0	57,490	57,142	0	0	17,676	362,308
	2007	228,637	0	43,840	41,906	115,000	0	19,494	448,877

Gordon J. Wahlgren	2009	216,154	2,650	31,768	0	0	0	0	250,482
EVP & Commercial Banking Executive

(1)	Mr. Masterson, former Executive Vice President and Chief Financial & Operating Officer, resigned from the Company on December 3, 2009, which was effective March 12, 2010. Mr. Donald E. Lafler, former Chief Financial Officer of the Company from July 1995 to March 2006, was appointed as Interim Chief Financial Officer on January 26, 2010. Mr. Wahlgren assumed the leadership of the Commercial Banking Division in October 2009 and was promoted to Executive Vice President and Commercial Banking Executive on February 9, 2010.
(2)	Amounts in column (c) represent 2009 salaries earned by the NEOs. Also included in column (c) is a salary deferral of $94,262 for Mr. Leis and a salary deferral of $12,000 for Mr. Clough. Please refer to the Non-Qualified Deferred Compensation Chart within this Information Statement for further information.
(3)	Amounts in column (d) for Mr. Leis represent the fourth installment of a 10-year signing bonus earned in 2009 pursuant to his original employment offer letter of March 3, 2006. The amounts in this column also include a retention payment of $85,000 to Mr. Masterson; and a $2,400 incentive bonus to Mr. Wahlgren pursuant to our Deposit Incentive Program along with a $250 referral bonus.

(4)	Pursuant to new Commission regulations regarding the valuation of equity awards, amounts in columns (e) and (f) represent the applicable full grant date fair values of stock awards and stock options in accordance with FASB ASC Topic 718, excluding the effect of forfeitures. To facilitate year-to-year comparisons, the Commission regulations require companies to present recalculated disclosures for each preceding fiscal year required under the rules so that equity awards and stock options reflect the applicable full grant date fair values, excluding the effect of forfeitures. The total compensation column is recalculated accordingly.
(5)	The fair values of stock options disclosed in column (f) are estimated at the date of grant using a binomial option-pricing model (“Pricing Model”). Assumptions used in the calculation of these amounts are included in Note 19, Shareholders’ Equity to the Company’s audited financial statements for the fiscal year ended December 31, 2009, included in our 2009 Annual Report filed with the Commission on March 11, 2010.
(6)	The Company does not have a defined benefit retirement plan for the NEOs. The deferred compensation plan does not provide above-market interest.

ALL OTHER COMPENSATION

Named Executive Officer	Stock Dividends on Unvested Restricted Stock ($)	401(k) Matching Contributions ($)	ESOP Dividends Paid to participant ($)	Term Life Insurance Premiums ($)	Car Allowances ($)	Perquisites ($)	Total Other Compensation ($)
Mr. Leis	$2,566	$9,825	$0	$529	$12,000	$18,413	$43,333
Mr. Masterson	1,247	4,208	0	217	7,000	0	12,672
Mr. Larson	1,532	0	3,045	489	26,720	30,060	157,314
Mr. Clough	1,286	9,810	0	68	0	8,636	19,800

(7)	The components of the All Other Compensation column are listed above and include stock dividends on unvested restricted stock and ESOP shares, 401(k) matching contributions by the Company, term life insurance premiums, and car allowances (the amount for Mr. Larson includes a cancellation fee on his car lease).

The “Perquisites” column includes (a) a payout of $18,413 to Mr. Leis for unused and over-accrued vacation (b) $30,060 to Mr. Larson for reimbursement of country club membership dues for business development purposes, and (c) reimbursement of $8,626 to Mr. Clough who had to cancel a pre-paid vacation due to business needs.

The “Total Other Compensation” column includes payments of $95,468 to Mr. Larson. At the time of our merger with the former Pacific Capital Bancorp in December 1998, Mr. Larson had an employment agreement in effect with that company, which expired in 2003. The merger also triggered an arrangement under which Mr. Larson is entitled to receive monthly payments for a period of 180 months. Payments are adjusted annually each year to reflect changes in the Cost of Living Index issued by the Bureau of Labor Statistics, using the date of retirement (age 65), as a base line. In the event that Mr. Larson dies before receiving the full amount to which he is entitled (payments expire in 2013), the Company would continue to make payments of the remaining balance to his designated beneficiary.

GRANTS OF PLAN-BASED AWARDS

	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards:(2) Number of Shares of Stock or Units (#) (i)	All Other Option Awards:(3) Number of Securities Under- lying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh)(4) (k)	Grant Date Fair Value of Stock and Option Awards(5) ($/Sh) (I)
Name (a)		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Mr. Leis	2/17/2009	$0	$0	$0				8,872	0	$7.89	$70,000
Mr. Masterson	2/17/2009	0	136,892	256,673				6,337	0	7.89	49,999
Mr. Larson	2/17/2009	0	132,500	225,250				4,702	0	7.89	37,099
Mr. Wahlgren	2/17/2009	0	108,077	183,731				4,015	0	7.89	31,678
Mr. Clough	2/17/2009	0	92,000	172,500				3,802	0	7.89	29,998

(1)	The incentive amounts reported in columns (d) and (e) are calculated based on salaries earned through December 31, 2009. Mr. Leis was not eligible to receive incentive compensation as a result of the executive compensation restrictions imposed by EESA, as amended by ARRA.
(2)	Restricted stock awards granted in 2009 generally vest over a four-year period in 25% annual increments on the grant date anniversary. Because the Company is a participant in the TARP CPP, the Company is subject to Interim Final Rules that were adopted by the Treasury Department on June 15, 2009. Under those rules, there are restrictions on vesting schedules that apply to restricted stock grants made subsequent to February 11, 2009 to the five most highly-compensated executives. Equity awards granted prior to February 11, 2009, are not subject to TARP.

Because Mr. Leis is among the five most highly-compensated executives of the Company, his 2009 equity grant is subject to the Interim Final Rules, which require a minimum two-year vesting period after the grant date and prescribe a complex schedule under which such stock may become transferable. Restricted stock granted on February 27, 2009, to Messrs. Larson, Clough and Wahlgren each vest in 25% increments over a four-year period. Mr. Masterson received 25% of his award on the first vesting date (February 27, 2010), and forfeited the remaining shares upon his resignation from the Company, effective of March 12, 2010.

Information about restricted stock awards granted in February 2010 for 2009 performance is included in the CD&A discussion within this Information Statement.

(3)	None of the NEOs received stock options in 2009. Generally, stock option awards are exercisable in cumulative 20% installments on each anniversary grant date and expire ten years from the date of grant. All options granted under the 2008 Equity Incentive Plan have an option price set at 100% of the market value of the closing price of the Company’s common stock on the date of the grant. Vesting schedules for most grants of employee stock options prior to October 2007 provided for cumulative 20% installments (20% after six months and 20% on each grant date anniversary thereafter). Stock options granted under the 2002 Plan and the 2008 Plan expire ten years from the date of grant.
(4)	The exercise or base price of option awards reflect the closing stock price on the date the stock was granted.
(5)	The amounts in column (l) reflect the grant date fair value of restricted stock grants during 2009. The grant date price of restricted stock grants made to Messrs. Leis, Masterson, Larson, Clough and Wahlgren on February 17, 2009, was $7.89 per share.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) N/A	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) N/A	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) N/A
Mr. Leis	8,000	2,000	—	$33.64	3/20/16	21,948	$21,070	—	—
	3,147	2,098		32.00	3/01/17
	4,367	6,550		31.68	4/02/17
	6,603	26,413		21.02	2/22/18

Mr. Masterson	1,500	6,000	—	22.99	4/20/18	9,670	9,283	—	—

Mr. Larson	13,333	0	—	28.19	4/28/14	12,729	12,220	—	—
	3,147	2,098		32.00	3/01/17
	24,908	0		23.13	7/23/12
	2,380	9,524		21.02	2/22/18

Mr. Clough	13,333	0	—	28.19	4/28/14	10,790	10,358	—	—
	2,730	1,820		32.00	3/01/17
	1,898	7,594		21.02	2/22/18

Mr. Wahlgren	4,000	1,000	—	32.81	12/12/16	5,482	5,263	—	—
	642
	2,570
	21.02
	2/22/18

(1)	With the exception of an April 2, 2007, grant to Mr. Leis, all stock options granted to the NEOs prior to October 2007 referenced in this table have a 10-year term and vest over a four-year period as follows: 20% on the six-month anniversary; 20% on the one-year anniversary; and 20% on each anniversary thereafter. Beginning in October 2007, stock options vest over a five-year period as follows: 20% on the one-year anniversary and 20% on each anniversary thereafter and have a 10-year term. Pursuant to Mr. Leis’ 2007 Employment Agreement, his April 2, 2007, stock option grant has a 10-year term and vests over a five-year period in equal 20% installments on each grant date anniversary.
(2)	This column represents the unvested shares for restricted stock awards granted in 2005 through 2009. The number of unvested shares for each individual grant is detailed in the chart following footnote (3) below.

(3)	This column represents the aggregate market value of unvested restricted shares, which are calculated by multiplying the number of restricted shares by the Company’s closing share price of $0.96 on December 31, 2009. The market value for the unvested shares is detailed in the chart below.

Named Executive Officer	Grant Date	Unvested Restricted Shares (#)	Market Value ($)
Mr. Leis	3/20/2006	3,500	$3,360
	3/01/2007	1,340	1,286
	4/02/2007	1,893	1,817
	2/22/2008	6,343	6,089
	2/17/2009	8,872	8,517

Mr. Masterson	4/21/2008	3,333	3,200
	2/17/2009	6,337	6,084

Mr. Larson	5/27/2005	1,600	1,536
	2/15/2006	2,800	2,688
	3/01/2007	1,340	1,286
	2/22/2008	2,287	2,196
	2/17/2009	4,702	4,514

Mr. Clough	5/27/2005	1,200	1,152
	2/15/2006	2,800	2,688
	3/01/2007	1,165	1,118
	2/22/2008	1,823	1,750
	2/17/2009	3,802	3,650

Mr. Wahlgren	3/01/2007	850	816
	2/22/2008	617	592
	2/17/2009	4,015	3,864

The vesting schedules for the NEO’s outstanding restricted stock holdings listed in footnote (3) are summarized in the table below.

Grant Date	Remaining Vesting Dates	Vesting Schedule	Mr. Leis	Mr. Masterson	Mr. Larson	Mr. Clough	Mr. Wahlgren
5/27/2005	5/27/2010	40% on 5th grant date anniversary			X	X
2/15/2006	2/15/2010 2/15/2011	30% on 4th grant date anniversary 40% on 5th grant date anniversary			X
3/20/2006	3/20/2010 3/20/2011	33% on each grant date anniversary	X
3/01/2007	3/01/2010 3/01/2011 3/01/2012	15% on 3rd grant date anniversary 30% on 4th grant date anniversary 40% on 5th grant date anniversary	X		X	X	X
4/02/2007	4/02/2010 4/02/2011 4/02/2012	20% on each grant date anniversary	X
2/22/2008	2/22/2010 2/22/2011	25% on each grant date anniversary	X		X	X	X
4/21/2008	4/21/2010 4/21/2011	33% on each grant date anniversary*		X
2/17/2009	2/17/2011 2/17/2012 2/17/2013	50% on 2/17/2011 25% on 2/17/2012 25% on 2/17/2013	X
2/17/2009	2/17/2011 2/17/2012 2/17/2013	25% on each grant date anniversary		X	X	X	X

*	Mr. Masterson forfeited his remaining shares upon his resignation from the Company, effective March 12, 2010.

OPTION EXERCISES AND STOCK VESTED

(As of December 31, 2009)

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(1)
Mr. Leis	0	$0	4,711	$32,229
Mr. Masterson	0	0	1,667	12,803
Mr. Larson	0	0	3,101	19,663
Mr. Clough	0	0	2,549	16,524
Mr. Wahlgren	0	0	409	2,751

(1)	The number of vested shares in the chart above reflects the gross amount of shares, without netting any shares surrendered to pay taxes. The aggregate dollar amount realized upon vesting was calculated by multiplying the number of shares by the fair market value on the vesting date. The vesting for each individual grant is detailed in the chart below.

Named Executive Officer	Date of Restricted Stock Vesting	Shares Vested (#)	Vesting Price ($)
Mr. Leis	2/22/2009 (1st anniversary)	3,172	$6.56
	3/01/2009 (2nd anniversary)	157	7.24
	3/20/2009 (3rd anniversary)	750	7.03
	4/02/2009 (2nd anniversary)	632	7.93

Mr. Masterson	4/21/2009 (1st anniversary)	1,667	$7.68

Mr. Larson	2/15/2009 (3rd anniversary)	600	$8.55
	2/22/2009 (1st anniversary)	1,144	6.56
	3/01/2009 (2nd anniversary)	157	7.24
	5/27/2009 (4th anniversary)	1,200	4.91

Mr. Clough	2/15/2009 (3rd anniversary)	600	$8.55
	2/22/2009 (1st anniversary)	912	6.56
	3/01/2009 (2nd anniversary)	137	7.24
	5/27/2009 (4th anniversary)	900	4.91

Mr. Wahlgren	2/22/2009 (1st anniversary)	309	$6.56
	3/01/2009 (2nd anniversary)	100	7.24

Non-Qualified Deferred Compensation Plan

The Company established the Pacific Capital Bancorp Deferred Compensation Plan (“DCP”) to provide senior officers with a tax-efficient means to save for retirement. The Board of Directors determined (based on market practices) that the DCP would enable the Company to compete more effectively in the market for executive talent. The Company does not formally fund the DCP, and participants have an unsecured contractual commitment by the Company to pay the amounts due under the DCP. When such payments are due, the cash will be distributed from the Company’s general assets. The Company has purchased bank-owned life insurance to fund this liability.

The DCP was amended on January 1, 2005, to comply with IRC Section 409A, which, among other things, prescribes rules regarding the timing of deferral elections and distributions. The DCP allows the Board of Directors and certain executives to save pre-tax dollars in a tax-deferred retirement program. Payouts of deferred compensation under the DCP begin upon retirement, termination of employment, disability or death or previously elected payment date. However, in the event of an unforeseeable financial emergency and approval of the Compensation Committee, a participant may be allowed to access funds earlier. Benefits can be received either as a lump-sum payment or in annual installments.

Through 2009, senior officers, including the NEOs, may defer up to 90% of their annual salary and up to 100% of their commission or bonus and can specify allocation amounts in increments of 1%. The Board of Directors may defer up to 100% of their Director fees. The deferred amounts are credited with gains and/or losses based upon the participant’s selection of a wide-range of measurement funds, including international, U.S. equity, bond and money market measurement funds. If a participant does not elect any measurement fund, the account balance is automatically allocated into the lowest-risk measurement fund. The performance of each fund (either positive or negative) is determined on a daily basis based on the manner in which a participant’s account balance has been allocated among the funds.

Participants elect a future date when they would like to receive the distribution, which may or may not occur at termination or retirement. Participants have the option to elect a distribution date that occurs while they are still employed. Taxes are due upon distribution.

Annually, a participant may elect to defer base salary, bonus, commissions and/or Director fees in the following minimum amounts for each deferral elected:

Deferral	Minimum Amount
Base Salary, Bonus, Commissions and/or long-term incentive amounts	$5,000 aggregate
Director Fees	0

A participant may elect to defer up to the following maximum percentages for each deferral elected:

Deferral	Maximum Percentage
Base Salary	90%
Bonus	100%
Commissions	100%
LTIP Amounts	100%
Director Fees	100%

NON-QUALIFIED DEFERRED COMPENSATION

Name (a)	Executive Contributions in Last FY(1) ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY(2) ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Mr. Leis	$94,262	$0	$135,047	$0	$182,410
Mr. Larson	0	0	(141,708)	0	1,043,556
Mr. Clough	12,000	0	12,800	0	94,467
Mr. Wahlgren	0	0	0	0	0

(1)	These amounts are included in the Summary Compensation Table in the “Salary” column.
(2)	None of the earnings in this column are included in the Summary Compensation Table because they were not preferential or above market.

DIRECTOR COMPENSATION

The Company’s director compensation program is designed to attract and retain qualified, independent Directors to represent the shareholders of the Company on the Board of Directors and act in their best interest. The Compensation Committee, which consists solely of independent Directors, has responsibility for reviewing and recommending any changes to the Director compensation program. All recommended compensation changes require approval or ratification by the full Board of Directors. Compensation for the members of the Board of Directors is reviewed regularly by the Compensation Committee.

While compensation for Mr. Horton, a part-time employee and Director of the Company, is shown in the Director Compensation Table, his compensation is for employee services. As Named Executive Officers for fiscal year 2009, compensation information for Mr. Leis, President and Chief Executive Officer, and Mr. Larson, Executive Vice President, Community Banking Executive (North), can be found in the “Compensation Discussion and Analysis” and the executive compensation disclosure tables provided within this Information Statement. Employee Directors do not receive compensation for their service as Directors.

During fiscal 2009, the Compensation Committee directly engaged a compensation consultant, Amalfi Consulting, to assist the Compensation Committee in evaluating the competitiveness of the Board of Directors compensation program. The Compensation Committee instructed Amalfi Consulting to evaluate the form and amount of fees and equity as compared to the Company’s peer group and recommend what changes, if any, should be made. During its evaluation process, the Compensation Committee considered, among other things, recent trends and developments relating to board compensation; compensation provided to directors of the same peer group of institutions used for benchmarking executive compensation (a list of the peer institutions is presented in the “Compensation Discussion and Analysis”), and the impact to the Company of the historic economic recession. Management was not involved in the Compensation Committee’s evaluation of or recommendations on Board of Directors compensation.

The Compensation Committee examined both the amounts and the components of the Board of Directors compensation program, as well as the aggregate overall board compensation costs, and determined that the general Board of Directors structure is relatively consistent with the peer group. In addition, the Compensation Committee determined that the compensation structure, compensation components (cash retainers, attendance board meeting fees, equity grants, and committee meeting fees), and total compensation (fees and equity) amounts place the Directors in a competitive market position. As a result, the Compensation Committee recommended to the Board of Directors that no adjustments be made to the Company’s Director compensation program in 2009, and the Board of Directors approved this recommendation.

The current compensation program for non-employee Directors is shown on the following chart:

Annual Cash Retainer Fee	$30,000
Chairman of the Board Annual Retainer Fee(1)	160,000
Audit Committee Chairman Annual Retainer Fee	15,000
Compensation Committee Chairman Annual Retainer Fee	12,000
Governance & Nominating Committee Chairman Annual Retainer Fee	8,000
Wealth Management Oversight Committee Chairman Retainer Fee	5,000
Directors’ Loan Committee Chairman Retainer Fee (new in 2009)	5,000
Quarterly Board Meeting Attendance Fee(2)	2,000
Committee meeting attendance fees for: Audit, Compensation, Governance & Nominating, Wealth Management Oversight, and Directors’ Loan Committee	1,000
Annual Equity Grant Value (applies to all non-employee Directors)	$45,000

(1)	Dr. Birch, former independent Chairman of the Board, does not receive any additional cash compensation for attending Board of Directors or committee meetings.
(2)	Quarterly Board of Directors meetings and the annual strategic planning session are generally two-day meetings. Special Board of Directors meetings held during the year are included as part of the annual Board of Directors retainer fee, unless a special meeting calls for preparation similar to a lengthy Board of Directors meeting. A similar analysis applies for special committee meetings. The Chairman of the Board makes the determination as to whether special meetings held during the year are eligible for meeting fees. If such a determination is made, compensation for special meetings is normally $1,000. Members are not compensated for their participation on the Directors’ Compliance Committee.

Retainers and meeting fees are paid in quarterly installments. Non-employee Directors are also reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at Board of Directors and committee meetings, and do not receive any perquisites as part of their compensation.

Non-employee Directors also receive an annual equity award valued at approximately $45,000, usually in the form of restricted stock, which is granted subsequent to their election on the date of each annual meeting of shareholders. The 2009 award is discussed in the Director Compensation Chart below.

DIRECTOR COMPENSATION CHART

(as of December 31, 2009)

Name(1) (a)	Fees Earned or Paid in Cash ($)(2) (b)	Stock Awards ($)(3) (c)	Option Awards ($)(4) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Non-qualified Deferred Compensation Earnings(5) (f)	All Other Compensation ($)(6)(7) (g)	Total ($) (h)
Dr. Birch	$160,000	$45,006	0	0	0	$16,858	$221,864
Mr. Hambleton	104,000	45,006	0	0	0	227	149,233
Mr. Horton	40,923	0	0	0	0	158,943	199,866
Mr. Knopf	85,000	45,006	0	0	0	131,020	261,026
Mr. Kummer	103,000	45,006	0	0	0	227	148,233
Mr. Mackall	93,000	45,006	0	0	0	26,559	164,605
Mr. Nightingale	91,000	45,006	0	0	0	227	136,233
Ms. Odell	86,000	45,006	0	0	0	227	131,233

(1)	Employee Directors do not receive compensation from the Company for their services as Directors.

(2)	Amounts in this column for Mr. Knopf include a deferral of his annual retainer fees in the amount of $69,500. Mr. Horton’s amount includes a salary deferral of $29,193.
(3)	Non-employee Directors are entitled to receive an annual stock grant valued at approximately $45,000 following the Annual Shareholders’ Meeting pursuant to the terms and conditions of the 2008 Equity Incentive Plan, an omnibus equity plan. Our current practice is to grant restricted stock, not stock options. On April 30, 2009, each non-employee Director received 6,485 restricted shares at the closing stock price of $6.94. The equity vests 12 months from the date of grant.
(4)	At December 31, 2009, Dr. Birch had 2,417 outstanding stock options, and Mr. Knopf had 17,321 outstanding stock options.
(5)	The Company does not have a pension plan or other supplemental executive retirement plan for non-employee Directors. Non-employee Directors may participate in the Company’s Non-Qualified Deferred Compensation Plan and can elect to defer all or a part of their annual cash retainers and meeting fees. Participants have the option to select from several measurement funds in their deferred compensation account and can specify allocation amounts in increments of 1%. The deferred compensation plan does not provide above-market interest. For further information, see the “Non-Qualified Deferred Compensation Plan” section of this Information Statement on page 35.
(6)	Column (g) reflects dividends earned during the first quarter 2009 on 2,060 unvested restricted shares, as well as aggregate earnings on deferred compensation in fiscal 2009.

All Other Compensation Non-employee Directors

Director	Dividends on Unvested Restricted Stock ($)	Aggregate Withdrawals/ Distributions on Deferred Compensation ($)	Aggregate Earnings on Deferred Compensation ($)	Total ($)
Dr. Birch	$227	$0	$16,631	$16,858
Mr. Hambleton	227	0	0	227
Mr. Knopf	227	0	130,793	131,020
Mr. Kummer	227	0	0	227
Mr. Mackall	227	7,634	18,738	26,599
Mr. Nightingale	227	0	0	227
Ms. Odell	227	0	0	227

(7)	Pursuant to an agreement in place at the time of the Company’s merger in December 1998 with the former Pacific Capital Bancorp, Mr. Horton receives a supplemental salary through 2013. His amounts in the “All Other Compensation” column also include:

Dividends on Unvested Restricted Stock*	$231
Reimbursement of Membership Dues	2,160
Aggregate Earnings Loss on Deferred Compensation	(24,236)
401(k) Employer Match	7,219
ESOP Dividends	3,088
Supplemental Salary	170,481

*	At December 31, 2009, Mr. Horton held 1,500 shares of unvested restricted stock and 39,355 outstanding stock options, which options are below the exercise price.

ACTION 3

MERGER OF THE COMPANY WITH AND INTO MERGER SUB TO EFFECT A REINCORPORATION OF THE COMPANY FROM CALIFORNIA TO DELAWARE

On November 24, 2010, the Board of Directors approved the reincorporation of the Company from California to Delaware by means of a merger of the Company with and into Merger Sub. Merger Sub will survive the merger and as part of the merger each outstanding share of Common Stock will automatically be converted into one share of common stock of the surviving Delaware corporation (the “Delaware Company”). On December 1, 2010, Investor, which owns 2,500,000,000 shares of Common Stock, representing approximately 76.0% of the outstanding shares of Common Stock, executed a written consent approving the Reincorporation. The name of the Delaware Company, which will be the successor to the Company, will be Pacific Capital Bancorp, or such other name as the Board of Directors may approve. It is currently expected that the Reincorporation will be effected promptly after the effectiveness of the Reverse Stock Split and the 2010 Equity Incentive Plan, or on or about December 29, 2010 (the “Reincorporation Effective Date”).

Shareholders are urged to read this section of the Information Statement carefully, including the related Annexes referenced below and attached to this Information Statement. The following discussion summarizes material provisions of the Reincorporation. This summary is subject to and qualified in its entirety by the Reincorporation Agreement, the Delaware Certificate and the Delaware Bylaws. Copies of the California Articles and the California Bylaws are available for inspection at the principal office of the Company and copies will be sent to shareholders free of charge upon written request.

PRINCIPAL REASONS FOR THE REINCORPORATION

The purpose of the Reincorporation is to enable the Company to reincorporate from California to Delaware, where a majority of publicly-traded corporations are domiciled. Reincorporation would allow the Company to have greater flexibility in the declaration and payment of dividends to our shareholders, to take advantage of the certainty provided by extensive Delaware court decisions, to access the specialized Delaware Chancery Courts, and to help in the recruitment and retention of qualified independent directors due to the more liberal and tested exculpation and indemnification permitted under Delaware law. The Board of Directors believes that the Reincorporation is in the best interests of the Company and its shareholders.

The Board of Directors believes that any direct benefit that the Delaware General Corporation Law (the “DGCL”) provides to a corporation indirectly benefits the shareholders, who are the owners of the Company. The Board believes that there are several reasons why a reincorporation from California to Delaware is in the best interests of the Company and its shareholders. As explained in more detail below, these reasons can be summarized as follows:

•	enhanced flexibility for declaring and paying dividends;

•	greater predictability, flexibility and responsiveness of the DGCL to corporate needs; and

•

enhanced ability of Delaware corporations to attract and retain qualified independent directors due to the more liberal and tested exculpation and indemnification permitted under Delaware law, while providing appropriate protection for shareholders from possible abuses by directors and officers.

Enhanced Flexibility for Paying Dividends.    Delaware law is more flexible than California law with respect to payment of dividends. Delaware law generally provides that a corporation may declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year. Surplus is defined as the excess of a corporation’s net assets (i.e., its total assets minus its total liabilities) over the capital associated with issuances of its common stock. Moreover, Delaware law permits a board of directors to reduce its capital and transfer such amount to its surplus.

Under California law, a corporation may not make any distribution to its shareholders unless either: (i) the corporation’s retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution; or (ii) immediately after giving effect to the distribution, the corporation’s assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to one and one fourth (1-1/4) times its liabilities (not including deferred taxes, deferred income and other deferred credits), and the corporation’s current assets would be at least equal to its current liabilities (or one and one fourth (1-1/4) times its current liabilities if the average pre-tax and pre- interest expense earnings for the preceding two fiscal years were less than the average interest expense for such years). These tests are applied to California corporations on a consolidated basis. For a bank holding company such as the Company, clause (ii) is often not available for the payment of dividends due to the fact that the consolidated liabilities of a bank holding company include a substantial amount of deposit liabilities to its customers.

Predictability, Flexibility and Responsiveness to Corporate Needs.    Delaware has adopted comprehensive and flexible corporate laws which are revised regularly to meet changing legal and business needs of corporations. The Delaware legislature is particularly sensitive to issues regarding corporate law and is especially responsive to developments in modern corporate law. In addition, Delaware offers a system of specialized Chancery Courts to deal with corporate law questions which have streamlined procedures and processes which help provide relatively quick decisions. These courts have developed considerable expertise in dealing with corporate issues as well as a substantial and influential body of court decisions interpreting the DGCL. In addition, the Delaware Secretary of State is particularly flexible and responsive in its administration of the filings required for mergers, acquisitions and other corporate transactions. Delaware has become a preferred domicile for most major American corporations and the DGCL and administrative practices have become comparatively well-known and widely understood. As a result of these factors, it is anticipated that the DGCL will provide greater efficiency, predictability and flexibility in the Company’s legal affairs than is presently available under California law.

Qualified Directors and Officers.    The Board of Directors believes that reincorporation under Delaware law will enhance the Company’s ability to attract and retain qualified directors and officers as well as encourage directors and officers to continue to make independent decisions in good faith on behalf of the Company. The DGCL offers greater certainty and stability from the perspective of those who serve as corporate officers and directors. The Company believes that the better understood, and comparatively stable corporate environment afforded by Delaware will enable it to compete more effectively with other public companies, most of which are incorporated in Delaware, in the recruitment, from time to time, of talented and experienced directors and officers.

The Board of Directors believes that the parameters of director and officer liability are more extensively addressed in Delaware court decisions and are therefore better defined and better understood than under California law. The Board of Directors believes that reincorporation in Delaware will enhance the Company’s ability to recruit and retain directors and officers in the future, while providing appropriate protection for shareholders from possible abuses by directors and officers. In this regard, it should be noted that directors’ personal liability is not, and cannot be, eliminated under the DGCL for intentional misconduct, bad faith conduct or any transaction from which the director derives an improper personal benefit.

EXCEPT FOR THOSE CHANGES DESCRIBED BELOW, THIS PROPOSAL DOES NOT SEEK TO GENERALLY CHANGE THE CURRENT CHARTER AND BYLAWS PROVISIONS OF THE COMPANY OR GENERALLY ALTER THE RIGHTS OF THE SHAREHOLDERS OR THE RULES BY WHICH THE COMPANY OPERATES OR BY WHICH ITS AFFAIRS ARE GOVERNED.

Possible Negative Considerations

Notwithstanding the belief of the Board of Directors as to the benefits to the shareholders of the Reincorporation, it should be noted that Delaware law has been criticized by some commentators on the grounds that it does not afford minority shareholders the same substantive rights and protections as are available in a number of other states. The Reincorporation of the Company in Delaware may make it more difficult for minority shareholders to elect directors and influence Company policies. It should also be noted that the interests of the Board of Directors, management and affiliated shareholders in voting to approve the Reincorporation may not be the same as those of unaffiliated shareholders. For a comparison of shareholders’ rights and the power of management under Delaware and California law, see “The Charters and Bylaws of the Company and Merger Sub Compared and Contrasted” beginning on page 43 and “Significant Differences Between the Corporation Laws of California and Delaware” beginning on page 45. In addition, franchise taxes in Delaware may be greater than in California.

The Board of Directors has considered the potential disadvantages of the Reincorporation and has concluded that the potential benefits outweigh the possible disadvantages.

IMPLEMENTATION AND EFFECT OF THE REINCORPORATION

Mechanics of the Reincorporation

The Reincorporation will be effected by the merger of the Company with and into Merger Sub, a wholly-owned subsidiary of the Company that has been recently incorporated under the DGCL for the purpose of completing the Reincorporation. The Delaware Company will be the surviving corporation after the Merger and the Delaware Company will operate the business of the Company.

Upon the effectiveness of the Reincorporation, the Company will be governed by the Delaware Certificate, the Delaware Bylaws and the DGCL. Although the Delaware Certificate and the Delaware Bylaws are generally similar to the California Articles and the California Bylaws, they nevertheless include provisions that are somewhat different from the provisions contained in the current California Articles, California Bylaws or under the CGCL. See “Significant Differences Between the Corporation Laws of California and Delaware” beginning on page 45.

Upon the effectiveness of the Reincorporation, each outstanding share of Company Common Stock will automatically be converted into one share of common stock of the Delaware Company. In addition, each outstanding option or warrant to purchase shares of Company Common Stock will be converted into an option or warrant to purchase the same number of shares of the Delaware Company common stock with no other changes in the terms and conditions of such options or warrants. The Company’s other employee benefit arrangements including, but not limited to, equity incentive plans with respect to issued unvested restricted stock, will be continued by the Delaware Company upon the terms and subject to the conditions specified in such plans.

CERTIFICATES FOR SHARES IN THE COMPANY WILL AUTOMATICALLY REPRESENT SHARES IN THE DELAWARE COMPANY UPON COMPLETION OF THE MERGER, AND SHAREHOLDERS WILL NOT BE REQUIRED TO EXCHANGE STOCK CERTIFICATES AS A RESULT OF THE REINCORPORATION.

Upon the effectiveness of the Reincorporation, the name of the company as operated through the Delaware Company will remain Pacific Capital Bancorp, or will change to such other name as may be approved by the Board of Directors. Other than a possible name change and change in corporate domicile, the Reincorporation will not result in any change in the business, physical location, management, assets, liabilities or net worth of the Company, nor will it result in any change in location of Company employees, including the Company’s management. The consolidated balance sheets and consolidated statements of operations of the Delaware Company immediately after consummation of the Reincorporation will be the same as those of the Company immediately prior to the consummation of the Reincorporation. In addition, upon the effectiveness of the merger, the Board of Directors of the Delaware Company (the “Delaware Company Board”) will consist of those persons elected to the current Board of Directors of the Company and the individuals serving as executive officers of the Company immediately prior to the Reincorporation will continue to serve as executive officers of the Delaware Company. Upon effectiveness of the Reincorporation, the Delaware Company will be the successor-in-interest to the Company and the shareholders will become shareholders of the Delaware Company.

The Board of Directors may abandon the Reincorporation at any time prior to the Reincorporation Effective Date if the Board of Directors determines that the Reincorporation is inadvisable for any reason. For example, the DGCL or the CGCL may be changed to reduce the benefits that the Company hopes to achieve through the Reincorporation, or the costs of operating as a Delaware corporation may be increased, although the Company does not know of any such changes that are contemplated. The Reincorporation Agreement may be amended at any time prior to the Effective Time, either before or after the shareholders have voted to adopt the proposal, subject to applicable law. The Company will re-solicit the shareholders’ approval of the Reincorporation if the terms of the Reincorporation Agreement are changed in any material respect.

The Charters and Bylaws of the Company and Merger Sub Compared and Contrasted

With certain exceptions, the provisions of the Delaware Certificate and Delaware Bylaws are similar to those of the California Articles and California Bylaws. However, the Reincorporation includes the implementation of certain provisions in the Delaware Certificate and Delaware Bylaws which may alter the rights of shareholders and the powers of management and reduce shareholder participation in certain important corporate decisions. These provisions may have anti-takeover implications and are described in detail below.

Certain other changes altering the rights of shareholders and powers of management could be implemented in the future by amendment of the Delaware Certificate following shareholder approval and certain such changes could be implemented by amendment of the Delaware Bylaws without shareholder approval. For a discussion of such changes, see “Significant Differences Between the Corporation Laws of California and Delaware.” This discussion of the Delaware Certificate and Delaware Bylaws is qualified by reference to Annex D and Annex E attached hereto, respectively.

Change in Number of Directors

Under the CGCL, although a change in the number of directors must in general be approved by the shareholders, the board of directors may fix the exact number of directors within a stated range set forth in either the articles of incorporation or bylaws, if that stated range has been approved by the shareholders. Any change outside of the established range or a change in the established range must be approved by the shareholders. The California Bylaws provide that a change in the stated range or a change from a variable to a fixed board of directors must be approved by a vote of the holders of at least a majority of the outstanding shares. The DGCL permits the board of directors alone to change the authorized number of directors by amendment to the bylaws or in the manner provided in the bylaws, unless the certificate of incorporation fixes the number of directors (in which case a change in the number of directors may be made only by an amendment of such certificate, which would require a vote of shareholders).

While both the California Bylaws and the Delaware Bylaws establish a range of nine (9) to seventeen (17) directors, currently fixed by resolution of the Board of Directors at thirteen (13), following the Reincorporation, the approval of the shareholders would not be required to change the stated range of directors, as would be the case in California.

Filling Vacancies on the Board of Directors

Under California law, any vacancy on the board of directors other than one created by removal of a director may be filled by the board. If the number of directors is less than a quorum, a vacancy may be filled by the unanimous written consent of the directors then in office, by the affirmative vote of a majority of the directors at a meeting held pursuant to notice or waivers of notice, or by a sole remaining director. A vacancy created by removal of a director may be filled by the board only if authorized by a corporation’s articles of incorporation or by a bylaw approved by the corporation’s shareholders.

The California Bylaws authorize only shareholders to fill vacancies created by removal of a director. Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director, unless otherwise provided in the certificate of incorporation or bylaws. The Delaware Bylaws follow Delaware law and provide that vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director.

Shareholder Proposal Notice Provisions

There is no specific statutory requirement under California or Delaware law with regard to advance notice of director nominations and shareholder proposals. Absent a bylaw restriction, director nominations and shareholder proposals are subject to federal securities laws, which generally provide that shareholder proposals that the proponent wishes to include in the Company’s proxy materials must be received not less than 120 days in advance of the anniversary of the date on which the proxy statement was released in connection with the previous year’s annual meeting.

The California Bylaws provide that notice of the name of any person to be nominated by any shareholders for election as a director of the Company at any annual meeting of shareholders shall be delivered to the Secretary of the Company at its principal place of business not less than 14 nor more than 50 days prior to the date of the meeting; provided, however that if the date of the meeting is first publicly announced or disclosed (in a public filing or otherwise) less than 21 days prior to the date of the meeting, such advance notice shall be given not more than 7 days after such date is first announced. The California Bylaws require that to be timely, a shareholder proposal (other than the nomination of any person for election as a director of the Company) to be presented at an annual meeting shall be delivered to the Secretary of the Company at its principal place of business not less than 90 days nor more than 120 days prior to the anniversary of the prior year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days prior to or more than 30 days after such anniversary date, notice by the shareholder to be timely must be so delivered not more than 120 days prior to such annual meeting and not less than the later to occur of the date 90 days prior to such annual meeting or the 10th day following the date of such annual meeting being first publicly announced.

The Delaware Bylaws require that to be timely, a shareholder proposal (including that for director nominations and other matters) to be presented at an annual meeting shall be delivered to the Secretary of the Company at its principal executive office not less than 90 days nor more than 120 days prior to the anniversary of the prior year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days prior to or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not more than 120 days prior to such annual meeting nor less than the later to occur of (i) the date 90 days prior to such annual meeting date or (ii) the 10th day following the date such annual meeting date is first publicly announced or disclosed.

The California Bylaws provide that if a special meeting is called by any person, other than the Board of Directors, who is entitled to call such a meeting, the Company shall cause such special meeting to be held within 35 days and not more than 60 days following the receipt of the request. The Delaware Bylaws provide that such a special meeting shall be held no later than 90 days of a valid request for a meeting. In addition, the Delaware Bylaws include additional procedures relating to shareholder initiated special meetings. This procedure includes continuing ownership requirements of the initiating shareholders until the special meeting is held, restrictions on the permitted items of business at the special meeting where similar business has been brought before shareholders within 120 days prior to the special meeting request, and limits on the number of special meetings required to be held in a 12-month period.

Significant Differences Between the Corporation Laws of California and Delaware

The General Corporation Laws of California and Delaware differ in many respects and, consequently, it is not practical to summarize all of the differences in this Information Statement. The following provides a summary of major substantive differences between the CGCL and the DGCL beyond those discussed in “The Charters and Bylaws of the Company and Merger Sub Compared and Contrasted” above. It is not an exhaustive description of all differences between the laws of the two states. Accordingly, all statements herein are qualified in their entirety by reference to the respective General Corporation Laws of California and Delaware.

Shareholder Voting in Acquisitions

The California and Delaware laws are substantially similar in terms of when shareholder approval is required for a corporation to undertake various types of acquisition transactions. Both California and Delaware law generally require that a majority of the shareholders of both the acquiring and target corporations approve a statutory merger. In addition, both California and Delaware law require that a sale of all or substantially all of the assets of a corporation be approved by a majority of the outstanding voting shares of the corporation selling its assets.

The DGCL does not require a shareholder vote of the surviving corporation in a merger (unless provided otherwise in the corporation’s certificate of incorporation) if:

•	the merger agreement does not amend the existing certificate of incorporation;

•	each share of stock of the surviving corporation outstanding immediately before the transaction is an identical outstanding share after the merger; and

•	either:

•	no shares of common stock of the surviving corporation (and no shares, securities or obligations convertible into such stock) are to be issued in the merger, or

•

the shares of common stock of the surviving corporation to be issued in the merger (including shares issuable upon conversion of any other shares, securities or obligations to be issued in the merger) do not exceed twenty percent (20%) of the shares of common stock of the surviving corporation outstanding immediately prior to the merger.

California law contains a similar exception to its voting requirements for reorganizations, where shareholders or the corporation itself immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than five-sixths (5/6) of the voting power of the surviving or acquiring corporation or its parent entity.

Limitations on Certain Business Combinations

Delaware, like a number of states, has adopted special laws designed to make certain kinds of “unfriendly” corporate takeovers, or other non-board approved transactions involving a corporation and one or more of its significant shareholders, more difficult.

Under Section 203 of the Delaware statute, a Delaware corporation is prohibited from engaging in a “business combination” with an “interested shareholder” for three years following the date that such person or entity becomes an interested shareholder. With certain exceptions, an interested shareholder is a person or entity that owns, individually or with or through other persons or entities, fifteen percent (15%) or more of the corporation’s outstanding voting stock (including rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and also stock as to which the person has voting rights only). The three-year moratorium imposed by Section 203 on business combinations does not apply if:

•

prior to the date on which the interested shareholder becomes an interested shareholder, the board of directors of the corporation approves either the business combination or the transaction that resulted in the person or entity becoming an interested shareholder;

•

upon consummation of the transaction that makes the person or entity an interested shareholder, the interested shareholder owns at least eighty-five percent (85%) of the corporation’s voting stock outstanding at the time the transaction commenced (excluding, for purposes of determining voting stock outstanding, shares owned by directors who are also officers of the corporation and shares held by employee stock plans that do not give employee participants the right to decide confidentially whether to accept a tender or exchange offer); or

•

on or after the date the person or entity becomes an interested shareholder, the business combination is approved both by the board of directors and by the shareholders at a meeting by sixty-six and two-thirds percent (66-2/3%) of the outstanding voting stock not owned by the interested shareholder.

In the present case, the Delaware Company has elected in its certificate of incorporation not to be governed by Section 203.

California law does not have a section similar to Delaware Section 203, but it does have different provisions that may limit a corporation’s ability to engage in certain business combinations. California law requires that, in a merger of a corporation with a shareholder (or its affiliate) who holds more than fifty percent (50%) but less than ninety percent (90%) of the corporation’s common stock, the other shareholders of the corporation must receive common stock in the transaction, unless all the corporation’s shareholders consent to the transaction. This provision of California law may have the effect of making a “cash-out” merger by a majority shareholder (possibly as the second step in a two-step merger) more difficult to accomplish. Delaware law does not have an analogue to California law in this respect. However, under some circumstances Section 203 does provide similar protection to shareholders against coercive two-tiered bids for a corporation in which the shareholders are not treated equally.

California law also provides that, except in certain circumstances, when a tender offer or a proposal for a reorganization or sale of assets is made by an interested party (generally a controlling or managing party of the corporation), the interested party must provide the other shareholders with an affirmative written opinion as to the fairness of the consideration to be paid to the shareholders. This fairness opinion requirement does not apply to corporations that have fewer than 100 shareholders of record or to a transaction that has been qualified under California state securities laws. Furthermore, if a tender of shares or a vote is sought pursuant to an interested party’s proposal and a later proposal is made by another party at least 10 days prior to the date of acceptance of the interested party’s proposal, the shareholders must be informed of the later offer and be afforded a reasonable opportunity to withdraw their vote, consent or proxy, and to withdraw any tendered shares. The DGCL has no comparable provision.

No Cumulative Voting

Under California law, any shareholder may cumulate his or her votes in the election of directors upon proper notice of his or her intention to do so, except that corporations listed on the New York Stock Exchange, NYSE Amex, NASDAQ Global Market or NASDAQ Capital Market may eliminate cumulative voting with shareholder approval. In an election of directors under cumulative voting, each share of voting stock is entitled to vote the number of votes to which such share would normally be entitled, multiplied by the number of directors to be elected. A shareholder may then cast all such votes for a single candidate or may allocate them among as many candidates as the shareholder may choose. Cumulative voting may enable a minority shareholder or group of shareholders to elect at least one representative to the board. Without cumulative voting, the holders of a majority of the shares present at an annual meeting would have the power to elect all the directors to be elected at that meeting, and no person could be elected without the support of a majority of the shareholders voting. Without cumulative voting, any director or the entire board of directors of a corporation may be removed with or without cause with the approval of a majority of the outstanding shares entitled to vote at an election of directors.

The current California Articles have eliminated this right by providing that no holder of any class of stock of the Company shall be entitled to cumulate votes at any election of directors of the Company and cumulative voting is not provided for under the Delaware Certificate.

Removal of Directors

In general, under California law, any director, or the entire board of directors, may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote. In the case of a corporation with cumulative voting or whose board is classified, however, no individual director may be removed (unless the entire board is removed) if the number of votes cast against such removal would be sufficient to elect the director under cumulative voting rules. In addition, shareholders holding at least ten percent (10%) of the outstanding shares of any class may bring suit to remove any director in case of fraudulent or dishonest acts or gross abuse of authority or discretion.

Under the DGCL, any director, or the entire board of directors, of a corporation that does not have a classified board of directors or cumulative voting may be removed with or without cause with the approval of a majority of the outstanding shares entitled to vote at an election of directors. Delaware law also permits a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with the removal of directors.

In the present case, the California Articles and California Bylaws do not provide for a classified board of directors and do not provide for cumulative voting. As the Delaware Company will similarly not have a classified board nor will it provide for cumulative voting, the directors of the Delaware Company after the Reincorporation will continue to be subject to removal with or without cause.

Shareholder Power to Call Special Shareholders’ Meeting

Under California law, a special meeting of shareholders may be called by the board of directors, the Chairman of the Board, the President, the holders of shares entitled to cast not less than 10% of the votes at such meeting and such other persons as are authorized by the articles of incorporation or bylaws. Under the DGCL, a special meeting of shareholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. Although permitted to do so, the Delaware Bylaws do not eliminate the right of shareholders to call a special meeting; instead, the Delaware Bylaws provide that such a meeting may be called by the Delaware Company Board, the Chairman of the Delaware Company Board, the Chief Executive Officer or the holders of shares entitled to cast not less than 25% of the votes at such meeting (an increase from the current requirement for holders calling a special meeting to represent at least 10% of the shares entitled to be cast at such meeting).

Limitation of Liability and Indemnification

California and Delaware have similar laws respecting the liability of directors of a corporation and the indemnification by the corporation of its officers, directors, employees and other agents for damages they incur. The laws of both states also permit corporations to adopt a provision in their charters eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the director’s fiduciary duty of care. Nonetheless, as discussed below, there are certain differences between the laws of the two states respecting indemnification and limitation of liability.

Elimination of Director Personal Liability for Monetary Damages

One provision of the revised DGCL permits a corporation to include a provision in its certificate of incorporation which limits or eliminates the personal liability of a director for monetary damages arising from breaches of his or her fiduciary duties to the corporation or its shareholders, subject to certain exceptions. Such a provision may not, however, eliminate or limit director monetary liability for:

•	breaches of the director’s duty of loyalty to the corporation or its shareholders;

•	acts or omissions not in good faith or involving intentional misconduct or knowing violations of law;

•	the payment of unlawful dividends or unlawful stock repurchases or redemptions; or

•	transactions in which the director received an improper personal benefit.

Such a limitation of liability provision also may not limit a director’s liability for violation of, or otherwise relieve the Company or directors from the necessity of complying with, federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission.

California law contains similar authorization for a corporation to eliminate the personal liability of directors for monetary damages, except where such liability is based on:

•	intentional misconduct or knowing and culpable violation of law;

•	acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director;

•	receipt of an improper personal benefit;

•

acts or omissions that show reckless disregard for the director’s duty to the corporation or its shareholders, where the director in the ordinary course of performing a director’s duties should be aware of a risk of serious injury to the corporation or its shareholders;

•	acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation and its shareholders;

•	transactions between the corporation and a director who has a material financial interest in such transaction; and

•	liability for improper distributions, loans or guarantees.

In the present case, the current California Articles eliminate the liability of directors to the Company for monetary damages to the fullest extent permissible under California law. The Delaware Certificate similarly eliminates the liability of directors to the Company for monetary damages under Delaware law. As a result, following the Reincorporation, directors of the Delaware Company cannot be held liable for monetary damages even for gross negligence or lack of due care in carrying out their fiduciary duties as directors, so long as that gross negligence or lack of due care does not involve bad faith or a breach of their duty of loyalty to the Company.

Indemnification

California law requires indemnification when the individual has defended successfully the action on the merits. Delaware law requires indemnification of expenses when the individual has defended successfully any action, claim, issue or matter therein, on the merits or otherwise. Delaware law generally permits indemnification of expenses, including attorneys’ fees, actually and reasonably incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a majority vote of a disinterested quorum of the directors, by independent legal counsel or by the shareholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Expenses incurred by an officer or director in defending an action may be paid in advance under Delaware law or California law, if the director or officer undertakes to repay such amounts if it is ultimately determined that he or she is not entitled to indemnification. In addition, the laws of both states authorize a corporation to purchase indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy.

California law permits a California corporation to provide rights to indemnification beyond those provided therein to the extent such additional indemnification is authorized in the corporation’s articles of incorporation. Thus, if so authorized, rights to indemnification may be provided pursuant to agreements or bylaw provisions which make mandatory the permissive indemnification provided by California law. The California Articles authorize indemnification to the fullest extent permissible under California law. Delaware law also permits a Delaware corporation to provide indemnification in excess of that provided by statute. Delaware law does not require authorizing provisions in the certificate of incorporation.

Inspection of Shareholder Lists and Books and Records

Both California and Delaware law allow any shareholder to inspect a corporation’s shareholder list for a purpose reasonably related to the person’s interest as a shareholder. California law provides, in addition, for an absolute right to inspect and copy the corporation’s shareholder list by persons holding an aggregate of five percent (5%) or more of the corporation’s voting shares, or shareholders holding an aggregate of one percent (1%) or more of such shares who have contested the election of directors. Delaware law also allows any shareholder to inspect the list of shareholders entitled to vote at a meeting within a ten-day period preceding a shareholders’ meeting for any purpose germane to the meeting. Delaware law, however, contains no provisions comparable to the absolute right of inspection provided by California law to certain shareholders.

Under California law any shareholder may examine the accounting books and records and the minutes of the shareholders and the board and its committees, provided that the inspection is for a purpose reasonably related to the shareholder’s interests as a shareholder. The DGCL may be slightly more favorable to shareholders in this respect, in that a shareholder with a proper purpose is not limited to inspecting accounting books and records and minutes, and may examine other records as well. In addition, California law limits the right of inspection of shareholder lists to record shareholders, whereas Delaware has extended that right to beneficial owners of shares.

Dissenters’ and Appraisal Rights

Under both California and Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to dissenters’ rights or appraisal rights (“appraisal rights”), by which the shareholder may demand to receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.

Under Delaware law, fair market value is determined without reference to any element of value arising from the accomplishment or expectation of the merger or consolidation, and appraisal rights are generally not available to:

•

shareholders with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or are held of record by more than 2,000 holders if such shareholders receive only shares of the surviving corporation or shares of any other corporation that are either listed on a national securities exchange or held of record by more than 2,000 holders; and

•	shareholders of a corporation surviving a merger if no vote of the shareholders of the surviving corporation is required to approve the merger under Delaware law.

The limitations on the availability of appraisal rights under California law are different from those under Delaware law. Shareholders of a California corporation whose shares are listed on a national securities exchange generally do not have such appraisal rights unless the holders of at least 5% of the class of outstanding shares claim the right or the corporation or any law restricts the transfer of the shares to be received. Appraisal rights are also not available if the shareholders of a corporation or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities representing more than 5/6th of the voting power of the surviving or acquiring corporation or its parent entity. Thus, appraisal rights are not available to shareholders of the Company under California law with respect to the Reincorporation.

Dissolution

Under California law, the holders of 50% or more of a corporation’s total voting power may authorize the corporation’s dissolution, with or without the approval of the corporation’s board of directors, and this right may not be modified by the articles of incorporation. Under Delaware law, unless the board of directors approves the proposal to dissolve, the dissolution must be unanimously approved by all the shareholders entitled to vote on the matter. Only if the dissolution is initially approved by the board of directors may the dissolution be approved by a simple majority of the outstanding shares entitled to vote. In addition, Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with such a board-initiated dissolution. In the present case, however, the Delaware Certificate contains no such supermajority voting requirement.

Interested Director Transactions

Under both California and Delaware law, certain contracts or transactions in which one or more of a corporation’s directors has an interest are not void or voidable simply because of such interest, provided that certain conditions, such as obtaining required disinterested approval and fulfilling the requirements of good faith and full disclosure, are met. With certain minor exceptions, the conditions are similar under California and Delaware law.

Shareholder Derivative Suits

California law provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction in question, if certain tests are met. Under Delaware law, a shareholder may bring a derivative action on behalf of the corporation only if the shareholder was a shareholder of the corporation at the time of the transaction in question or if his or her stock thereafter came to be owned by him or her by operation of law.

California law also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond. Delaware does not have a similar bonding requirement.

Dividends and Repurchases of Shares

Delaware law is more flexible than California law with respect to payment of dividends and implementing share repurchase programs. Delaware law generally provides that a corporation may redeem or repurchase its shares out of its surplus. In addition, Delaware law generally provides that a corporation may declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year. Surplus is defined as the excess of a corporation’s net assets (i.e., its total assets minus its total liabilities) over the capital associated with issuances of its common stock. Moreover, Delaware law permits a board of directors to reduce its capital and transfer such amount to its surplus.

Under California law, a corporation may not make any distribution to its shareholders unless either:

•	the corporation’s retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution; or

•

immediately after giving effect to the distribution, the corporation’s assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to one and one fourth (1-1/4) times its liabilities (not including deferred taxes, deferred income and other deferred credits), and the corporation’s current assets would be at least equal to its current liabilities (or one and one fourth (1-1/4) times its current liabilities if the average pre-tax and pre- interest expense earnings for the preceding two fiscal years were less than the average interest expense for such years).

Application of the California General Corporation Law to Delaware Corporations

Under Section 2115 of the CGCL, certain foreign corporations (i.e., corporations not organized under California law) may nonethless be subject to a number of key provisions of the CGCL. Such corporations are included in a special category (referred to in this discussion as “quasi-California” corporations) if they have characteristics of ownership and operation which indicate that they have significant contacts with California. These characteristics include the following: (1) more than half of the corporation’s outstanding voting securities being held of record by persons or entities domiciled in California and (2) the average of a “property factor, sales factor and payroll factor” (as defined under California law) exceeds a 50% threshold. Key provisions of the CGCL to which a Delaware corporation would be subject are those relating to the election and removal of directors, cumulative voting, prohibition of classified boards of directors unless certain requirements are met, standard of liability and indemnification of directors, distributions, dividends and repurchases of shares, shareholder meetings, approval of certain corporate transactions, dissenters’ appraisal rights and inspection of corporate records. See “Comparison of the Corporation Laws of California and Delaware.”

However, an exemption from Section 2115 is provided for corporations whose shares are listed on the New York Stock Exchange, NYSE Amex, NASDAQ Global Market or NASDAQ Capital Market. Because the common stock of the Company following the Reincorporation would continue to be listed on a NASDAQ exchange, the Delaware Company would be exempt from the provisions of Section 2115 immediately following the Reincorporation.

Interests of the Company’s Directors and Executive Officers in the Reincorporation

Certain of the Company’s directors and executive officers have interests in the transaction that are different from, or in addition to, the interests of the Company’s shareholders generally. For instance, the Reincorporation in Delaware may be of benefit to the Company’s directors and officers by reducing the director’s potential personal liability and increasing the scope of permitted indemnification, by strengthening directors’ ability to resist a takeover bid, and in other respects. The Board was aware of these interests and considered them, among other matters, in reaching its decision to approve the Reincorporation.

Accounting Matters

Each outstanding share of Common Stock will automatically be converted into one share of common stock, $0.001 par value per share, of Merger Sub upon the effectiveness of the Reincorporation. As a result, as of the Reincorporation Effective Date, the stated capital attributable to the common stock on the balance sheet of the Delaware Company will not change due to the Reincorporation. Reported per share net income or loss after the Reincorporation will be the same for the Delaware Company as it would have been for the Company because the same number of shares of common stock of the Delaware Company will be outstanding immediately after the effectiveness of the Reincorporation as the number of shares of Common Stock of the Company that were outstanding immediately prior to the effectiveness of the Reincorporation.

Regulatory Approval

The Reincorporation proposal is subject to review by state and federal regulatory authorities, including the approval of all appropriate bank regulatory authorities of the transactions contemplated by the Reincorporation, or confirmation by such bank regulatory authorities that no such approval is required.

Material Federal Income Tax Considerations

This section of the Information Statement summarizes the material U.S. federal income tax considerations relevant to the Reincorporation that apply to holders of the Company’s Common Stock. This discussion is based on existing provisions of the IRC, existing treasury regulations and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to the Delaware Company, the Company or its shareholders as described herein.

Not all U.S. federal income tax considerations that may be relevant to you in light of your particular circumstances are discussed herein. Factors that could alter the tax consequences of the Reincorporation to you include:

•	if you are a dealer in securities;

•	if you are a foreign person or entity;

•	if you do not hold your shares of the Company’s Common Stock as capital assets; or

•	if you acquired your shares of the Company’s Common Stock in connection with stock option plans or in other compensatory transactions.

In addition, not all of the tax consequences of the Reincorporation under foreign, state or local tax laws are discussed herein, nor are the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the Reincorporation, whether or not any such transactions are undertaken in connection with the Reincorporation, including, for example, any transaction in which shares of the Company’s Common Stock are acquired or shares of the Delaware Company common stock are disposed. The tax consequences to holders of options to acquire shares of the Company’s Common Stock are also not discussed herein. Accordingly, you are urged to consult your own tax advisors as to the specific tax consequences of the Reincorporation, including the applicable federal, state, local and foreign tax consequences to you of the Reincorporation.

A ruling from the IRS in connection with the Reincorporation will not be requested.

It is anticipated that the Reincorporation will qualify as a reorganization within the meaning of Section 368 of the IRC, which will result in the following material federal income tax consequences:

•	you will not recognize any gain or loss upon your receipt of Delaware Company common stock in the Reincorporation;

•

the aggregate tax basis of the Delaware Company common stock received by you in the Reincorporation will be the same as the aggregate tax basis of shares of the Company’s Common Stock surrendered in exchange therefor;

•

the holding period of the Delaware Company common stock received by you in the Reincorporation will include the period for which shares of the Company’s Common Stock surrendered in exchange therefor was considered to be held; and

•	neither the Delaware Company nor the Company will recognize gain or loss solely as a result of the Reincorporation.

If the IRS successfully challenges the status of the Reincorporation as a reorganization, you would recognize taxable gain or loss with respect to each share of the Company’s Common Stock surrendered equal to the difference between your basis in such share and the fair market value, as of the completion of the Reincorporation, of the Delaware Company common stock received in exchange therefor. In such event, your aggregate basis in the Delaware Company common stock so received would equal its fair market value as of the effective time of the Reincorporation, and your holding period for such stock would begin the day after the Reincorporation.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Security Ownership of Certain Beneficial Owners and Management

The following table lists, as of December 1, 2010, the number of shares of Common Stock owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock; (ii) each of our officers and directors; and (iii) all of our officers and directors as a group. Information relating to beneficial ownership of Common Stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days of December 1, 2010. Under Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 3,290,406,876 shares of Common Stock issued and outstanding as of December 1, 2010. Unless otherwise indicated, the beneficial owners listed below may be contacted at our corporate headquarters located at 20 East Carrillo Street, Santa Barbara, California 93101.

Name	Number of Shares Owned(1)	Percent of Outstanding Shares
SB Acquisition Company LLC 200 Crescent Court, Suite 1350 Dallas, Texas 75201	2,500,000,000	76.0%
United States Department of the Treasury 1500 Pennsylvania Avenue, NW Washington, DC 20220	360,833,250	11.0%
H. Gerald Bidwell	356,199	*
Edward E. Birch(3)	577,734	*
Gerald J. Ford(4) 200 Crescent Court, Suite 1350 Dallas, Texas 75201	2,500,000,000	76.0%
Richard S. Hambleton, Jr.(3,5,6)	129,439	*
D. Vernon Horton(1,5)	778,156	*
S. Lachlan Hough	335,651	*
Roger C. Knopf(3,5,7,9)	5,628,633	*
George S. Leis(1)	619,289	*
William R. Loomis, Jr.	335,652	*
John R. Mackall(5)	887,908	*
Richard A. Nightingale(5,8)	775,596	*
Kathy J. Odell	174,628	*
Carl B. Webb 200 Crescent Court, Suite 1350 Dallas, Texas 75201	0	*
Frederick W. Clough(10)	288,495	*
Clayton C. Larson(1,2,5)	2,328,035	*
Stephen V. Masterson(11)	0	*
Mark K. Olson	490,050	*
Gordon J. Wahlgren(1,3)	497,765	*
Directors and executive officers as a group (25 persons)	2,515,881,517	76.5%

*	The percentage of shares beneficially owned does not exceed 1% of the class.

(1)	This column includes shares of common stock beneficially owned, as well as unvested restricted shares. Some of our executive officers and employee directors own shares through the 401(k) Plan. Shares of common stock held as of December 1 by our Named Executive Officers and employee directors are noted in the following chart.

Name	401(k) Plan Shares of Common Stock
Mr. Leis	148,093
Mr. Horton	458,647
Mr. Larson	176,800
Mr. Wahlgren	315

(2)	Totals for Mr. Larson include shares of common stock held in a brokerage account that may be pledged from time to time. Hedging, pledging, hypothecating, or using stock in any manner in which an insider might lose control over the timing of a sale is prohibited by Company policy, unless such person has obtained prior approval. Our Board of Directors acknowledged and ratified Mr. Larson’s margin account.
(3)	Includes shares of common stock held in a trust account.
(4)	Mr. Ford, by virtue of his relationships to SB Acquisition Company LLC, may be deemed to have voting power and investment power with regard to, and therefore may be deemed to beneficially own, all of the shares of common stock that SB Acquisition Company LLC directly and beneficially owns.
(5)	Includes shares of common stock held in an IRA account.
(6)	Mr. Hambleton’s total includes 8,707 shares of common stock held by his spouse.
(7)	Mr. Knopf’s total includes 110,899 shares of common stock held as custodian for minors.
(8)	Mr. Nightingale’s total includes 30,167 shares of common stock held by his spouse.
(9)	Mr. Knopf’s total includes 269,527 shares of common stock held by his spouse.
(10)	Mr. Clough retired from the Company on March 31, 2010.
(11)	Mr. Masterson forfeited 7,500 unvested options, 1,500 vested options and 8,085 shares of restricted stock following his resignation from the Company, effective March 12, 2010.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

As of the date of this Information Statement, Investor owns approximately 76.0% of the outstanding Common Stock. Mr. Gerald J. Ford is the Chairman of the Board of Directors and a member of the board of directors of the Bank. Mr. Carl B. Webb is the Chief Executive Officer and a director of the Company and Chairman and Chief Executive Officer of the Bank. Mr. Ford is the Managing Member and Mr. Webb is a Senior Principal of Ford Financial Fund, L.P., the parent company of Investor.

DISSENTERS’ RIGHTS OF APPRAISAL

No dissenters’ or appraisal rights of our shareholders under the CGCL arise as a result of the approval of the Actions described in this Information Statement.

HOUSEHOLDING

The Company is delivering this Information Statement using a procedure approved by the Commission called “householding.” Under this procedure, service providers that deliver our communications to shareholders may deliver a single copy of our proxy statements, annual reports and/or information statements to multiple shareholders sharing the same address, unless one or more of these shareholders notifies the Company that they wish to continue receiving individual copies. This householding procedure will reduce our printing costs and postage fees.

The Company will deliver promptly upon written or oral request a separate copy of this Information Statement to a shareholder at a shared address to which a single copy of the document was delivered. Please notify the Company at the address provided below to receive a separate copy of this Information Statement.

If you are eligible for householding, but you and other shareholders with whom you share an address currently receive multiple copies of our proxy statements, annual reports and/or information statements, or if you hold stock in more than one account, and in either case you wish to receive only a single copy for your household, please notify your broker if your shares are not held directly in your name. If you own your shares directly rather than through a brokerage account, you should direct your written request directly to the Company.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows the Company to “incorporate by reference” into this Information Statement the information the Company files with the Commission, which means that the Company can disclose important information to you by referring to our filed Commission documents. The information incorporated by reference is considered to be part of this Information Statement. Information the Company files with the Commission after the date of this document will update and supersede the information in this Information Statement. The Company incorporates by reference the documents listed below:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as amended, including information specifically incorporated by reference into our Form 10K/A from our definitive Information Statement for our 2009 annual meeting of shareholders;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2010, June 30, 2010 and September 30, 2010;

•

our Current Reports on Form 8-K and amendments thereto filed with the Commission on January 14, 2010, January 15, 2010, January 27, 2010, March 10, 2010, March 17, 2010, May 4, 2010, May 17, 2010, June 15, 2010, June 30, 2010, July 15, 2010, July 27, 2010, August 6, 2010, September 2, 2010, September 27, 2010, October 5, 2010, and October 13, 2010 and November 30, 2010 (other than the portions of those documents, including items 2.02 and 7.01 and related exhibits, not deemed to be filed); and

•	those portions of our Definitive Information Statement on Schedule 14A deemed incorporated into our Annual Report on Form 10-K filed with the Commission on March 19, 2010.

You may request a copy of these filings at no cost, by writing or telephoning the Company at the address and number found above under the caption “Where You Can Find More Information” below.

NO SOLICITATION OF PROXIES

This Information Statement is furnished to shareholders pursuant to the requirements of Section 14(c) under the Exchange Act to report actions taken by written consent of the holders of a majority of the Common Stock of the Company. No action is required on the part of any other shareholder, and no proxy is being solicited. The cost of this Information Statement will be borne by the Company.

FORWARD-LOOKING STATEMENTS

This Information Statement and the documents incorporated by reference into this Information Statement contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these provisions. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, statements about anticipated future operating and financial performance, financial position and liquidity, business prospects, strategic alternatives, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, acquisition and divestiture opportunities, plans and objectives of management for future operations, impact of the Reverse Stock Split and Reincorporation and other similar forecasts and statements of expectation and statements of assumptions underlying any of the foregoing. Words such as “will likely result,” “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of these words and similar expressions are intended to identify these forward-looking statements.

Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the regulatory environment, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. The Company cautions you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the following:

•

inability to continuously satisfy the higher minimum capital ratios that the Bank is required to maintain pursuant to the Operating Agreement, dated September 2, 2010 (the “Operating Agreement”) by and between the Bank and the Office of the Comptroller of the Currency (the “OCC”);

•

the effect of other requirements of the Operating Agreement and the requirements of the Consent Order issued by the OCC on May 11, 2010, as modified, and the Written Agreement, dated May 11, 2010, by and between the Company and the Federal Reserve Bank of San Francisco, and any further regulatory actions;

•	inability to generate assets on acceptable terms or at all;

•	management’s ability to effectively execute the Company’s business plan;

•	inability to raise additional capital if and when necessary on acceptable terms, or at all;

•	inability to receive dividends from the Bank;

•

costs and effects of legal and regulatory developments, including the resolution of legal proceedings or regulatory or other governmental inquiries, and the results of regulatory examinations or reviews;

•	changes in capital classification;

•	the impact of current economic conditions and the Company’s results of operations on its ability to borrow additional funds to meet its liquidity needs;

•	local, regional, national and international economic conditions and events and the impact they may have on the Company and its customers;

•	changes in the economy affecting real estate values;

•	inability to attract and retain deposits;

•	changes in the level of non-performing assets and charge-offs;

•	changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements;

•	changes in the financial performance and/or condition of the Bank’s borrowers;

•	effect of additional provision for loan losses;

•	long-term negative trends in the Company’s market capitalization;

•	continued listing of the Company’s Common Stock on NASDAQ;

•	effects of any changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board;

•	inflation, interest rate, cost of funds, securities market and monetary fluctuations;

•	political instability;

•	acts of war or terrorism, natural disasters such as earthquakes or fires, or the effects of pandemic flu;

•	the timely development and acceptance of new products and services and perceived overall value of these products and services by users;

•	changes in consumer spending, borrowings and savings habits;

•	technological changes, including the implementation of new systems;

•	changes in the Company’s organization, management, compensation and benefit plans;

•	competitive pressures from other financial institutions;

•	continued consolidation in the financial services industry;

•	inability to maintain or increase market share and control expenses;

•	rating agency downgrades;

•	continued volatility in the credit and equity markets and its effect on the general economy;

•

effect of changes in laws and regulations (including enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act and other changes in laws concerning banking, taxes and securities) with which the Company and its subsidiaries must comply;

•

effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters;

•	other factors described from time to time in our filings with the Commission; and

•	the Company’s success at managing the risks involved in the foregoing items.

Forward-looking statements speak only as of the date they are made, and the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, whether as a result of new information, future developments or otherwise, except as may be required by law. In light of these risks, uncertainties and assumptions, the forward-looking statements discussed in this Information Statement and the documents incorporated by reference might not occur, and you should not put undue reliance on any forward-looking statements.

In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010. The Company cautions that the foregoing factors are not exclusive. The development of any or all of these factors could have an adverse impact on our financial position and our results of operations.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and special reports, proxy statements and other information with the Commission. You can read and copy any materials that the Company files with the Commission at the Commission’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the Commission’s public reference room by calling the Commission at 1-202-942-8088. The Commission also maintains a Web site that contains information the Company files electronically with the Commission, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the Commission, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

Copies of this Information Statement, the Company’s most recent annual report filed with the Commission on Form 10-K, the Company’s most recent quarterly reports filed with the Commission on Form 10-Q and the Company’s most recent proxy statement filed with the Commission are available to shareholders at no charge upon request directed as follows:

PACIFIC CAPITAL BANCORP

20 East Carrillo Street

Santa Barbara, CA 93101

Telephone: (805) 564-6405

Annex A

FORM OF

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

PACIFIC CAPITAL BANCORP

GEORGE S. LEIS and CAROL M. ZEPKE certify that:

I. They are the President and Secretary, respectively, of PACIFIC CAPITAL BANCORP.

II. The first paragraph of Article THIRD of the Articles of Incorporation is hereby amended to read as follows:

“This Corporation is authorized to issue two classes of stock to be designated, respectively, ‘Common Stock’ and ‘Preferred Stock.’ The total number of shares which the Corporation is authorized to issue is 51,000,000 shares, without par value, of which 50,000,000 shares shall be Common Stock, without par value, and 1,000,000 shares shall be Preferred Stock, without par value. At 1:00 p.m. California time on December 28, 2010 (the “Effective Time”), each one hundred (100) shares of Common Stock issued and outstanding immediately prior to the Effective Time shall be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by this Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No certificates representing fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. Shareholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest and subject to applicable withholding taxes) from this Corporation’s transfer agent in lieu of such fractional shares based on the amount of net proceeds (after customary brokerage commissions and other expenses) attributable to the sale of such fractional shares following the aggregation and sale by this Corporation’s transfer agent of all fractional shares otherwise issuable. Such net proceeds shall be paid to shareholders who otherwise would be entitled to receive fractional shares of Common Stock on a pro rata basis based on the amount of fractional shares each such shareholder would otherwise be entitled to receive. A shareholder who holds shares in certificated form will receive such net proceeds as soon as practicable after the Effective Time and after the shareholder has submitted a transmittal letter and surrendered his or her Old Certificates (as defined below), while a shareholder who holds shares in book-entry form will receive such net proceeds as soon as practicable without need for further action by the shareholder. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional shares as described above.”

III. The foregoing amendment has been approved by the Board of Directors of this Corporation.

IV. The foregoing amendment has been approved by the written consent of the requisite vote of the Company’s shareholders in accordance with Sections 902 and 903 of the California Corporations Code. The total number of shares of this Corporation outstanding was 3,290,406,876 shares of common stock. The number of shares approving the foregoing amendment was 2,500,000,000 shares of common stock. The total number of shares approving the foregoing amendment equaled or exceeded the number

A-1

required. The percentage of shareholder approvals required was more than 50% of the outstanding shares of common stock.

V. The foregoing amendment shall become effective at 1:00 p.m. California time on December 28, 2010.

Each of the undersigned declares under penalties of perjury under the laws of the State of California that the statements contained in the foregoing Certificate are true and correct of his or her own knowledge, and that this declaration was executed on this [—] day of [—], 2010, at Santa Barbara, California.

George S. Leis, President

Carol M. Zepke, Secretary

A-2

Annex B

FORM OF

2010 EQUITY INCENTIVE PLAN OF

PACIFIC CAPITAL BANCORP,

a California corporation

(Effective [—], 2010)

Pacific Capital Bancorp hereby adopts in its entirety the Pacific Capital Bancorp 2010 Equity Incentive (“Plan”), on November 24, 2010 (“Plan Adoption Date”) to become effective as of [—] (“Plan Effective Date”). Unless otherwise defined, terms with initial capital letters are defined in Section 2 below.

SECTION 1

BACKGROUND AND PURPOSE

1.1 Background The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights (SARs), Restricted Stock, and Restricted Stock Units.

1.2 Purpose of the Plan The Plan is intended to attract, motivate and retain the following individuals: (a) employees of the Company or its Affiliates; (b) directors of the Company or any of its Affiliates who are employees of neither the Company nor any Affiliate and (c) consultants who provide significant services to the Company or its Affiliates. The Plan is also designed to encourage stock ownership by such individuals, thereby aligning their interests with those of the Company’s shareholders.

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Act shall include such section, any valid rules or regulations promulgated under such section, and any comparable provisions of any future legislation, rules or regulations amending, supplementing or superseding any such section, rule or regulation.

2.2 “Administrator” means, collectively the Board, and/or one or more Committees, and/or one or more executive officers of the Company designated by the Board to administer the Plan or specific portions thereof.

2.3 “Affiliate” means any corporation or any other entity (including, but not limited to, Subsidiaries, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

2.4 “Applicable Law” means the legal requirements relating to the administration of Options, SARs, Restricted Stock, Restricted Stock Units and similar incentive plans under any applicable laws, including but not limited to federal and state employment, labor, privacy and securities laws, the Code, and applicable rules and regulations promulgated by the NASDAQ, New York Stock Exchange, American Stock Exchange or the requirements of any other stock exchange or quotation system upon which the Shares may then be listed or quoted.

2.5 “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, and Restricted Stock Units.

2.6 “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan, including the Grant Date.

2.7 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.8 “Change in Control” means the occurrence of any of the following:

(a) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than SB Acquisition Company LLC or its affiliates, becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(b) The sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act).

2.9 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.10 “Committee” means any committee appointed by the Board of Directors to administer the Plan.

2.11 “Company” means Pacific Capital Bancorp, or any successor thereto.

2.12 “Consultant” means any consultant, independent contractor or other person who provides significant services to the Company or its Affiliates or any employee or affiliate of any of the foregoing, but who is neither an Employee nor a Director.

2.13 “Continuous Status” as an Employee, Consultant or Director means that a Participant’s employment or service relationship with the Company or any Affiliate is not interrupted or terminated. “Continuous Status” shall not be considered interrupted in the following cases: (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company and any Subsidiary or successor. A leave of absence approved by the Company shall include sick leave, military leave or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If such reemployment is approved by the Company but not guaranteed by statute or contract, then such employment will be considered terminated on the ninety-first (91st) day of such leave and on such date any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option. In the event a Participant’s status changes among the positions of Employee, Director and Consultant, the Participant’s Continuous Status as an Employee, Director or Consultant shall not be considered terminated solely as a result of any such changes in status.

2.14 “Director” means any individual who is a member of the Board of Directors of the Company or an Affiliate of the Company.

2.15 “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

2.16 “Employee” means any individual who is a common-law employee of the Company or of an Affiliate.

2.17 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option, and the price used to determine the number of Shares payable to a Participant upon the exercise of a SAR.

2.18 “Fair Market Value” means, as of any date, provided the Common Stock is listed on an established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) System, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock on the Grant Date of the Award. If no sales were reported on such Grant Date of the Award, the Fair Market Value of a share of Common Stock shall be the closing price for such stock as quoted on the NASDAQ (or the exchange with the greatest volume of trading in the Common Stock) on the last market trading day with reported sales prior to the date of determination. In the case where the Company is not listed on an established stock exchange or national market system, Fair Market Value shall be determined by the Board in good faith in accordance with Code Section 409A and the applicable Treasury regulations.

2.19 “Fiscal Year” means a fiscal year of the Company.

2.20 “Grant Date” means the date the Administrator approves the Award.

2.21 “Incentive Stock Option” means an Option to purchase Shares, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.22 “Independent Director” means a Nonemployee Director who is (i) a “nonemployee director” within the meaning of Section 16b-3 of the 1934 Act, (ii) “independent” as determined under the applicable rules of the NASDAQ, and (iii) an “outside director” under Treasury Regulation Section 1.162-27(e)(3), as any of these definitions may be modified or supplemented from time to time.

2.23 “Misconduct” shall include commission of any act contrary or harmful to the interests of the Company (or any Affiliate) and shall include, without limitation: (a) conviction of a felony or crime involving moral turpitude or dishonesty, (b) violation of Company (or any Affiliate) policies, with or acting against the interests of the Company (or any Affiliate), including employing or recruiting any present, former or future employee of the Company (or any Affiliate), (c) misuse of any confidential, secret, privileged or non-public information relating to the Company’s (or any Affiliate’s) business, or (e) participating in a hostile takeover attempt of the Company or an Affiliate. The foregoing definition shall not be deemed to be inclusive of all acts or omissions that the Company (or any Affiliate) may consider as Misconduct for purposes of the Plan.

2.24 “NASDAQ” means The NASDAQ Stock Market, Inc.

2.25 “Nonemployee Director” means a Director who is not employed by the Company or an Affiliate.

2.26 “Nonqualified Stock Option” means an option to purchase Shares that is not intended to be an Incentive Stock Option.

2.27 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.28 “Participant” means an Employee, Nonemployee Director or Consultant who has an outstanding Award.

2.29 “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions that subject the Shares to a substantial risk of forfeiture. As provided in Section 7, such restrictions may be based on the passage of time, the achievement of Performance Goals, or the occurrence of other events as determined by the Administrator, in its discretion.

2.30 “Plan” means this Pacific Capital Bancorp 2010 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.31 “Restricted Stock” means an Award granted to a Participant pursuant to Section 7. An Award of Restricted Stock constitutes a transfer of ownership of Shares to a Participant from the Company subject to restrictions against transferability, assignment, and hypothecation. Under the terms of the Award, the restrictions against transferability are removed when the Participant has met the specified vesting requirement. Vesting can be based on continued employment or service over a stated service period, or on the attainment of specified Performance Goals. If employment or service is terminated prior to vesting, the unvested restricted stock revert back to the Company.

2.32 “Restricted Stock Units” means an Award granted to a Participant pursuant to Section 8. An Award of Restricted Stock Units constitutes a promise to deliver to a Participant a specified number of Shares, or the equivalent value in cash, upon satisfaction of the vesting requirements set forth in the Award Agreement. Each Restricted Stock Unit represents the right to receive one Share or the equivalent value in cash.

2.33 “Retirement” shall mean satisfactory completion of the Company’s guidelines for retirement as specified by the Company’s retirement policy.

2.34 “Rule 16b-3” means a person promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

2.35 “SEC” means the U.S. Securities and Exchange Commission.

2.36 “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

2.37 “Shares” means shares of common stock of the Company.

2.38 “Stock Appreciation Right” or “SAR” means an Award granted to a Participant pursuant to Section 6. Upon exercise, a SAR gives a Participant a right to receive a payment in cash, or the equivalent value in Shares, equal to the difference between the Fair Market Value of the Shares on the exercise date and the Exercise Price. Both the number of SARs and the Exercise Price are determined on the Grant Date. For example, assume a Participant is granted 100 SARs at an Exercise Price of $10 and the award agreement specifies that the net gain will be settled in Shares. Also assume that the SARs are exercised when the underlying Shares have a Fair Market Value of $20 per Share. Upon exercise of the SAR, the Participant is entitled to receive 50 Shares [(($20-$10)*100)/$20].

2.39 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 3

ADMINISTRATION

3.1 The Administrator. The Administrator shall be appointed by the Board of Directors from time to time.

3.2 Authority of the Administrator. It shall be the duty of the Administrator to administer the Plan in accordance with the Plan’s provisions and in accordance with Applicable Law. The Administrator shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to determine the following: (a) which Employees, Nonemployee Directors and Consultants shall be granted Awards; (b) the terms, conditions and the amendment of Awards, including the express power to amend an Award to include a provision to reduce the Exercise Price of any outstanding Option or other Award after the Grant Date, or to cancel an outstanding Option or other Award in exchange for the grant of a new Option or other Award with an exercise price equal to the Fair Market Value on the Grant Date, (c) interpretation of the Plan, (d) adoption of rules for the administration, interpretation and application of the Plan as are consistent therewith and (e) interpretation, amendment or revocation of any such rules.

3.3 Delegation by the Administrator. The Administrator, in its discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors; provided, however, in the case where the Company is listed on an established stock exchange or quotation system, the Administrator may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way which would jeopardize the Plan’s qualification under Section 162(m) of the Code or Rule 16b-3.

3.4 Decisions Binding. All determinations and decisions made by the Administrator, the Board and any delegate of the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, and shall be given the maximum deference permitted by Applicable Law.

SECTION 4

SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to adjustment, as provided in Section 4.3, the total number of Shares initially available for grant under the Plan shall be 2,138,850. Shares granted under the Plan may be authorized but unissued Shares or reacquired Shares bought on the market or otherwise.

4.2 Lapsed Awards. If any Award made under the Plan expires, or is forfeited or cancelled, the Shares underlying such Awards shall become available for future Awards under the Plan. In addition, any Shares underlying an Award that are not issued upon the exercise of such Award shall become available for future Awards under the Plan (e.g., the exercise of a Stock Appreciation Right with the net gain settled in Shares and the “net-Share issuance” of an Option).

4.3 Adjustments in Awards and Authorized Shares. The number of Shares covered by each outstanding Award, and the per Share exercise price of each such Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, recapitalization, combination, reclassification, the payment of a stock dividend on the common stock or any other increase or decrease in the number of such Shares of common stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of Shares of stock of any class, or securities convertible into Shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of common stock subject to an Option.

4.4 Legal Compliance. Shares shall not be issued pursuant to the making or exercise of an Award unless the exercise of Options and rights and the issuance and delivery of Shares shall comply with the Securities Act of 1933, as amended, the 1934 Act and other Applicable Law, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Any Award made in violation hereof shall be null and void.

4.5 Investment Representations. As a condition to the exercise of an Option or other right, the Company may require the person exercising such Option or right to represent and warrant at the time of exercise that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

SECTION 5

STOCK OPTIONS

The provisions of this Section 5 are applicable to Options granted to Employees, Nonemployee Directors and Consultants. Such Participants shall also be eligible to receive other types of Awards as set forth in the Plan.

5.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted at any time and from time to time as determined by the Administrator in its discretion. The Administrator may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof, and the Administrator, in its discretion and subject to Sections 4.1, shall determine the number of Shares subject to each Option.

5.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise the Option, and such other terms and conditions as the Administrator, in its discretion, shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.3 Exercise Price. The Administrator shall determine the Exercise Price for each Option subject to the provisions of this Section 5.3.

5.3.1 Nonqualified Stock Options. Unless otherwise specified in the Award Agreement, in the case of a Nonqualified Stock Option, the per Share exercise price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date, as determined by the Administrator.

5.3.2 Incentive Stock Options. The grant of Incentive Stock Options shall be subject to the following limitations:

(a) The Exercise Price of an Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date;

(b) Incentive Stock Options may be granted only to persons who are, as of the Grant Date, Employees of the Company or a Subsidiary, and may not be granted to Consultants or Nonemployee Directors. In the event the Company fails to obtain shareholder approval of the Plan within twelve (12) months from the Plan Adoption Date, all Options granted under this Plan designated as Incentive Stock Options shall become Nonqualified Stock Options and shall be subject to the provisions of this Section 5 applicable to Nonqualified Stock Options.

(c) To the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of this Section 5.3.2(c), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted; and

(d) In the event of a Participant’s change of status from Employee to Consultant or Director, an Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option three (3) months and one (1) day following such change of status.

5.3.3 Substitute Options. Notwithstanding the provisions of Sections 5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees, Nonemployee Directors or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer, and such Options may be granted with an Exercise Price less than the Fair Market Value of a Share on the Grant Date; provided, however, the grant of such substitute Option shall not constitute a “modification” as defined in Code Section 424(h)(3) and the applicable Treasury regulations.

5.4 Expiration of Options

5.4.1 Expiration Dates. Unless otherwise specified in an Award Agreement, each Option shall immediately terminate on the date a Participant ceases his/her/its Continuous Status as an Employee, Director or Consultant with respect to the Shares that have not “vested.” With respect to the “vested” Shares underlying a Participant’s Option, unless otherwise specified in the Award Agreement, each Option shall terminate no later than the first to occur of the following events:

(a) Date in Award Agreement. The date for termination of the Option set forth in the written Award Agreement;

(b) Termination of Continuous Status as Employee, Nonemployee Director or Consultant. The last day of the three (3)-month period following the date the Participant ceases his/her/its Continuous Status as an Employee, Nonemployee Director or Consultant (other than termination for a reason described in subsections (c), (d), (e), or (f) below);

(c) Misconduct. In the event a Participant’s Continuous Status as an Employee, Director or Consultant terminates because the Participant has performed an act of Misconduct as determined by the Administrator, all unexercised Options held by such Participant shall expire five (5) business days following written notice from the Company to the Participant; provided, however, that the Administrator may, in its sole discretion, prior to the expiration of such five (5) business day period, reinstate the Options by giving written notice of such reinstatement to Participant. In the event of such reinstatement, the Participant may exercise the Option only to such extent, for such time, and upon such terms and conditions as if the Participant had ceased to be employed by or affiliated with the Company or a Subsidiary upon the date of such termination for a reason other than Misconduct, disability or death;

(d) Retirement. With the exception of Incentive Stock Options, in the event that a Participant’s Continuous Status as an Employee, Director or Consultant terminates as a result of the Participant’s Retirement, the Participant may exercise his or her Option at any time within twelve (12) months from the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the case of an Incentive Stock Option, such Option shall terminate on the last day of the three (3)-month period following the date the Participant ceases his/her/its Continuous Status as an Employee Director or Consultant due to retirement. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e) Disability. In the event that a Participant’s Continuous Status as an Employee, Director or Consultant terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option at any time within twelve (12) months from the date of such termination, but only to the extent that the Participant was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). If, at the date of termination, the Participant is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan;

(f) Death. In the event of the death of a Participant, the Participant’s Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Participant was entitled to exercise the Option at the date of death. If, at the time of death, the Participant was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Participant’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan; or

(g) 10 Years from Grant. An Option shall expire no more than ten (10) years from the Grant Date; provided, however, that if an Incentive Stock Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, such Incentive Stock Option may not be exercised after the expiration of five (5) years from the Grant Date.

5.4.2 Administrator Discretion. Notwithstanding the foregoing the Administrator may, after an Option is granted, extend the exercise period that an Option is exercisable following a Participant’s termination of employment (subject to limitations applicable to Incentive Stock Options); provided, however that such extension does not exceed the maximum term of the Option.

5.5 Exercisability of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions as set forth in the Award Agreement and conditions as the Administrator shall determine in its discretion. However, in the event of Participant’s Retirement from the Company, all outstanding options currently held by Participant shall become immediately vested and exercisable. After an Option is granted, the Administrator, in its discretion, may accelerate the exercisability of the Option.

5.6 Exercise and Payment. Options shall be exercised by the Participant’s delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

5.6.1 Form of Consideration. Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Administrator, in its discretion, also may permit the exercise of Options and same-day sale of related Shares, or exercise by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or by any other means which the Administrator, in its discretion, determines to provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.

5.6.2 Delivery of Shares. As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant’s designated broker), Share certificates (which may be in book entry form) representing such Shares.

SECTION 6

STOCK APPRECIATION RIGHTS

6.1 Grant of SARs. Subject to the terms of the Plan, a SAR may be granted to Employees, Nonemployee Directors and Consultants at any time and from time to time as shall be determined by the Administrator.

6.1.1 Number of Shares. The Administrator shall have complete discretion to determine the number of SARs granted to any Participant.

6.1.2 Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, shall have discretion to determine the terms and conditions of SARs granted under the Plan, including whether upon exercise the SARs will be settled in Shares or cash. However, the Exercise Price of a SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

6.2 Exercise of SARs. SARs granted under the Plan shall be exercisable at such times and be subject to such restrictions as set forth in the Award Agreement and conditions as the Administrator shall determine in its discretion. However, in the event of Participant’s Retirement from the Company, all outstanding SARs currently held by Participant shall become immediately vested and exercisable. After an SAR is granted, the Administrator, in its discretion, may accelerate the exercisability of the SAR.

6.3 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the term of the SAR, the conditions of exercise and such other terms and conditions as the Administrator shall determine.

6.4 Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Administrator in its discretion as set forth in the Award Agreement, or otherwise pursuant to the provisions relating to the expiration of Options as set forth in Section 5.4.

6.5 Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive (whichever is specified in the Award Agreement) from the Company either (a) a cash payment in an amount equal to (x) the difference between the Fair Market Value of a Share on the date of exercise and the SAR Exercise Price, multiplied by (y) the number of Shares with respect to which the SAR is exercised, or (b) a number of Shares by dividing such cash amount by the Fair Market Value of a

Share on the exercise date. If the Administrator designates in the Award Agreement that the SAR will be settled in cash, upon Participant’s exercise of the SAR the Company shall make a cash payment to Participant as soon as reasonably practical.

SECTION 7

RESTRICTED STOCK

7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Employees, Nonemployee Directors and Consultants in such amounts as the Administrator, in its discretion, shall determine. The Administrator shall determine the number of Shares to be granted to each Participant and the purchase price, if any, to be paid by the Participant for such Shares. At the discretion of the Administrator, such purchase price may be paid by Participant with cash or through services rendered.

7.2 Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its discretion, shall determine. Unless the Administrator determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

7.3 Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until expiration of the applicable Period of Restriction.

7.4 Other Restrictions. The Administrator, in its discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 7.4.

7.4.1 General Restrictions. The Administrator may set restrictions based upon the achievement of specific Performance Goals (Company-wide, business unit, or individual), or any other basis determined by the Administrator in its discretion.

7.4.2 Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).

7.4.3 Legend on Certificates. The Administrator, in its discretion, may place a legend or legends on the certificates representing Restricted Stock to give appropriate notice of such restrictions.

7.5 Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after expiration of the Period of Restriction. In the event of Participant’s Retirement from the Company, the Period of Restriction shall immediately expire and all Shares of Restricted Stock currently held in the name of Participant shall be released from escrow. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.4.3 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant, subject to Applicable Law.

7.6 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

7.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

7.8 Return of Restricted Stock to Company. On the date that any forfeiture event set forth in the Award Agreement occurs, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

SECTION 8

RESTRICTED STOCK UNITS

8.1 Grant of Restricted Stock Units. Subject to the terms and conditions of the Plan, Restricted Stock Units may be granted to Employees, Nonemployee Directors and Consultants at any time and from time to time, as shall be determined by the Administrator in its sole and absolute discretion.

8.1.1 Number of Restricted Stock Units. The Administrator will have complete discretion in determining the number of Restricted Stock Units granted to any Participant under an Award Agreement, subject to the limitations in Sections 4.1.

8.1.2 Value of a Restricted Stock Unit. Each Restricted Stock Unit granted under an Award Agreement represents the right to receive one Share, or the equivalent value in cash, upon satisfaction of the vesting conditions specified in the Award Agreement.

8.2 Vesting Conditions. In its sole and absolute discretion, the Administrator will set the vesting provisions, which may include any combination of time-based or performance-based vesting conditions. In the event of Participant’s Retirement form the Company, all Restricted Stock Units held by Participant shall become immediately vested and Participant shall be entitled to immediate payment as set forth in Section 8.3. The Administrator, in its discretion, may at any time accelerate the vesting of a Participant’s Restricted Stock Units and provide for immediate payment in accordance with Section 8.3.

8.3 Form and Timing of Payment. The Administrator shall specify in the Award Agreement whether the Restricted Stock Units shall be settled in Shares or cash. In either case, upon vesting payment will be made as soon as reasonably practical upon satisfaction of the vesting conditions.

8.4 Cancellation of Restricted Stock Units. On the earlier of the cancellation date set forth in the Award Agreement or upon the termination of Participant’s Continuous Status as an Employee, Nonemployee Director or Consultant, all unvested Restricted Stock Units will be forfeited to the Company, and again will be available for grant under the Plan.

SECTION 9

MISCELLANEOUS

9.1 Change In Control. Unless otherwise provided in the Award Agreement, in the event of a Change in Control, unless an Award is assumed or substituted by the successor corporation, then (i) such Awards shall become fully exercisable as of the date of the Change in Control, whether or not otherwise then exercisable and (ii) all restrictions and conditions on any Award then outstanding shall lapse as of the date of the Change in Control.

9.2 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. Notwithstanding anything to the contrary contained in this Plan or in any Award Agreement, the Participant shall have the right to exercise his or her Award for a period not less than ten (10) days immediately prior to such dissolution or transaction as to all of the Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable.

9.3 No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company or an Affiliate to terminate any Participant’s employment or service at any time, with or without cause. Unless otherwise provided by written contract, employment or service with the Company or any of its Affiliates is on an at-will basis only. Additionally, the Plan shall not confer upon any Director any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which such Director or the Company may have to terminate his or her directorship at any time.

9.4 Participation. No Employee, Consultant or Nonemployee Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

9.5 Limitations on Awards. No Participant shall be granted an Award or Awards in any Fiscal Year in which the combined number of Shares underlying such Award(s) exceeds 1,000,000 Shares; provided, however, that such limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 4.3.

9.6 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or, otherwise, sale or disposition of all or substantially all of the business or assets of the Company.

9.7 Beneficiary Designations. If permitted by the Administrator, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Administrator. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

9.8 Limited Transferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, the Participant may, in a manner specified by the Administrator, (a) transfer a Nonqualified Stock Option to a Participant’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights and (b) transfer a Nonqualified Stock Option by bona fide gift and not for any consideration to (i) a member or members of the Participant’s immediate family, (ii) a trust established for the exclusive benefit of the Participant and/or member(s) of the Participant’s immediate family, (iii) a partnership, limited liability company of other entity whose only partners or members are the Participant and/or member(s) of the Participant’s immediate family or (iv) a foundation in which the Participant an/or member(s) of the Participant’s immediate family control the management of the foundation’s assets.

9.9 Restrictions on Share Transferability. The Administrator may impose such restrictions on any Shares acquired pursuant to the exercise of an Award as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded or any blue sky or state securities laws.

9.10 Transfers Upon a Change in Control. In the sole and absolute discretion of the Administrator, an Award Agreement may provide that in the event of certain Change in Control events, which may include any or all of the Change in Control events described in Section 2.8, Shares obtained pursuant to this Plan shall be subject to certain rights and obligations, which include but are not limited to the following: (i) the obligation to vote all such Shares in favor of such Change in Control transaction, whether by vote at a meeting of the Company’s shareholders or by written consent of such shareholders; (ii) the obligation to sell or exchange all such Shares and all rights to acquire Shares, under this Plan pursuant to the terms and conditions of such Change in Control transaction; (iii) the right to transfer less than all but not all of such Shares pursuant to the terms and conditions of such Change in Control transaction, and (iv) the obligation to execute all documents and take any other action reasonably requested by the Company to facilitate the consummation of such Change in Control transaction.

9.11 Performance-Based Awards. Each agreement for the grant of performance-based awards shall specify the number of Shares underlying the Award, the Performance Period and the Performance Goals (each as defined below). As used herein, “Performance Goals” means performance goals specified in the agreement for any Award which the Administrators determine to make subject to Performance Goals, upon which the vesting or settlement of such award is conditioned and “Performance Period” means the period of time specified in an agreement over which the Award which the Administrators determine to make subject to a Performance Goal, are to be earned. Each agreement for a performance-based Award shall specify in respect of a Performance Goal the minimum level of performance below which no payment will be made, shall describe the method of determining the amount of any payment to be made if performance is at or above the minimum acceptable level, but falls short of full achievement of the Performance Goal, and shall specify the maximum percentage payout under the agreement.

9.11.1 Performance Goals for Covered Employees. The Performance Goals for any performance-based Award granted to a Covered Employee, if deemed appropriate by the Administrators, shall be objective and shall otherwise meet the requirements of Section 162(m)(4)(C) of the Code, and shall be based upon one or more of the following performance-based business criteria, either on a Company, subsidiary, division, business unit or line of business basis or in comparison with peer group performance or to an index: net sales; gross sales; net revenue; gross revenue; growth of loans and/or deposits; growth in number of customers, households or assets; cash generation; cash flow; unit volume; market share; cost reduction; costs and expenses (including expense efficiency ratios and other expense measures); strategic plan development and implementation; allowance for loan losses; loan chargeoffs; loan writedowns; non-performing or impaired loans; return on net assets; return on actual or proforma assets; return on equity; return on capital; return on investment; return on working capital; return on net capital employed; working capital; asset turnover; economic value added; total stockholder return; stock price; net income; net income before tax; operating income; operating profit margin; net income margin; net interest margin; sales margin; market share; inventory turnover; days sales outstanding; sales growth; capacity utilization; increase in customer base; cash flow; book value; earnings per share; stock price earnings ratio; earnings before interest; taxes; depreciation and amortization expenses (“EBITDA”); earnings before interest and taxes (“EBIT”); earnings before interest (“EBI”); or EBITDA, EBIT, EBI or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue. Achievement of any such Performance Goal shall be measured over a period of years not to exceed ten (10) as specified by the Administrators in the agreement for the performance-based Award. No business criterion other than those named above in this Section 9.11.1 may be used in establishing the Performance Goal for an award to a Covered Employee under this Section 9.11. For each such award relating to a Covered Employee, the Administrators shall establish the targeted level or levels of performance for each such business criterion. The Administrators may, in their discretion, reduce the amount of a payout otherwise to be made in connection with an award under this Section 9.11, but may not exercise discretion to increase such amount, and the Administrators may consider other performance criteria in exercising such discretion. All determinations by the Administrators as to the achievement of Performance Goals under this Section 9.11 shall be made in writing. The Administrators may not delegate any responsibility under this Section 9.11. As used herein, “Covered Employee” shall mean, with respect to any grant of an award, an executive of the Company or any subsidiary who is a member of the executive compensation group under the Company’s compensation practices (not necessarily an executive officer) whom the Administrators deem may be or become a covered employee as defined in Section 162(m)(3) of the Code for any year that such award may result in remuneration over $1 million which would not be deductible under Section 162(m) of the Code but for the provisions of the Plan and any other “qualified performance-based compensation” plan (as defined under Section 162(m) of the Code) of the Company; provided, however, that the Administrators may determine that a Plan Participant has ceased to be a Covered Employee prior to the settlement of any award.

9.11.2 Mandatory Deferral of Income. The Administrators, in their sole discretion, may require that one or more award agreements contain provisions which provide that, in the event Section 162(m) of the Code, or any successor provision relating to excessive employee remuneration, would operate to disallow a deduction by the Company with respect to all or part of any award under the Plan, a Plan Participant’s receipt of the benefit relating to such award that would not be deductible by the Company shall be deferred until the next succeeding year or years in which the Plan Participant’s remuneration does not exceed the limit set forth in such provisions of the Code; provided, however, that such deferral does not violate Code Section 409A.

SECTION 10

AMENDMENT, SUSPENSION, AND TERMINATION

10.1 Amendment, Suspension, or Termination. Except as provided in Section 10.2, the Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

10.2 No Amendment without Shareholder Approval. The Company shall obtain shareholder approval of any material Plan amendment to the extent necessary or desirable to comply with the rules of the NASDAQ, the Exchange Act, Section 422 of the Code, or other Applicable Law.

10.3 Plan Effective Date and Duration of Awards . The Plan shall be effective as of the Plan Effective Date subject to the shareholders of the Company approving the Plan by the required vote), subject to Sections 10.1 and 10.2 (regarding the Board’s right to amend or terminate the Plan), and shall remain in effect thereafter. However, without further shareholder approval, no Award may be granted under the Plan more than ten (10) years after the Plan Adoption Date.

SECTION 11

TAX WITHHOLDING

11.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

11.2 Withholding Arrangements. The Administrator, in its discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made; provided, however, in the case Shares are withheld by the Company to satisfy the tax withholding that would otherwise by issued to the Participant, the amount of such tax withholding shall be determined by applying the statutory minimum federal, state or local income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date taxes are required to be withheld.

SECTION 12

LEGAL CONSTRUCTION

12.1 Liability of Company. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful grant or any Award or the issuance and sale of any Shares hereunder, shall relieve the Company, its officers, Directors and Employees of any liability in respect of the failure to grant such Award or to issue or sell such Shares as to which such requisite authority shall not have been obtained.

12.2 Grants Exceeding Allotted Shares. If the Shares covered by an Award exceed, as of the date of grant, the number of Shares, which may be issued under the Plan without additional shareholder approval, such Award shall be void with respect to such excess Shares, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained.

12.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

12.4 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.5 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

12.6 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

12.7 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

SECTION 13

EXECUTION

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Plan on the date indicated below.

PACIFIC CAPITAL BANCORP

Dated: [—], 2010	By:

Annex C

FORM OF

AGREEMENT AND PLAN OF MERGER OF

PACIFIC CAPITAL BANCORP

(a California corporation)

AND

PACIFIC CAPITAL MERGER SUB, INC.

(a Delaware corporation)

THIS AGREEMENT AND PLAN OF MERGER, dated as of [—] (the “Agreement”), is between Pacific Capital Bancorp, a California corporation (“PCB”), and Pacific Capital Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of PCB (“Merger Sub”). PCB and Merger Sub are sometimes referred to herein as the “Constituent Corporations.”

RECITALS

A. Merger Sub is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 51,000,000 shares, 50,000,000 of which are designated common stock, par value $0.001 per share (“Merger Sub Common Stock” or the “Surviving Corporation Common Stock”), and 1,000,000 of which are designated preferred stock, par value $0.001 per share (“Merger Sub Preferred Stock” or the “Surviving Corporation Common Stock”). As of [—], one thousand (1,000) shares of Merger Sub Common Stock were issued and outstanding, all of which were held by PCB, and no shares of Merger Sub Preferred Stock were issued and outstanding.

B. PCB is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 51,000,000 shares, 50,000,000 of which are designated common stock, no par value per share (“PCB Common Stock”), and 1,000,000 of which are designated preferred stock, no par value per share (“PCB Preferred Stock”). As of [—],[— ] shares of PCB Common Stock and no shares of PCB Preferred Stock were issued and outstanding.

C. The Board of Directors of PCB has determined that, for the purpose of effecting the reincorporation of PCB in the State of Delaware, it is advisable and in the best interests of PCB and its shareholders that PCB merge with and into Merger Sub upon the terms and conditions herein provided.

D. The respective Boards of Directors of Merger Sub and PCB have approved and, in the case of Merger Sub, declared the advisability of this Agreement, and have directed that this Agreement be executed by the undersigned officers.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Merger Sub and PCB hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

I. MERGER

1.1. Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law (“DGCL”) and the California General Corporation Law (“CGCL”), PCB shall be merged with and into Merger Sub (the “Merger”), the separate existence of PCB shall cease and Merger Sub shall survive the Merger and shall continue to be governed by the laws of the State of Delaware, and Merger Sub shall be, and is herein sometimes referred to as, the “Surviving Corporation.” The name of the

Surviving Corporation shall be Pacific Capital Bancorp or such other name as determined by the Board of Directors of the Surviving Corporation.

1.2. Filing and Effectiveness. Subject to applicable law, the Merger shall become effective when the following actions shall have been completed:

(a) This Agreement shall have been adopted by the sole stockholder of Merger Sub and the principal terms of this Agreement shall have been approved by the shareholders of PCB in accordance with the requirements of the DGCL and the CGCL, respectively;

(b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof; and

(c) A certificate of merger meeting the requirements of the DGCL (the “Certificate of Merger”) shall have been filed with the Secretary of State of the State of Delaware and this Agreement, together with a Certificate of Ownership as provided in Section 1110 of the CGCL, or the Certificate of Merger, shall have been filed with the Secretary of State of the State of California or, in the case of the applicable requirements of California law, as otherwise provided by the CGCL.

The date and time when the Merger shall become effective, as aforesaid, is herein called the “Effective Date of the Merger.”

1.3. Effect of the Merger. Upon the Effective Date of the Merger, the separate existence of PCB shall cease and Merger Sub, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and PCB’s Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of PCB in the manner more fully set forth in Section 259 of the DGCL, (iv) shall continue to be subject to all of the debts, liabilities and obligations of Merger Sub as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of PCB in the same manner as if Merger Sub had itself incurred them, all as more fully provided under the applicable provisions of the DGCL and the CGCL.

II. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

2.1. Certificate of Incorporation. The Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.2. Bylaws. The Bylaws of Merger Sub as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.3. Directors and Officers. The directors and officers of PCB immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law or the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

III. MANNER OF CONVERSION OF STOCK

3.1. PCB Common Stock. Upon the Effective Date of the Merger, each share of PCB Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into one (1) fully paid and nonassessable share of Surviving Corporation Common Stock.

3.2. PCB Incentive Plans, Options, Rights to Purchase and Other Convertible Securities.

(a) Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue all employee benefit plans, incentive compensation plans and other similar plans of PCB (collectively, the “Incentive Plans”). Each outstanding and unexercised option or other right to purchase or receive or security convertible into PCB Common Stock shall become an option or right to purchase or receive or a security convertible into Surviving Corporation Common Stock on the basis of one share of Surviving Corporation Common Stock for each share of PCB Common Stock issuable pursuant to any such option, right to purchase or convertible security, on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such PCB option, stock purchase right or convertible security at the Effective Date of the Merger. There are no options, purchase rights for or securities convertible into PCB Preferred Stock under the Incentive Plans.

(b) A number of shares of Surviving Corporation Common Stock shall be reserved for issuance under the Incentive Plans equal to the number of shares of PCB Common Stock so reserved immediately prior to the Effective Date of the Merger.

3.3. Merger Sub Common Stock. Upon the Effective Date of the Merger, each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Merger Sub, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares, without any consideration being delivered in respect thereof.

3.4. Exchange of Certificates. After the Effective Date of the Merger, each holder of a certificate representing shares of PCB Common Stock outstanding immediately prior to the Effective Date of the Merger may, at such stockholder’s option, surrender the same for cancellation to BNY Mellon Shareowner Services, as exchange agent (the “Exchange Agent”), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of Surviving Corporation Common Stock into which the shares formerly represented by the surrendered certificate were converted as herein provided. Unless and until so surrendered, each certificate representing shares of PCB Common Stock outstanding immediately prior to the Effective Date of the Merger shall be deemed for all purposes, from and after the Effective Date of the Merger, to represent the number of shares of Surviving Corporation Common Stock into which such shares of PCB Common Stock were converted in the Merger.

The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any shares of stock represented by such certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Surviving Corporation Common Stock represented by such certificate as provided above.

Each certificate representing Surviving Corporation Common Stock so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of PCB so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation.

IV. CONDITIONS

4.1. The obligations of PCB under this Agreement shall be conditioned upon the occurrence of the following events:

(a) The principal terms of this Merger Agreement shall have been duly approved by the shareholders of PCB; and

(b) The approval of all appropriate bank or other regulatory authorities of the transactions contemplated by this Agreement, or confirmation by such bank or other regulatory authorities that no such approval is required.

V. GENERAL

5.1. Covenants of Merger Sub. Merger Sub covenants and agrees that it will, on or before the Effective Date of the Merger:

(a) qualify to do business as a foreign corporation in the State of California and in connection therewith appoint an agent for service of process as required under the provisions of Section 2105 of the CGCL;

(b) file the Certificate of Merger with the Secretary of State of the State of Delaware;

(c) file this Agreement, together with the Certificate of Ownership, or the Certificate of Merger, with the Secretary of State of the State of California; and

(d) take such other actions as may be required by the CGCL.

5.2. Further Assurances. From time to time, as and when required by Merger Sub or by its successors or assigns, there shall be executed and delivered on behalf of PCB such deeds and other instruments, and there shall be taken or caused to be taken by Merger Sub and PCB such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Merger Sub the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of PCB and otherwise to carry out the purposes of this Agreement, and the officers and directors of Merger Sub are fully authorized in the name and on behalf of PCB or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

5.3. Abandonment. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either PCB or of Merger Sub, or of both, notwithstanding the approval of the principal terms of this Agreement by the shareholders of PCB or the adoption of this Agreement by the sole stockholder of Merger Sub, or by both.

5.4. Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the Effective Date of the Merger, provided that an amendment made subsequent to applicable shareholder or stockholder approval shall not, unless approved by such shareholders or stockholders as required by law: (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation; (b) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger; or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

5.5. Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the CGCL.

5.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of Pacific Capital Bancorp, a California corporation, and Pacific Capital Merger Sub, Inc., a Delaware corporation, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

PACIFIC CAPITAL BANCORP,
a California corporation

By:
Name:
Its:

By:
Name:
Its:

PACIFIC CAPITAL MERGER SUB, INC., a Delaware corporation

By:
Name:
Its:

By:
Name:
Its:

Annex D

FORM OF

CERTIFICATE OF INCORPORATION OF

PACIFIC CAPITAL MERGER SUB, INC.,

a Delaware corporation

FIRST. The name of the corporation is Pacific Capital Merger Sub, Inc.

SECOND. The address of the corporation’s registered office in the State of Delaware is 615 South Dupont Highway, in the City of Dover, County of Kent, Delaware 19901. The name of its registered agent at such address is National Corporate Research, Ltd.

THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. The total number of shares of all classes of stock which the corporation shall have authority to issue is 51,000,000, of which 50,000,000 shares, par value of $0.001 per share, shall be designated as Common Stock and 1,000,000 shares, par value of $0.001 per share, shall be designated as Preferred Stock. Shares of Preferred Stock may be issued in one or more series from time to time by the board of directors, and the board of directors is expressly authorized to fix by resolution or resolutions the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the shares of each series of Preferred Stock, including without limitation the following:

(a)	the distinctive serial designation of such series which shall distinguish it from other series;

(b)	the number of shares included in such series;

(c)	the dividend rate (or method of determining such rate) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates upon which such dividends shall be payable;

(d)	whether dividends on the shares of such series shall be cumulative and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

(e)	the amount or amounts which shall be payable out of the assets of the corporation to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up the corporation, and the relative rights of priority, if any, of payment of the shares of such series;

(f)	the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events;

(g)	the obligation, if any, of the corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(h)

whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation, and the price or prices or rate or rates of exchange or conversion and any adjustments applicable thereto; and

(i)	whether or not the holders of the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if so the terms of such voting rights.

Subject to the rights, if any, of the holders of any series of Preferred Stock, the number of authorized shares of any class or series of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by resolution adopted by the board of directors of the corporation and approved by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of common stock of the corporation and all other outstanding shares of stock of the corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware or any corresponding provision hereafter enacted, with, with such outstanding shares of Common Stock and other stock considered for this purpose as a single class, and no vote of the holders of any series of Preferred Stock, voting as a separate class, shall be required therefor.

Except as otherwise required by law or provided in this certificate of incorporation or the certificate of designations for the relevant series, holders of shares of common stock of the corporation, as such, shall not be entitled to vote on any amendment of this certificate of incorporation that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series of Preferred Stock, to vote thereon as a separate class pursuant to this certificate of incorporation or pursuant to the Delaware General Corporation Law as then in effect.

FIFTH. The name and mailing address of the incorporator is Mark K. Olson, 20 East Carrillo Street, Santa Barbara, California 93101.

SIXTH. The board of directors of the corporation is expressly authorized to adopt, amend or repeal bylaws of the corporation.

SEVENTH. Elections of directors need not be by written ballot except and to the extent provided in the bylaws of the corporation.

EIGHTH: The books of the corporation (subject to the provisions of the laws of the State of Delaware) may be kept outside the State of Delaware at such place or places as from time to time may be designated by the Board of Directors or in the bylaws of the corporation.

NINTH. (a) A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as currently in effect or as the same may hereafter be amended. If the General Corporation Law of the State of Delaware shall be amended to authorize corporate action further eliminating or limiting the liability of directors, then a director of the corporation, in addition to the circumstances in which he is not liable immediately prior to such amendment, shall be free of liability to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

(b) The corporation is authorized to indemnify any person serving as director, officer, employee or agent of the corporation or any predecessor corporation, or is or was serving at the request of the corporation or any predecessor corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permissible under Delaware law.

(c) No amendment, modification or repeal of this Article NINTH shall adversely affect any right or protection of any person that exists at the time of such amendment, modification or repeal.

TENTH. The corporation elects not to be governed by Section 203 of the Delaware General Corporation Code.

ELEVENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders, directors or any other persons herein are granted subject to this reservation.

IN WITNESS WHEREOF, I have signed this certificate of incorporation this         th day of                     , 20    .

Mark K. Olson

Annex E

FORM OF

BYLAWS OF

PACIFIC CAPITAL MERGER SUB, INC.,

A Delaware corporation

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of Pacific Capital Bancorp (the “Corporation”) in the State of Delaware shall be at 615 South Dupont Highway, in the City of Dover, County of Kent, Delaware 19901. The name of the Corporation’s registered agent at that address is National Corporate Research, Ltd.

Section 2. Principal Executive Office. The principal executive office of the Corporation shall be located at such place within or outside of the State of Delaware as the Board of Directors of the Corporation (“Board of Directors”) from time to time shall designate.

Section 3. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.

Section 2. Annual Meetings. The Annual Meeting of stockholders shall be held each year on such date and at such place and time as may be fixed by resolution of the Board of Directors.

Section 3. Special Meetings. Unless otherwise prescribed by law or by the Certificate of Incorporation, and subject to the rights of the holders of any series of preferred stock of the Corporation, Special Meetings of stockholders may be called by a majority of the Board of Directors, the Chairman of the Board, by the Chief Executive Officer, or by stockholders holding the Requisite Percentage (as defined in this Section 3).

Any Special Meeting of stockholders shall be held on such date and at such place and time as may be fixed by resolution of the Board of Directors; provided, however, that the date of any special meeting called pursuant to a Special Meeting Request (as defined in this Section 3) shall not be more than ninety (90) days after a Special Meeting Request that satisfies the requirements of this Section 3 is received by the Secretary. The day, place and hour of such special meeting shall be set forth in the notice of special meeting. If more than one valid Special Meeting Request is received by the Secretary within a ninety (90) day period, all items of business contained in such Special Meeting Requests may be presented at one special meeting.

A special meeting of stockholders shall be called by the Secretary at the written request (a “Special Meeting Request”) of holders of record of at least twenty-five percent (25%) of the voting power of the outstanding stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting (the “Requisite Percentage”) based on the number of outstanding voting shares of the Corporation most recently disclosed prior to the date of the Special Meeting Request by the Corporation in its filings with the Securities and Exchange Commission. A Special Meeting Request to the Secretary shall be signed by each stockholder requesting the special meeting (each, a “Requesting Stockholder”), and shall be accompanied by a notice setting forth the information required by Section 5 of this Article II. Requesting Stockholders who collectively hold at least the Requisite Percentage on the date the Special Meeting Request is submitted to the Secretary must (i) continue to hold at least the number of shares of stock set forth in the Special Meeting Request with respect to each such Requesting Stockholder through the date of the special meeting, and (ii) submit a written certification (an “Ownership Certification”) confirming the continuation of such holdings on the business day immediately preceding the special meeting.

Notwithstanding any other provisions of this Section 3, a special meeting requested by stockholders pursuant to a Special Meeting Request shall not be held if (i) the Special Meeting Request does not comply with this Section 3; (ii) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law; (iii) the Special Meeting Request is received by the Corporation during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the date of the next annual meeting; (iv) an annual or special meeting of stockholders that included a substantially similar item of business (“Similar Business”) (as determined in good faith by the Board of Directors) was held not more than one hundred twenty (120) days before the Special Meeting Request was received by the Secretary; provided, however, that this clause (iv) does not apply if a material corporate event relating to the item of business has occurred since the date of such prior annual or special meeting; (v) two or more special meetings of stockholders called pursuant to a Special Meeting Request have been held within the 12-month period before the Special Meeting Request was received by the Secretary; (vi) the Board of Directors has called or calls for an annual or special meeting of stockholders to be held within ninety (90) days after the Special Meeting Request is received by the Secretary, and the Board of Directors determines in good faith that the business to be conducted at such meeting includes the Similar Business; or (vii) such Special Meeting Request was made in a manner that involved a violation of the proxy rules of the Securities and Exchange Commission or other applicable law. For purposes of this Section 3, the nomination, election or removal of directors shall be deemed to be Similar Business with respect to all items of business involving the nomination, election or removal of directors, changing the size of the Board of Directors and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors.

Any Requesting Stockholder may revoke such stockholder’s participation in a Special Meeting Request at any time by written revocation delivered to the Secretary and if, following any such revocation, there are outstanding un-revoked requests from stockholders holding less than the Requisite Percentage, the Board of Directors may, in its discretion, cancel the special meeting. If none of the Requesting Stockholders appears or sends a duly authorized agent to present the business to be presented for consideration that was specified in the Special Meeting Request, or, if the Ownership Certification does not confirm that the Requesting Stockholders continue to hold the Requisite Percentage, the Corporation need not present such business for a vote at such special meeting.

Business conducted at a special meeting requested by stockholders pursuant to a Special Meeting Request shall be limited to the matters described in the applicable Special Meeting Request; provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to the stockholders at any such special meeting requested by stockholders.

Section 4. Notice of Meetings; Waiver of Notice. Written or printed notice, stating the place, if any, date and hour of the meeting, the purpose or purposes for which the meeting is called, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given by the Corporation not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally, by mail or by electronic transmission in accordance with Section 2 of Article VI of these Bylaws, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at its, his or her address as it appears on the stock transfer books of the Corporation. Only such further notice shall be given as may be required by law. Meetings may be held without notice if all stockholders entitled to vote thereat are present, or if notice is waived by those not present in accordance with Section 3 of Article VI of these Bylaws. Any previously scheduled meeting of the stockholders may be postponed, and (unless the Certificate of Incorporation otherwise provides) any Special Meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

Section 5. Nominations and Proposals. Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at any Annual Meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in these bylaws, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 5.

For nominations or other business to be properly brought before an Annual Meeting of stockholders by a stockholder pursuant to clause (c) of the preceding sentence, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business (a) must otherwise be a proper matter for stockholder action under applicable law, (b) must not, if implemented, cause the Corporation to violate any state, federal or foreign law or regulation, each as determined in good faith by the Board of Directors and (c) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice (as defined below), such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination(s), have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee(s) proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice; and (d) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section 5, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section. No person may be appointed, nominated or elected a director of the Corporation unless such person, as of the time of the notice of nomination provided for pursuant to this Section 5 and as of the time of appointment or election, would then be able to serve as a director without conflicting in any manner with any state, federal or foreign law or regulation, as determined in good faith by the Board of Directors.

To be timely, a stockholder’s notice shall be delivered to and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after the anniversary of the preceding year’s annual meeting, any notice by the stockholder of business or the nomination of directors for election or reelection to be brought before the annual meeting to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made; In no event shall the public announcement of an adjournment or postponement of a stockholder meeting commence a new time period for the giving of a stockholder’s notice as described above.

Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (or any successor thereto) (the “Exchange Act”) and Rule 14a-11 thereunder (or any successor thereto) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (ii) a written statement executed by such person acknowledging that as a director of the Corporation, such person will owe a fiduciary duty under the DGCL exclusively to the Corporation and its stockholders and (iii) such other information as the Corporation may reasonably require to determine the qualifications of such proposed nominee to serve as a director of the Corporation, (b) as to each person whom the stockholder proposes to nominate for election or reelection as a director, a certification by such stockholder and such nominee that such nominee is eligible to serve as a director in accordance with this Section 5 as of the date of the notice of nomination and will be eligible to serve as a director in accordance with this Section 5 as of the time of the election, (c) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (d) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address, as they appear on the Corporation’s books, of the stockholder, such beneficial owner, and any other stockholders and beneficial owners known by such stockholder or such beneficial owner to be supporting such proposed business or nominees, (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination(s), a sufficient number of holders of the Corporation’s voting shares to elect such nominee(s) (an affirmative statement of such intent, a “Solicitation Notice”) and (iv) a copy of any such Solicitation Notice.

For purposes of this Section 5, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

At a Special Meeting of stockholders, only such business as is set forth in the Corporation’s notice of meeting shall be conducted at the meeting. Nominations of persons for election to the Board of Directors may be made at a Special Meeting of stockholders at which directors are to be elected (a) by or at the direction of the Board of Directors (b) by a stockholder of the Corporation in connection with a Special Meeting Request in accordance with Section 3 of this Article II, or (c) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this paragraph and who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this paragraph. In the event the Corporation calls a Special Meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by the forth paragraph of this Section 5 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such Special Meeting and not later than the close of business on the later of the 90th day prior to such Special Meeting or the 10th day following the day on which public announcement is first made of the date of the Special Meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a Special Meeting commence a new time period for the giving of a stockholder’s notice.

Notwithstanding any provision herein to the contrary, (a) no business shall be conducted at a stockholders meeting except in accordance with the procedures set forth in this Section 5 and (b) only persons nominated in accordance with the procedures set forth in this Section 5, and who meet the eligibility requirements set forth in this Section 5, shall be eligible for election as directors. The officer of the Corporation presiding at a meeting of stockholders shall, if the facts warrant, determine that the business or the nomination, as the case may be, was not properly brought before the meeting in accordance with the procedures prescribed by these Bylaws and, if such officer should so determine, such officer shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted and any such nomination shall not stand for election or reelection.

Notwithstanding the foregoing provisions of this Section 5, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 5. Nothing in this Section 5 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 6. Quorum; Adjournment. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. The officer of the Corporation presiding at a meeting of stockholders may adjourn any meeting of stockholders from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as required by law. Any business which might have been transacted at the meeting as originally noticed may be deferred and transacted at any such adjourned meeting at which a quorum shall be present. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 7. Voting. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy but no proxy shall be valid more than 11 months after its date, unless such proxy provides for a longer period. A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, a telegram, cablegram or other means of electronic transmission to the person authorized to act as proxy or to a proxy solicitation firm, proxy support service organization, or other person authorized by the person who will act as proxy to receive the transmission, in each case as the Board of Directors, the Chairman of the Board of Directors or the presiding officer of the meeting may determine from time to time.

Section 8. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, either (i) during ordinary business hours at the principal place of business of the Corporation, (ii) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (iii) at such other place as may be permitted by law and the Certificate of Incorporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 9. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 8 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 10. Stockholder Action. Any action required or permitted to be taken by the stockholders of the Corporation may be authorized or taken by the written consent of the holders of outstanding shares of stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted, provided all other requirements of applicable law and the Certificate of Incorporation have been satisfied.

In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

In the event of the delivery, in the manner provided in this Section 10, to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation may engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the

Corporation that the consents delivered to the Corporation in accordance with this Section 10 represent at least the minimum number of votes that would be necessary to authorize or take the corporate action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated written consent received in accordance with this Section 10, a written consent or consents signed by a sufficient number of holders to authorize or take such action are delivered to the Corporation in the manner prescribed in this Section 10.

Section 11. Conduct of Voting. At all meetings of stockholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions relating to the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided, in accordance with such procedures as shall from time to time be determined by the officer of the Corporation presiding at the meeting of stockholders. If ordered by the presiding officer or required by law, the vote upon any election or question shall be taken by written ballot. Unless so ordered or required, no vote need be by written ballot.

The officer of the Corporation presiding at a meeting of stockholders shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at such meeting.

The Board of Directors shall appoint one or more inspectors, which inspector or inspectors may be individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the officer of the Corporation presiding at a meeting of stockholders shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law.

ARTICLE III

DIRECTORS

Section 1. Number and Election of Directors. Subject to the rights of the holders of any series of preferred stock of the Corporation to elect directors under specified circumstances, the Board of Directors shall consist of at least nine (9), but no more than seventeen (17), members. The exact number of authorized directors shall be fixed by the Board of Directors.

Subject to the Certificate of Incorporation, and Section 2 of this Article and the rights of the holders of any series of preferred stock of the Corporation to elect directors under specified circumstances, directors shall be elected by a plurality of the votes cast at Annual Meetings of stockholders, and each director so elected shall hold office until the next Annual Meeting and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

Any director may resign at any time upon notice to the Corporation in writing or by electronic transmission. Directors need not be stockholders.

Section 2. Removal. Subject to applicable law and the rights of the holders of any series of preferred stock with respect to such series of preferred stock, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote generally in the election of directors.

Section 3. Vacancies. Subject to applicable law and the rights of the holders of any series of preferred stock with respect to such series of preferred stock, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors (or the sole remaining director), though less than a quorum of the Board of Directors, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or his or her earlier death, resignation or removal. Subject to the Certificate of Incorporation, no decrease in the authorized number of directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

Section 4. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 5. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, if there be one, the Chief Executive Officer, or by any two directors. Notice of such special meeting stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, hand, courier, facsimile, electronic mail or telegram on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 3 of Article VI of these Bylaws.

Section 6. Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Notwithstanding the withdrawal of enough directors to leave less than a quorum, the directors present at a duly organized meeting may continue to transact business until adjournment.

Section 7. Actions of Board. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

Section 8. Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 8 shall constitute presence in person at such meeting.

Section 9. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

Section 10. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid such compensation for their service on the Board of Directors as may be determined by resolution of the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed additional compensation for their service on such committees.

ARTICLE IV

OFFICERS

Section 1. Officers; Election. The Board of Directors shall elect a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer and a Secretary (the “Principal Officers”). The Board of Directors may elect and the Chief Executive Officer may appoint such other officers as the Board of Directors or the Chief Executive Officer may deem desirable or appropriate (the “Subordinate Officers”) and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person unless the certificate of incorporation or these bylaws otherwise provide.

Section 2. Term of Office; Resignation; Removal; Vacancies. Each officer shall hold office until his or her successor is elected and qualified or appointed or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board of Directors may remove any officer with or without cause at any time, and the Chief Executive Officer may remove any Subordinate Officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election or appointment of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board of Directors, or, in the case of offices of Subordinate Officers, by either the Board of Directors or the Chief Executive Officer.

Section 3. Powers and Duties. The Principal Officers shall have such powers and duties in the management of the Corporation as shall be stated in these bylaws or in a resolution of the Board of Directors which is not inconsistent with these bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Subordinate Officers shall have such powers and duties in the management of the Corporation as shall be stated in these bylaws, in a resolution of the Board of Directors which is not inconsistent with these bylaws, or as prescribed by the Chief Executive Officer to the extent not inconsistent with these bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors and the Chief Executive Officer. The Secretary shall have the duty to record the proceedings of the meetings of the stockholders, the Board of Directors and any committees in a book to be kept for that purpose. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

ARTICLE V

STOCK

Section 1. Stock Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock of the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman or vice-chairperson of the Board of Directors, or the president or vice-president and by the treasurer or an assistant treasurer, or the Secretary or an assistant secretary of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be by a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Corporation shall not have power to issue a certificate in bearer form.

Section 2. Signatures. Where a certificate is countersigned by (i) a transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the record holder of such stock or by his or her attorney lawfully constituted in writing and, if such stock is certificated, upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.

Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. Except to the extent otherwise required by law, a determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may in its discretion fix a new record date for the adjourned meeting.

Section 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VI

NOTICES

Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any stockholder, such notice may be given (i) by mail, addressed to such stockholder, at its, his or her address as it appears on the records of the Corporation, with postage thereon prepaid or (ii) except as provided in the DGCL, by electronic transmission in accordance with Section 2 of this Article VI. If given by mail, such notice shall be deemed delivered at the time when the same shall be deposited in the United States mail.

Section 2. Notices by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the law, the Certificate of Incorporation or these Bylaws, any notice to stockholders given by the Corporation under any law, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if: (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent; and (ii) such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice. However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(i)	if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii)	if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

(iii)	if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iv)	if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

For the purpose of these Bylaws, an “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 3. Waivers of Notice. Whenever notice is required to be given by law, the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

ARTICLE VII

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4. Corporate Seal. The Board of Directors may, in its discretion, adopt a corporate seal, circular in form and having inscribed thereon the name of the Corporation and the date and state of its incorporation.

ARTICLE VIII

INDEMNIFICATION

Section 1. Indemnification of Directors and Officers. The Corporation shall, to the fullest extent permitted by applicable law, including the DGCL, as amended from time to time (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that the person is or was a director or officer of the Corporation or any predecessor of the Corporation, or is or was a director or officer of the Corporation or any predecessor of the Corporation serving at the request of the Corporation or such predecessor as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan, its participants or beneficiaries, against expenses (including attorneys’ fees), judgments, fines (including any excise taxes assessed on a person with respect to any employee benefit plan), settlements and other amounts actually and reasonably incurred in connection with any such proceeding; provided, however, that the Corporation shall not be required to indemnify any such person seeking indemnification in connection with any proceeding (or part thereof) initiated by such person unless such proceeding was authorized in advance by the board of directors of the Corporation.

Section 2. Indemnification of Others. The Corporation shall have the power, to the fullest extent permitted by applicable law, including the DGCL, as amended from time to time (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), to indemnify any person (other than directors and officers) who was or is a party, or is threatened to be made a party, to any proceeding by reason of the fact that the person is or was an employee or agent of the Corporation or any predecessor of the Corporation, against expenses (including attorneys’ fees), judgments, fines (including any excise taxes assessed on a person with respect to any employee benefit plan), settlements and other amounts actually and reasonably incurred in connection with any such proceeding. For purposes of this Section 2, an “employee” or “agent” of the Corporation or any predecessor of the Corporation includes any person (other than a director or officer) who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan, its participants or beneficiaries.

Section 3. Insurance. The Corporation may purchase insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation, or is or was serving at the request of the Corporation or any predecessor of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan, its participants or beneficiaries, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.

Section 4. Expenses. Reasonable expenses (including attorneys’ fees) incurred by an officer or director of the Corporation in defending a proceeding (or part thereof) shall be paid by the Corporation in advance of the final disposition of such proceeding (or part thereof) following request therefor, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation under this Article VIII or the DGCL; provided, however, that the Corporation shall not be required to advance expenses to any director or officer in connection with any proceeding (or part thereof) initiated by such person unless the proceeding was authorized in advance by the board of directors of the Corporation.

Section 5. Non-Exclusivity of Rights. The rights conferred on any person by this Article VIII shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL or other applicable law.

Section 6. Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any person so entitled pursuant to this Article VIII shall be reduced to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the Corporation or any other person, except as may be agreed to in writing between the Corporation and any such indemnitee.

Section 7. Survival of Rights. The rights conferred on any person by this Article VIII shall continue as to a person who has ceased to be a director, officer, employee or other agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 8. The Corporation. For purposes of this Article VIII, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

Section 9. Amendments. Any repeal or modification of this Article VIII shall only be prospective and shall not adversely affect the rights under this Article VIII in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the Corporation.

Section 10. Savings Clause. If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation (i) shall nevertheless indemnify each director and officer of the Corporation, and (ii) may nevertheless indemnify each employee and agent of the Corporation, as to costs, charges and expenses (including attorneys’ fees), judgments, fine and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VIII that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE IX

AMENDMENTS

Section 1. Authority to Amend. These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the stockholders or by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting of stockholders or Board of Directors, as the case may be. All such amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office.

Section 2. Entire Board of Directors. As used in this Article IX and in these Bylaws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.

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